 As filed with the Securities and Exchange Commission on   September 15, 1998

                                         Registration Statement No. 333-60431

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------


                         UNITED FINANCIAL HOLDINGS, INC.
                               UFH CAPITAL TRUST I
                 (Name of small business issuer in its charter)

         FLORIDA                           6022
        DELAWARE                           0000                    59-2156002
(State or other jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification Number)



                                                 NEIL W. SAVAGE
333 THIRD AVENUE  NORTH                     333 THIRD AVENUE NORTH
ST. PETERSBURG, FLORIDA   33701              ST. PETERSBURG, FLORIDA 33701
  (727) 898- 2265                               (727) 898-2265
(Address and telephone number            (Name, address and telephone number
of principal executive offices)                 of agent for service)


                          Copies of communications to:

CHESTER E. BACHELLER, ESQUIRE                 JOHN P. GREELEY, ESQUIRE
   HOLLAND & KNIGHT LLP                      SMITH, MACKINNON, GREELEY,
400 NORTH ASHLEY DRIVE, SUITE 2300             BOWDOIN & EDWARDS, P.A.
   TAMPA, FLORIDA 33602                       255 SOUTH ORANGE AVENUE, SUITE 800
      (813) 227-8500                               P. O. BOX 2254
TELECOPIER NO. (813) 229-0134                  ORLANDO, FLORIDA 32801
                                                   (407) 843-7300
                                              TELECOPIER NO. (407) 843-2448

    Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


  TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE    PROPOSED MAXIMUM    PROPOSED MAXIMUM           AMOUNT OF
                 REGISTERED                     REGISTERED      OFFERING PRICE    AGGREGATE OFFERING      REGISTRATION FEE
                                                                   PER SHARE            PRICE
--------------------------------------------------------------------------------------------------------------------------
Common Stock of United Financial
  Holdings, Inc.............................    840,000(1)          $11.00            $9,240,000             $2,726.00*
--------------------------------------------------------------------------------------------------------------------------
Preferred Securities of UFH Capital
  Trust I ..................................  1,380,000(2)          $5.00            $6,900,000             $2,036.00*
--------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures of United                                                                        N/A
  Financial Holdings, Inc.(3)...............
--------------------------------------------------------------------------------------------------------------------------
Guarantee and certain other back-up                                                                             N/A
undertakings of United Financial
Holdings, Inc.(4)...........................
--------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of deferring the registration fee pursuant to Rule 457(a) under the Securities Act of 1933. Includes up to 90,000 additional shares of Common Stock that may be acquired by the Underwriters to cover over-allotments, if any.

(2) Including up to 180,000 additional Preferred Securities of UFH Capital Trust I which may be acquired by the Underwriter to cover over-allotments, if any.

(3) The Junior Subordinated Debentures will be purchased by UFH Capital Trust I with the proceeds of the sale of the Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Preferred Securities of UFH Capital Trust I upon its dissolution and the distribution of its assets.


(4) Includes the obligations of United Financial Holdings, Inc. under the Guarantee and certain other back-up undertakings, consisting of (i) the Junior Subordinated Debentures, (ii) the Indenture, (iii) the Trust Agreement, and (iv) the Expense Agreement, which obligations provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, as further described in the Registration Statement. This
    Registration Statement is deemed to cover the   guarantee resulting from the
    back-up undertakings. No separate consideration will be received for the guarantee resulting from the back-up undertakings , and pursuant to Rule
    457(n) of the Securities Act, no separate   fee is payable for the
    guarantee resulting from the back-up undertakings.



*   Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


[LOGO]                SUBJECT TO COMPLETION, DATED JULY 31, 1998

                                     661,889 Shares


                            UNITED FINANCIAL HOLDINGS, INC.
                                     COMMON STOCK

                                      $6,000,000
                                  UFH Capital Trust I
            1,200,000 Shares of ____% Cumulative Trust Preferred Securities
                    (Liquidation Amount $5 per Preferred Security)
                          guaranteed, as described herein, by
                            United Financial Holdings, Inc.


    Of the   661,889 shares of Common Stock, par value $.01 per share (the
"Common Stock"), offered hereby (the "Common Stock Offering") 600,000 are being
issued and sold by United Financial Holdings, Inc. (the "Company") and   61,889
are being sold by certain shareholders of the Company (the "Selling Stockholders"). See "Principal and Selling Stockholders" and "Underwriting." The Company will not receive any part of the proceeds from the sale of securities by the Selling Stockholders. It is estimated that the Common Stock will be issued and sold at a price ranging between $9 and $11 per share.



    The ____% Cumulative Trust Preferred Securities (the "Preferred Securities" and, together with the Common Stock, the "Securities") offered hereby (the "Preferred Securities Offering" and, together with the Common Stock Offering, the "Offerings") represent preferred undivided beneficial interests in the assets of UFH Capital Trust I, a statutory business trust created under the laws of the State of Delaware ("UFH Capital"). The Company will own all the common securities representing undivided beneficial interests in the assets of UFH Capital (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Common Stock Offering is contingent upon the closing of the Preferred Stock Offering, and the Preferred Stock Offering is contingent upon the closing of the Common Stock Offering.

                                                     (continued on inside cover)
                                  ------------------



     SEE "RISK FACTORS" BEGINNING ON PAGE 11 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE COMMON STOCK AND THE PREFERRED SECURITIES.

                                  ------------------


        THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF
          A BANK AND ARE NOT INSURED BY THE BANK INSURANCE FUND, THE SAVINGS
              ASSOCIATION INSURANCE FUND OR THE FEDERAL DEPOSIT INSURANCE
                CORPORATION OR ANY OTHER INSURER OR GOVERNMENT AGENCY.
                                  ------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

====================================================================================================================================
                                    Price to        Underwriting          Proceeds to          Proceeds to       Proceeds to
                                      Public         Commission(1)(3)     UFH Capital(2)(3)   Company(2)(3)  Selling Stockholders(2)
------------------------------------------------------------------------------------------------------------------------------------
Per share of Common Stock .....   $                   $                       --             $                   $
------------------------------------------------------------------------------------------------------------------------------------

Per Preferred Security ........   $5.00               $               $     5.00             $5.00               N/A
------------------------------------------------------------------------------------------------------------------------------------

Total Common Stock (4) ........   $                   $                       --             $                   $
------------------------------------------------------------------------------------------------------------------------------------
Total Preferred Securities (5)    $6,000,000                          $6,000,000                --               N/A
====================================================================================================================================




(1) UFH Capital and the Company have each agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deduction of expenses payable by the Company estimated at $400,000.

(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures of the Company, the Company has agreed to pay to the Underwriter, as compensation for arranging the investment therein of such proceeds, $______ per Preferred Security (or $___________ in the aggregate). See "Underwriting."


(4) The Company has granted the Underwriter an option, exercisable within 30 days after the date of this Prospectus, to purchase an aggregate of up to 180,000 additional shares of Common Stock on the same terms and conditions as set forth above to cover over-allotments, if any. If the Underwriter exercises the over-allotment option in full, the total Price to Public, Underwriting Commission, and Proceeds to Company will be $___, $___, and $___, respectively. See "Underwriting."


(5) UFH Capital and the Company have granted the Underwriter an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional $900,000 aggregate liquidation amount of the Preferred Securities on the same terms as set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public and Proceeds to UFH Capital will be $6,900,000. See "Underwriting."


    The Securities are offered by the Underwriter subject to receipt and acceptance by it, prior sale and the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the certificates representing shares of the Common Stock will be made on or about _____, 1998 through the Depository Trust Company or at the offices of William R. Hough & Co., St. Petersburg, Florida, and that delivery of the Preferred Securities will be made in book-entry form through the book-entry facilities of The Depository Trust Company on or about __________, 1998 against payment therefor in immediately available funds.


                             WILLIAM R. HOUGH & CO.
                 The date of this Prospectus is __________, 1998

(cover page continued)


    Prior to the Common Stock Offering, there has been no public market for the Common Stock of the Company. Without the prior consent of the Company, no investor may purchase more than 100,000 shares of Common Stock in the Common Stock Offering. See "Underwriting" for a discussion of the factors to be
considered in determining the initial public offering price.   Additionally,
application has been made to have the Common Stock listed for quotation on The Nasdaq Small Cap Market under the symbol "UFHI." See "Risk Factors--Risk Factors Relating to the Common Stock Offering--Absence of Prior Public Market for the Common Stock; Determination of Offering Price."



     Application has been made to list the Preferred Securities for quotation on The Nasdaq Small-Cap Market under the symbol "UFHIP." See "Risk Factors--Risk Factors Relating to the Preferred Securities Offering--Absence of Prior Public Market for the Preferred Securities; Trading Price and Tax Considerations."


    Wilmington Trust Company is the Property Trustee (as defined herein) of UFH Capital. UFH Capital exists for the sole purpose of issuing the Trust Securities and investing the gross proceeds thereof in an equivalent amount of ____% Junior Subordinated Debentures (the "Junior Subordinated Debentures") of the Company. The Junior Subordinated Debentures will mature on ____________, 2028 (the "Stated Maturity"), which date may be shortened to a date not earlier than ____________, 2003, if certain conditions are met (including the Company having received prior approval by the Board of Governors of the Federal Reserve System or any successor agency (the "Federal Reserve") if then required under applicable Federal Reserve capital guidelines or policies). The Common Securities will represent an aggregate liquidation amount equal to at least 3.0% of the total capital of UFH Capital. The Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the Preferred Securities--Subordination of Common Securities."


    The Preferred Securities will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depository ("DTC"). Beneficial interests in the global securities will be shown on, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as described under "Description of the Preferred Securities," Preferred Securities in definitive form will not be issued and owners of beneficial interests in the global securities will not be considered holders of Preferred Securities. Settlement for the Preferred Securities will be made in immediately available funds. The Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Preferred Securities will therefore settle in immediately available funds.



    Holders of Preferred Securities will be entitled to receive preferential cumulative cash distributions, at the annual rate of ____% of the liquidation amount of $5 per Preferred Security (the "Liquidation Amount"), accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year, commencing _______________, 1998 (the "Distributions"). Such distributions are considered under current law to be interest paid by the Company to the holders of Preferred Securities for United States federal income tax purposes. Interest on the Junior Subordinated Debentures will accrue at the same rate as distributions accrue on the Preferred Securities. The Company has the right, so long as no Debenture Event of Default (as defined herein) has occurred and is continuing, to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not to exceed 20 consecutive quarters with respect to each deferral period (each, an "Extended Interest Payment Period"); provided that no Extended Interest Payment Period may extend beyond the Stated Maturity. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may elect to begin a new Extended Interest Payment Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred, and the Company will not be permitted to declare or pay any cash distributions with respect to debt securities that rank pari passu with or junior to the Junior Subordinated Debentures or with respect to its capital stock. During an Extended Interest Payment Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of distributions to which holders of the Preferred Securities are entitled will accumulate) at the rate of ____% per annum, compounded quarterly, and under such circumstances holders of the Preferred Securities will be required to include interest income (in the form of original issue discount) in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. See "Description of the Junior Subordinated Debentures-Option to Extend Interest Payment Period," "Material Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "-Sales of Preferred Securities." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. The Company believes that the existence of its right to defer interest payments should not cause the Preferred Securities to be issued with original issue discount for federal income tax purposes. It is possible, however, that the Internal Revenue Service could take the position that the likelihood of deferral was not a remote contingency within the meaning of applicable Treasury Regulations. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Material Federal Income Tax Considerations--Interest Income and Original Issue Discount."



    The Company and UFH Capital believe that, taken together, the obligations of the Company under the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein) provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of all of the obligations of UFH Capital under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee-Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities but only in each case to the extent of funds held by UFH Capital, as described herein. See "Description of the Guarantee-General." If the Company does not make interest payments on the Junior Subordinated Debentures held by UFH Capital, UFH Capital will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payments of Distributions when UFH Capital does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may in certain circumstances institute a legal proceeding directly against the Company pursuant to the terms of the Indenture to enforce payments of amounts equal to such Distributions to such holder. See "Description of the Junior Subordinated Debentures-Enforcement of Certain Rights by Holders of the Preferred Securities." The obligations of the Company under the Guarantee with respect to the Preferred Securities are subordinate and junior in right of payment to all Senior Debt and Subordinated Debt (each as defined herein) of the Company. The Junior Subordinated Debentures are unsecured obligations of the Company and are also subordinated to all Senior Debt and Subordinated Debt of the Company. As of June 30, 1998, the Company had $2.4 million of Senior Debt (which includes approximately $41,000 of debt of a subsidiary of the Company that is guaranteed by the Company), of which $15,000 is repayable prior to June 30, 1999. Of the $2.4 million of Senior Debt, $2.3 million is to be repaid from the proceeds of the Offerings . The Company also had $630 thousand of Subordinated Debt outstanding at June 30, 1998. See "Use of Proceeds" and "Description of the Junior Subordinated Debentures--Subordination."


    The Preferred Securities have no stated maturity. They are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption. Subject to prior approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies, the Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after _________, 2003, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), within 180 days following the occurrence of a Tax Event, an Investment Company Event, or a Capital Treatment Event (each as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of the Preferred Securities--Redemption or Exchange."


    The Company intends to take the position that the Junior Subordinated Debentures will be classified under current law as indebtedness of the Company for United States federal income tax purposes and, accordingly, the Company intends to treat the interest payable by the Company on the Junior Subordinated Debentures as deductible for United States federal income tax purposes. There is no assurance that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. See "Risk Factors--Risk Factors Relating to the Preferred Securities Offering--Redemption Due to Tax Event, Investment Company Event, or Capital

Treatment Event" and "Material Federal Income Tax Considerations-Classification of the Junior Subordinated Debentures."


    The Company, as the holder of the Common Securities, has the right at any time to dissolve, wind-up or terminate UFH Capital subject to the Company having received the prior approval of the Federal Reserve if then required under applicable Federal Reserve capital guidelines or policies. In the event of the voluntary or involuntary dissolution, winding up or termination of UFH Capital, after satisfaction of liabilities to creditors of UFH Capital as required by applicable law, the holders of Preferred Securities will be entitled to receive a Liquidation Amount of $5 per Preferred Security, plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a Junior Subordinated Debenture, subject to certain exceptions. See "Description of the Preferred Securities--Redemption or Exchange" and "--Liquidation Distribution Upon Termination."

    The Company will provide to the holders of the Preferred Securities quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements and annual reports containing financial statements audited by the Company's independent auditors.

    IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALL-CAP MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                  SUMMARY


    The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus assumes or gives effect to (i) a three-for-one split of the Common Stock effected in the form of a stock dividend issued July 31, 1998, and (ii) no exercise of the over-allotment option granted by the Company to the Underwriters. Unless the context requires otherwise, the term "Company" refers collectively to the Company and its subsidiaries, including the Bank.





                         The Company and the Bank



    United Financial Holdings, Inc. (the "Company") is a registered bank holding company formed in 1982, the principal subsidiary of which is United Bank and Trust Company (the "Bank"), a Florida-chartered commercial bank headquartered in St. Petersburg, Florida. The Bank was founded in 1979 and is a community-oriented, full service commercial bank with four branch offices serving the southern Pinellas County area of the State of Florida. The Bank provides a broad range of traditional banking services with emphasis on commercial loans and loans under the lending program of the U.S. Small Business Administration (the "SBA"). The Company's operations include three business segments: commercial banking, trust services, and investment advisory services, which constituted 98.6%, (4.5%) and 5.9%, respectively, of the Company's 1997 net income before taxes and corporate overhead. At June 30, 1998, the Company had consolidated total assets of $178.1 million, net loans of $97.1 million, deposits of $157.7 million and stockholders' equity of $11.5 million.



    The Company and the Bank are currently regulated by the Federal Reserve, and the Bank also is regulated by the Florida Department of Banking and Finance (the
"Department") and, to a lesser extent, the Federal   Deposit Insurance
Corporation ("FDIC"). The Bank's deposits are insured by the   FDIC up to
applicable limits.



    The Company's other operating subsidiaries are Eickhoff, Pieper, & Willoughby, Inc., an investment advisory firm registered under the Investment Advisers Act of 1940 ("EPW") headquartered in Tampa, Florida, with an office in Jacksonville, Florida, and United Trust Company, a Florida-chartered trust company ("United Trust") registered with the Department and located in St. Petersburg, Florida. EPW offers investment management services to corporate, municipal and high net worth individual clients throughout the State of Florida. As of June 30, 1998, EPW had $312.3 million in assets under management. United Trust is a wholesale provider of data processing, administrative and accounting support and asset custody services to professionals holding assets in trust (primarily legal and accounting firms). United Trust also provides retail trust and investment management services to individual and corporate clients. As of June 30, 1998, United Trust had $241.9 million in assets under trust.



    In 1986 a group of investors, headed by Neil W. Savage, the Company's President and Chief Executive Officer and the Bank's Chairman and Chief Executive Officer, acquired control of the Company, then known as Pinellas Bancshares Corporation. The Company's name was changed to its present name in 1995. In September 1995, the Company acquired Fiduciary Services Corp. ("FSC"), a trust data processing and accounting service for professionals, and merged FSC into the Company. In January, 1996, the Company acquired EPW. The Company formed United Trust during the fourth quarter of 1997 and effective December 31, 1997, transferred all of the Bank's trust assets to United Trust.



    The principal executive offices of the Company are located at 333 Third Avenue North, St. Petersburg, Florida 33701, and its telephone number is (727) 898-2265.

                             BUSINESS STRATEGY


    The principal elements of the Company's business strategy are to increase its market share in its existing business segments and to seek out niche business segments in which the Company can compete effectively in order to create new sources of non-interest income and increase traditional interest income from new lending opportunities. The Company has sought to implement its
strategy of increasing its market share in its existing   business segments by
expanding the Bank's market coverage through de novo branching, increasing the Bank's emphasis on originating loans secured by real estate and other assets for its own portfolio, originating secured and unsecured small business loans for its own portfolio, and continuing to originate a high volume of SBA loans, both for its own portfolio and for sale in the secondary market. A primary element of the Company's business strategy as a community banking organization is to seek to provide customers with a level of personalized service exceeding that provided by its competitors, including the local banking operations of large regional and national banking companies.


    The Company has sought to add new sources of non-interest income through the creation of United Trust, which receives fees for the wholesale trust services it offers to legal and accounting firms and the retail trust and investment management services it offers to other clients, and the acquisition of EPW, which generates fee income from the investment management services it offers to corporate, municipal and high net worth individual clients. By expanding the range of trust and investment management services it offers, the Company seeks to differentiate itself from other similarly sized community banking organizations operating in the Company's market.


    The results of the Company's business strategy have been substantial asset and revenue growth. The Company's total assets have increased from approximately $106.6 million at December 31, 1995 to $147.3 million at December 31, 1997. The Company's consolidated revenues (net interest income plus non-interest income) increased from $7.1 million for the year ended December 31, 1995 to $9.9 million for the year ended December 31, 1997. During this period of asset and revenue growth, the Company's net income decreased from $1.5 million for the year ended December 31, 1995 to $1.4 million for the year ended December 31, 1997.


                            UFH CAPITAL TRUST I


    UFH Capital is a statutory business trust formed under Delaware law pursuant to (i) an initial trust agreement, dated as of July 30, 1998, executed by the Company, as depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee") and as Delaware Trustee (the "Delaware Trustee"), and the administrative trustees (the "Administrative Trustees") named therein (collectively, the "Trustees"), and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware on July 30, 1998. The initial trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities and the Company will acquire all of the Common Securities, which will represent an aggregate liquidation amount equal to at least 3.0% of the total capital of UFH Capital. The Common Securities will rank pari passu, and payments will be made thereon pro rata with the Preferred Securities, except that upon the occurrence and during the continuance of an Event of Default (as defined herein) under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of the Preferred Securities--Subordination of Common Securities." UFH Capital exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of UFH Capital, (ii) investing the gross proceeds of the Trust Securities in an equivalent amount of the Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary thereto. The Junior Subordinated Debentures and payments thereunder will be the only assets of UFH Capital, and payments under the Junior Subordinated

Debentures will be the only revenue of UFH Capital. UFH Capital has a term of 31 years, but may terminate earlier as provided in the Trust Agreement.


    The principal executive offices of UFH Capital are located at 333 Third Avenue North, St. Petersburg, Florida 33701, and its telephone number is (727) 898-2265.


                                  THE OFFERINGS


Common Stock Offering



Common Stock Offered.............       661,889 shares of Common Stock by the
                                        Company and the Selling Stockholders.
                                        Without the prior consent of the
                                        Company, no investor may purchase more
                                        than 100,000 shares of Common Stock in
                                        the Common Stock Offering. The Company
                                        has granted the Underwriter an option,
                                        exercisable within 30 days after the
                                        date of this Prospectus, to purchase up
                                        to an additional 90,000 shares of Common
                                        Stock on the same terms and conditions
                                        as the initial offering, solely to cover over-allotments, if any.



Company..........................       600,000 shares.



Selling Stockholders.............      61,889 shares.



Offering Price...................      Between $9 and $11 per share.



Common Stock to be outstanding
after the Common Stock Offering...     4,113,858 shares.




Nasdaq Small-Cap Market Symbol....     Application has been made to have the
                                       Common Stock listed for quotation on The
                                       Nasdaq Small Cap Market under the symbol
                                       "UFHI."




PREFERRED SECURITIES OFFERING



Preferred Securities Offered.......     1,200,000 Preferred Securities having no
                                        stated maturity and a Liquidation Amount of $5 per Preferred Security. The
                                        Preferred Securities represent preferred undivided beneficial interests in the assets of UFH Capital, which will consist solely of the Junior
                                        Subordinated Debentures and payments
                                        thereunder. UFH Capital has granted the
                                        Underwriter an option, exercisable
                                        within 30 days after the date of this
                                        Prospectus, to purchase up to an
                                        additional 180,000 Preferred Securities
                                        on the same terms and conditions as the
                                        initial Preferred Securities Offering,
                                        solely to cover over-allotments, if any.

Offering Price.....................     $5 per Preferred Security (Liquidation
                                        Amount $5).


Distributions......................     The Distributions payable on each
                                        Preferred Security will be fixed at a
                                        rate per annum of ____% of the
                                        Liquidation Amount of $5 per Preferred
                                        Security, will be cumulative, will
                                        accrue from the date of issuance of the
                                        Preferred Securities, and will be
                                        payable quarterly in arrears, on March
                                        31, June 30, September 30 and December
                                        31 of each year, commencing
                                        _____________, 1998. See "Description of
                                        the Preferred Securities--
                                        Distributions--Payment of
                                        Distributions."



Junior Subordinated Debentures.....     UFH Capital will invest the gross
                                        proceeds from the issuance of the
                                        Preferred Securities and Common
                                        Securities in an equivalent amount of
                                        ____% Junior Subordinated Debentures of
                                        the Company. The Junior Subordinated
                                        Debentures will mature on the Stated
                                        Maturity. The Junior Subordinated
                                        Debentures will rank subordinate and
                                        junior in right of payment to all
                                        existing and future Senior Debt and
                                        Subordinated Debt of the Company. In
                                        addition, the Company's obligations
                                        under the Junior Subordinated Debentures will be structurally subordinated to all existing and future liabilities and obligations of its subsidiaries.


Option to Extend Interest
Payment Period.....................     The Company has the right, at any time,
                                        so long as no Debenture Event of Default has occurred and is continuing, to defer payments of interest on the Junior
                                        Subordinated Debentures for a period not exceeding 20 consecutive quarters;
                                        provided, that no Extended Interest
                                        Payment Period may extend beyond the
                                        Stated Maturity of the Junior
                                        Subordinated Debentures. During an
                                        Extended Interest Payment Period,
                                        quarterly Distributions on the Preferred
                                        Securities will be deferred, though such Distributions would continue to accrue with interest thereon compounded quarterly just as interest will continue to accrue and compound on the Junior
                                        Subordinated Debentures.


                                        During an Extended Interest Payment
                                        Period, the Company and any subsidiary
                                        will be prohibited, subject to certain
                                        exceptions described herein, from
                                        declaring or paying any cash
                                        distributions with respect to its debt
                                        securities that rank pari passu with or
                                        junior to the Junior Subordinated
                                        Debentures or with respect to its
                                        capital stock. Upon the termination of
                                        any Extended Interest Payment Period and the payment of all amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing restrictions. See "Description of the Preferred Securities--
                                        Distributions--Extended Interest

                                        Payment Period" and "Description of the
                                        Junior Subordinated Debentures--Option
                                        to Extend Interest Payment Period."
                                        Should an Extended Interest Payment
                                        Period occur, holders of Preferred
                                        Securities will be required to include
                                        deferred interest income in their gross
                                        income for United States federal income
                                        tax purposes in advance of receipt of
                                        the cash distributions with respect to
                                        such deferred interest payments. See
                                        "Material Federal Income Tax
                                        Considerations--Interest Income and
                                        Original Issue Discount." The Company
                                        has no current intention of exercising
                                        its right to defer payments of interest
                                        by extending the interest payment period on the Junior Subordinated Debentures.


Redemption.........................     The Preferred Securities are subject to
                                        mandatory redemption, in whole or in
                                        part, upon repayment of the Junior
                                        Subordinated Debentures at the Stated
                                        Maturity or their earlier redemption.
                                        Subject to Federal Reserve approval, if
                                        then required under applicable Federal
                                        Reserve capital guidelines or policies,
                                        the Junior Subordinated Debentures are
                                        redeemable prior to the Stated Maturity
                                        at the option of the Company (i) on or
                                        after _______, 2003, in whole at any
                                        time or in part from time to time, or
                                        (ii) at any time, in whole (but not in
                                        part), within 180 days following the
                                        occurrence of a Tax Event, an Investment
                                        Company Event or a Capital Treatment
                                        Event, in each case at a redemption
                                        price equal to 100% of the principal
                                        amount of the Junior Subordinated
                                        Debentures so redeemed, together with
                                        any accrued but unpaid interest to the
                                        date fixed for redemption. See
                                        "Description of the Junior Subordinated
                                        Debentures--Redemption or Exchange."


Distribution of Junior Subordinated
 Debentures.........................    Subject to receipt of any required
                                        Federal Reserve approvals, the Company,
                                        as the holder of the Common Securities,
                                        also has the right at any time to
                                        terminate UFH Capital and cause the
                                        Junior Subordinated Debentures to be
                                        distributed to holders of Preferred
                                        Securities in liquidation of UFH
                                        Capital. See "Description of the
                                        Preferred Securities--Redemption or
                                        Exchange" and "--Liquidation
                                        Distribution Upon Termination."

Conditional Guarantee..............     Pursuant to the Guarantee, the Company
                                        has guaranteed the payment of
                                        Distributions and payments on
                                        liquidation or redemption of the
                                        Preferred securities; however, the
                                        Company's obligations under the
                                        Guarantee apply only to the extent of
                                        the funds held by UFH Capital, as
                                        described herein. If the Company does
                                        not make principal or interest payments
                                        on the Junior Subordinated Debentures,
                                        UFH Capital will not have sufficient
                                        funds to make distributions on the
                                        Preferred Securities, in which event,
                                        the Guarantee will not apply to such
                                        distributions unless and until UFH
                                        Capital has sufficient funds available
                                        therefor. The obligations of the Company under the Guarantee and the Preferred
                                        Securities are subordinate and junior in right of payment to all

                                        Senior Debt and Subordinated Debt of the
                                        Company. See "Description of the
                                        Guarantee."



Full, Irrevocable and
Unconditional Guarantee............     The Company and UFH Capital believe
                                        that, taken together, the obligations of the Company under the Guarantee, the Trust Agreement, the Junior Subordinated
                                        Debentures, the Indenture and the
                                        Expense Agreement provide, in the
                                        aggregate, have the effect of a full,
                                        irrevocable and unconditional guarantee, on a subordinated basis, of payment of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of UFH Capital under the Preferred Securities. See
                                        "Relationship Among the Preferred
                                        Securities, the Junior Subordinated
                                        Debentures and the Guarantee."


Voting Rights......................     Except in limited circumstances, the
                                        holders of the Preferred Securities will have no voting rights in UFH Capital.
                                        See "Description of the Preferred
                                        Securities--Voting Rights; Amendment of
                                        Trust Agreement."


Nasdaq Small-Cap Market Symbol......    Application has been made to have the
                                        Preferred Securities listed for
                                        quotation on The NASDAQ Small-Cap Market under the symbol "UFHIP."



                    USE OF PROCEEDS FROM THE OFFERINGS



    UFH Capital will use the gross proceeds received from the sale of the Preferred Securities to purchase the Junior Subordinated Debentures from the Company. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. The net proceeds to the Company from the sale of the Junior Subordinated Debentures to the Bank and the sale of the Common Stock by the Company (assuming an offering price of $10 per share of Common Stock) will be approximately $11.0 million. A portion of such proceeds will be used to repay the Company's indebtedness under its existing credit facility (which had an outstanding balance of approximately $2.7 million on August 31, 1998, bears interest at an annual rate of 8.5% and matures on November 1, 2007) and to initially contribute $1 to $2 million to the capital of the Bank to support future asset growth and fund the approximately $650,000 cost of establishing a new branch. The remaining $6 to $7 million of proceeds will be used for general corporate purposes, including working capital, with the anticipation that the Company will use a portion of such proceeds to make additional capital contributions to the Bank from time to time to support further growth and branch expansion, and finance the Company's expansion into banking-related businesses and additional financial services businesses. See "Use of Proceeds" and "Business--Business Strategy."

                               RISK FACTORS

    Before making an investment decision, prospective investors should consider all of the information contained in this Prospectus. In particular, prospective investors should evaluate the factors discussed under "Risk Factors."

               SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA


    The following summary historical financial data, insofar as it relates to each of the five years ended December 31, 1997, and the six months ended June 30, 1998 and June 30, 1997 has been derived from Company- prepared financial information and should be read in conjunction with the audited financial statements, including the consolidated balance sheets at December 31, 1997 and 1996 and the related consolidated statements of operations, statement of change in equity, and statements of cash flows for each of the years in the three-year period ended December 31, 1997 and the notes thereto appearing elsewhere herein, and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected financial ratios for the six months ended June 30, 1998 and 1997 have been annualized. Historical financial information is not necessarily indicative of results of operations for any future period or financial condition as of any future date.



                     SUMMARY HISTORICAL FINANCIAL DATA
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                   Six Months Ended
                                       June 30,                                  Years Ended December 31,
                                  ------------------          --------------------------------------------------------------------
                                  1998          1997          1997            1996           1995              1994           1993
                                  ----          ----          ----            ----           ----              ----           ----
OPERATING DATA:
Interest income ...........   $    6,007    $    5,147    $   10,792       $    9,595    $    9,124       $    6,941           5,665
Interest expense ..........        2,523         1,914         4,101            3,420         3,212            2,113           2,000
                              ----------    ----------    ----------       ----------    ----------      -----------     -----------
Net interest income .......        3,484         3,233         6,691            6,175         5,912            4,828           3,665
Provision for loan loss ...          250            90            90              150           180              140             365
                              ----------    ----------    ----------       ----------    ----------      -----------     -----------
Net interest income
  after provision
  for loan losses..........        3,234         3,143         6,601            6,025         5,732            4,688           3,300
Other noninterest income...        1,909         1,475         3,240            2,572         1,237            1,359           1,196
General and administrative
  ("G&A") expenses.........        3,810         3,433         7,112            6,115         4,500            3,793           3,200
Other noninterest expense..           --           393           393               --            --               --              --
Amortization of goodwill...           35            31            66              111           121              116             116
                              ----------    ----------    ----------       ----------    ----------      -----------     -----------
Net income before taxes....        1,298           761         2,270            2,371         2,348            2,138           1,180
Income tax expense ........          512           291           860              891           871              774             421
                              ----------    ----------    ----------       ----------    ----------      -----------     -----------
Net income ................   $      786    $      470    $    1,410       $    1,480    $    1,477      $     1,364     $       759
                              ==========    ==========    ==========       ==========    ==========      ===========     ===========

Per Share Data:
 Earnings per share, basic.   $     0.22    $     0.13    $     0.41       $     0.47    $     0.64      $      0.78     $      0.45
Weighted average shares
  outstanding, basic.......    3,481,947     3,430,818     3,432,768        3,026,619     2,163,117        1,578,471       1,419,393
Earnings per share,
  diluted..................   $     0.21    $     0.13    $     0.38       $     0.40    $     0.38      $      0.43     $      0.23
Weighted average shares
  outstanding, diluted.....    3,864,879     3,795,738     3,785,712        3,761,406     3,442,245        3,603,549       3,477,555

                                      Six Months
                                    Ended June 30,                                 Years Ended December 31,
                                  ------------------           -----------------------------------------------------------------
                                  1998          1997           1997           1996                1995        1994          1993
                                  ----          ----           ----           ----                ----        ----          ----
BALANCE SHEET DATA:
(at end of period)
Total assets.............    $   178,148    $   128,782    $   147,319    $   122,733        $   106,594  $  104,051   $   81,178

Investment securities....         29,888         22,753         21,569         18,706             17,957      18,508       19,982
Loans, net of unearned            98,872         83,192         96,469         80,872             75,534      65,097       52,326
 income
Allowance for loan
 losses..................          1,759          1,678          1,647          1,610              1,527       1,335          875
Intangible assets .......          1,396          1,409          1,336          1,440                919         604          719
Deposits ................        157,686        112,940        130,219        108,145             93,252      94,103       72,659
Stockholders' equity.....         11,452          9,716         10,491          9,492              8,487       6,385        4,902

SELECTED FINANCIAL
 RATIOS (annualized)
Return on average assets            1.01%          0.75%          1.08%          1.32%              1.45%       1.56%        1.00%
Return on average equity           14.07%          9.77%         14.25%         16.55%             20.84%      23.71%       16.29%
Equity to Assets ........           7.21%          7.66%          7.56%          7.96%              6.95%       6.57%        6.15%
Dividend Payout .........          30.71%         50.39%         33.65%         28.81%             25.69%      17.22%       21.97%
Net interest spread .....           4.74%          5.27%          5.27%          5.58%              5.60%       5.64%        5.01%
Net interest margin .....           5.25%          5.97%          5.95%          6.27%              6.38%       6.10%        5.53%
G&A expense to average
 assets..................           4.92%          5.47%          5.44%          5.44%              4.42%       4.34%        4.22%
G&A efficiency ratio ....          70.65%         72.91%         71.61%         69.90%             62.95%      61.31%       65.82%
Non-accrual loans to
 total loans
 (at period end).........           3.97%          0.67%          0.41%          0.46%              0.02%         --          .05%
Nonperforming assets to
total assets.............           2.38%          0.44%          0.27%          0.30%              0.02%       0.02%        0.41%
Loan loss allowance to
 total loans.............           1.77%          2.01%          1.70%          1.98%              2.02%       2.04%        1.61%
Loan loss allowance to
nonperforming
 loans...................          44.76%        299.11%        411.75%        432.80%         10,180.00%        N/M         2.86%

OTHER DATA (at period end)
Number of branches ......              4              4              4              4                  3           3            3
Number of full-time
 equivalent employees......           88             86             89             74                 63          47           43

                                  RISK FACTORS


    An investment in the Securities involves a high degree of risk. Prospective investors should carefully consider, together with the other information contained and incorporated by reference in this Prospectus, the following factors in evaluating the Company, its business and UFH Capital before purchasing the Securities offered hereby. Prospective investors should note, in
particular, that this Prospectus contains forward-looking statements   that
involve substantial risks and uncertainties. When used in this Prospectus, or in the documents incorporated by reference herein, the words "anticipate", "believe", "estimate", "may", "intend" and "expect" and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. The considerations listed below represent certain important factors the Company believes could cause such results to differ. These considerations are not intended to represent a complete list of the general or specific risks that may affect the Company and UFH Capital. It should be recognized that other risks, including general economic factors and business strategies, may be significant, presently or in the future, and the risks set forth below may affect the Company and UFH Capital to a greater extent than indicated.



                      RISK FACTORS RELATING TO THE COMPANY

IMPACT OF CHANGES IN REAL ESTATE VALUES


    A significant portion of the Company's loan portfolio consists of loans secured by real estate. At June 30, 1998, 7.6% of the Company's loans were secured by one-to-four family residential real estate, 53.9% were secured by commercial real estate and multifamily residential, 3.4% were construction loans and the Company had other real estate ("ORE") acquired through foreclosure with a book value of $0.3 million. The properties securing these loans are concentrated in Florida. Real estate values and real estate markets generally are affected by, among other things, changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in the tax laws and other governmental statutes, regulations and policies and acts of nature. Any decline in real estate prices, particularly in Florida, could significantly reduce the value of the real estate collateral securing the Company's real estate loans, increase the level of the Company's nonperforming loans, require write-downs in the book value of its ORE, and have a material negative impact on the Company's financial performance.


NONPERFORMING ASSETS

    The Company's ratio of nonperforming assets to total assets was 2.38% at June 30, 1998, which is above the average level of other similarly-sized financial institutions. While the Company carefully manages its loan portfolio with a view to minimizing its nonperforming assets, there can be no assurance that the Company's ratio of nonperforming assets to total assets will improve or not increase, particularly if general economic conditions deteriorate.


ADEQUACY OF ALLOWANCE FOR LOAN LOSSES



    Industry experience indicates that a portion of the Company's loans will become delinquent and a portion of the loans will require partial or entire charge-off. Regardless of the underwriting criteria utilized by the Company, losses may be experienced as a result of various factors beyond the Company's control, including, among other things, changes in market conditions affecting the value of properties and problems affecting the credit of the borrower. The Company's determination of the adequacy of its allowance for loan losses is based on various considerations, including an analysis of the risk characteristics of various classifications of loans, previous loan loss experience, specific loans which would have loan loss potential, delinquency trends, estimated fair value of the underlying collateral, current economic conditions, the view of the Company's regulators, and geographic and industry loan concentration. If, however, delinquency levels were to increase as a result of adverse general economic conditions, especially in Florida, the loan loss reserve so determined by the Company may not be adequate. To the extent that the Company's loan losses exceed its allowance for loan losses, the Company's results of operations would be adversely affected. There can be no assurance that the Company's allowance for loan losses will be adequate to cover its loan losses or that the Company will not experience losses in its loan portfolio which may require significant increases to the allowance for loan losses in the future.



DISCRETION OF COMPANY CONCERNING USE OF PROCEEDS



    The net proceeds to the Company from the sale of the Common Stock and the Junior Subordinated Debentures will be approximately $11 million, of which approximately $8.3 million, or 75.5% of the net proceeds, is not being used to repay debt. Approximately $1 to $2 million of the estimated $8.3 million of net proceeds that is not being used to repay debt is anticipated to be contributed to the capital of the Bank to support growth and fund the cost of establishing a new branch. The balance of such proceeds may be used by the Company to make additional capital contributions to support further growth and branch expansion to finance possible expansion into banking-related businesses and additional financial services businesses. It is anticipated that pending such uses, such proceeds will be invested by the Company in certain short-term obligations. The net proceeds of the Offerings, together with the Company's existing working capital, will make a significant amount of funds available to the Company. The Company will have substantial discretion over the use of such funds. There can be no assurance the Company will deploy such funds in a manner that will enhance the financial condition or results of operations of the Company. See "Use of Proceeds."


POTENTIAL IMPACT OF CHANGES IN INTEREST RATES


    The Company's profitability is dependent to a large extent on its net interest income, which is the difference between its interest income on interest-earning assets and its interest expense on interest-bearing liabilities. The Company, like most financial institutions, is affected by changes in general interest rate levels, which are currently at relatively low levels, and by other economic factors beyond its control. Interest rate risk arises from mismatches (i.e., the interest sensitivity gap) between the dollar amount of repricing or maturing assets and liabilities, and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. More assets repricing or maturing than liabilities over a given time frame is considered asset-sensitive and is reflected as a positive gap, and more liabilities repricing or maturing than assets over a given time frame is considered liability-sensitive and is reflected as a negative gap. An asset- sensitive position (i.e., a positive gap) will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment, while a liability-sensitive position (i.e., a negative gap) will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. The Company has attempted to structure its asset and liability management strategies to mitigate the impact on net interest income of changes in market interest rates. At June 30, 1998, the Company had a one year cumulative negative gap of 17.8%. This negative one year gap position may, as noted above, have a negative impact on earnings in a rising interest rate environment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations ."


REGULATORY OVERSIGHT


    The Bank is subject to extensive regulation, supervision and examination by the Department as its chartering authority and primary regulator, by the Federal Reserve as its federal regulator and by the FDIC as administrator of the insurance fund that insures the Bank's deposits up to applicable limits. As the holding company of the Bank, the Company is subject to regulation and oversight by the Federal Reserve. Such regulation and supervision governs the activities in which an institution may engage and is intended primarily for the protection of the FDIC insurance funds and depositors. Regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities and regulations have been implemented which have increased capital requirements, increased insurance premiums and have resulted in increased administrative, professional and compensation expenses. Any change in the regulatory structure or the applicable statutes or regulations could have a material impact on the Company, the Bank and their operations. Additional legislation and regulations may be enacted or adopted in the future which could significantly affect the powers, authority and operations of the Bank and the Bank's competitors which in turn could have a material adverse affect on the Bank and its operations. See "Business--Supervision and Regulation."

DEPENDENCE ON EXISTING MANAGEMENT


    The Company's business depends in large part upon the availability of the services of its senior management, including Neil W. Savage, Ward J. Curtis, Jr., Harold J. Winner and William A. Eickhoff. If the services of any of such senior management personnel were to become unavailable to the Company, the Company's business and operating results could be adversely affected. While the Company maintains key man life insurance policies on certain of its senior management personnel, naming the Company as beneficiary, there can be no assurance that the proceeds of any such policies would adequately compensate the Company for the loss of the services of any of such persons. Neither Mr. Savage nor Mr. Winner have entered into a non-competition agreement with the Company or the Bank. Although both Mr. Eickhoff's and Mr. Curtis's employment contracts contain non-competition clauses, the provisions terminate under certain conditions. See "Management--Employment Contracts with Officers."


CONTROL BY EXISTING STOCKHOLDERS


      Upon the completion of the Common Stock Offering,   the Company's
directors and executive officers (and their respective affiliates and immediate
family members) will own   approximately 49.1% of the outstanding Common Stock
(or approximately 48.2% if the Underwriter's over-allotment is exercised in full), assuming such directors and officers do not purchase any shares of Common
Stock in the Offerings. As a result of such ownership, these persons   will
likely be able to effectively control the election of the Company's directors
and the outcome of matters requiring   stockholder approval, and thereby control
the management and policies of the Company.


COMPETITION


    The Company competes with various types of financial institutions, including other commercial banks and savings institutions, and with finance companies, mortgage banking companies, money market mutual funds, investment advisory firms and companies and credit unions, many of which have substantially greater financial resources than the Company and, in some cases, operate under fewer regulatory constraints. See "Business--Competition" and "--Supervision and Regulation."


YEAR 2000 CONSIDERATIONS


    During the next two years, many businesses, including financial institutions such as the Company, will face potentially serious issues associated with the inability of existing data processing hardware and software to appropriately recognize calendar dates beginning in the year 2000. Many computer programs that can only distinguish the final two digits of the year entered may read entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date, or are expected to be unable to compute payment, interest or delinquency. If "Year 2000" problems were to develop, given the reliance of the Company on data processing services to maintain customer balances, service customer accounts and to perform other record keeping and service oriented functions associated with the Company's three primary business segments, the occurrence of such an event could have a material impact on the Company's results of operations, liquidity, and financial condition. In 1997, the Company began the process of identifying the many software applications and hardware devices expected to be impacted by this issue. The Company outsources its principal data processing activities to a third party and purchases most of its software applications from third party vendors. The Company believes that its vendors and its significant customers are actively addressing the potential problems associated with the Year 2000 issue. There can be no assurance, however, that the Company will not be adversely affected by the failure of third party vendors or significant customers of the Bank to become Year 2000 compliant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Considerations."

SECURITIES ARE NOT INSURED


    Neither the Common Stock, the Preferred Securities nor the Junior Subordinated Debentures are insured by the Bank Insurance Fund ("BIF"), the Savings Association Insurance Fund ("SAIF"), or the FDIC or by any other insurer or government agency.


               RISK FACTORS RELATING TO THE COMMON STOCK OFFERING

ABSENCE OF PRIOR PUBLIC MARKET FOR THE COMMON STOCK; DETERMINATION OF OFFERING PRICE


    Prior to the Common Stock Offering, there has been no public market for the
Common Stock.   Application has been made to the National Association of
Securities Dealers, Inc. ("NASD") to have the Common Stock listed for quotation on The Nasdaq Small Cap Market. One of the requirements for initial listing, however, is the presence of three market makers for the Common Stock, and a requirement for continued listing is the presence of two market makers for the Common Stock. The Company has been advised that the Underwriter intends to make a market in the Common Stock. The Underwriter is not obligated to do so, however, and such market making may be discontinued at any time. Although the Company has submitted an application to have the Common Stock approved for
quotation on The   Nasdaq Small   Cap Market, there can be no assurance that an
active public trading market for the Common Stock will develop or be sustained after the Common Stock Offering. The initial public offering price for the Common Stock has been determined by negotiations between the Company and the Underwriter, based on several factors, and may not be indicative of the price at which the Common Stock will trade after the Common Stock Offering. See "Underwriting." There can be no assurance that the market price for the Common Stock will not fall below the initial public offering price.


POSSIBLE VOLATILITY OF SHARE PRICE


    The market price of the Common Stock may experience fluctuations that are unrelated to the operating performance of the Company. The market price of the Common Stock may be affected by conditions in the securities markets generally as well as developments in the banking industry or the United States or world economy. Any securities exchange on which the Common Stock may be traded, may from time to time experience significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. The market price of the Common Stock, like the stock prices of many publicly traded bank holding companies, may prove to be highly volatile.


DILUTION

    Purchasers of the Common Stock in the Common Stock Offering will pay a significantly higher price per share than the prices paid to the Company for substantially all of its currently outstanding shares of Common Stock, and will be subject to additional dilution upon the exercise of outstanding options to purchase Common Stock. See "Dilution."

RESTRICTIONS ON ABILITY TO PAY DIVIDENDS

    The Company is primarily a holding company with no material business operations, sources of income or assets of its own other than the shares of its subsidiaries. Because substantially all of the Company's operations are conducted through subsidiaries, the Company's cash flow and, consequently, its ability to pay dividends or make other distributions is dependent upon either third-party borrowings made by the Company or the cash flow of its subsidiaries and the payment of funds by those subsidiaries, including the Bank, to the Company in the form of loans, dividends, fees or otherwise. The Company's subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to make any funds available, whether in the form of loans, dividends or otherwise. Regulatory limitations on the Bank restrict its ability to make loans or distributions to the Company. In addition, if the Company exercises its right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not to exceed 20 consecutive quarters with respect to each deferral period, the Company will not be permitted to (i) declare or pay any cash dividends or distributions with respect to its capital stock, including the Common Stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures.

          RISK FACTORS RELATING TO THE PREFERRED SECURITIES OFFERING

SOURCE OF PAYMENTS TO HOLDERS OF PREFERRED SECURITIES

    The ability of UFH Capital to pay amounts due on the Preferred Securities is entirely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required. The ability of the Company to pay interest on the principal of the Junior Subordinated Debentures to UFH Capital (and consequently, UFH Capital's ability to pay Distributions on the Preferred Securities and the Company's ability to pay its obligations under the Guarantee) will depend to a significant degree on the Bank's ability to pay dividends to the Company in amounts sufficient to service the Company's obligations. The Company is currently obligated to pay $251,900 in annual interest on indebtedness which will rank senior to, or pari passu with, the Junior Subordinated Debentures ($201,500 of which relates to indebtedness to be repaid from the proceeds of the Offerings), and will be obligated to make any other payments with respect to securities issued by the Company in the future which are pari passu or have a preference over the Junior Subordinated Debentures issued to UFH Capital with respect to the payment of principal, interest or dividends. There is no restriction on the ability of the Company to issue, or limitation on the amount of, securities which are pari passu or have a preference over the Junior Subordinated Debentures issued to UFH Capital, nor is there any restriction on the ability of the Company or the Bank to issue additional capital stock or incur additional indebtedness.


    The Bank's ability to pay dividends or make other capital distributions to the Company is governed by both federal and Florida law and regulations promulgated by the Federal Reserve and the Department, and is based on, among other things, the Bank's regulatory capital levels and net income. Under the Federal Reserve's capital regulations, the Bank is prohibited from making a capital distribution that would cause it to become "undercapitalized" or if it is already undercapitalized (i.e., has a risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or a leverage ratio of less than 3.0%). Under the Florida Financial Institutions Code, the prior approval of the Department is required if the total of all dividends declared by a bank in any calendar year will exceed the sum of the bank's net profits for that year and its retained net profits for the preceding two years. Any additional capital distributions would require prior Federal Reserve and Department approval. As of June 30, 1998, the Bank was a well-capitalized institution for purposes of the Federal Reserve's capital regulations and had $2.8 million available for distribution as dividends to the Company. There is no assurance that the Bank will remain a well-capitalized institution or that it will be in a position to make dividend payments to the Company in an amount sufficient for the Company to service the Junior Subordinated Debentures or for UFH Capital to pay amounts due on the Preferred Securities. See "Business--Supervision and Regulation."


RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

    The obligations of the Company under the Guarantee issued for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures issued to UFH Capital are unsecured and rank subordinate and junior in right of payment to all existing and future Senior Debt and Subordinated Debt of the Company. At June 30, 1998, the Company had $2.4 million of Senior Debt outstanding ($2.3 million of which is to be repaid from the proceeds of the Offerings) and $630 thousand of outstanding Subordinated Debt. Only the capital stock of the Company is currently junior in right of payment to the Junior Subordinated Debentures issued to UFH Capital. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of a subsidiary, including the Bank, upon a liquidation or reorganization or otherwise of such subsidiary (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of the subsidiary (including depositors in the Bank), except to the extent that the Company may itself be recognized as a creditor of the subsidiary. If the Company is a creditor of a subsidiary, the claims of the Company would be subject to any prior security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to that of the Company. The Junior Subordinated Debentures, therefore, will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including the Bank. At June 30, 1998, the Bank had liabilities of $164.0 million (including $158.3 million in deposits). Holders of Junior Subordinated Debentures and the Preferred Securities should look only to the assets of the Company for payments on the Junior Subordinated Debentures. Neither the Indenture, the Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt and Subordinated Debt, that may be incurred by the Company or any of its subsidiaries. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Junior Subordinated Debentures--Subordination."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

    The Company has the right under the Indenture, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extended Interest Payment Period; provided that no Extended Interest Payment Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. In the event of any such deferral, quarterly Distributions on the Preferred Securities by UFH Capital will be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of ____% per annum, compounded quarterly from the relevant payment date for such Distributions) during such Extended Interest Payment Period. During any such Extended Interest Payment Period, the Company may not and may not permit any subsidiary to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) the reclassification of any class of the Company's capital stock into another class of capital stock, (b) dividends or distributions payable in any class of the Company's capital stock, (c) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto and (d) purchases of the Company's capital stock related to the rights under any of the Company's benefit plans for its or its subsidiaries' directors, officers or employees), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Preferred Securities. Prior to the termination of any such Extended Interest Payment Period, the Company may further defer the payment of interest; provided that no Extended Interest Payment Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extended Interest Payment Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of ____% compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extended Interest Payment Period, subject to the above restrictions. Subject only to compliance with the foregoing, there is no limit on the number of times that the Company may elect to begin an Extended Interest Payment Period so long as no Debenture Event of Default has occurred and is continuing. See "Description of the Preferred Securities-Distributions-Extended Interest Payment Period" and "Description of the Junior Subordinated Debentures-Option to Extend Interest Payment Period."


    Should an Extended Interest Payment Period occur, each holder of Preferred Securities will be required to accrue and recognize as income (in the form of original issue discount) in respect of its pro rata share of the interest accruing on the Junior Subordinated Debentures held by UFH Capital for United States federal income tax purposes. A holder of Preferred Securities would, as a result, be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from UFH Capital if the holder disposes of the Preferred Securities prior to the record date for the payment of the related Distributions. See "--Absence of Prior Public Market for the Preferred Securities; Trading Price and Tax Considerations "and "Material Federal Income Tax Considerations--Interest Income and Original Issue Discount."

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. Should the Company elect to exercise such right in the future, however, the market price of the Preferred Securities is likely to be adversely affected. As a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities may be more volatile than the market prices of other securities on which original issue discount accrues that do not provide for such optional deferrals.

REDEMPTION DUE TO TAX EVENT, INVESTMENT COMPANY EVENT, OR CAPITAL TREATMENT
EVENT

    The Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (whether occurring before or after _________, 2003), and, therefore, cause a mandatory redemption of the Preferred Securities. The exercise of such right is subject to the Company having received prior Federal Reserve approval to do so if then required under applicable Federal Reserve capital guidelines or policies.

    "Tax Event" means the receipt by the Company or UFH Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change), in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) UFH Capital is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or, within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) UFH Capital is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. The Company must request and receive an opinion with regard to such matters within a reasonable period of time after it becomes aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

    "Investment Company Event" means the receipt by the Company or UFH Capital of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that UFH Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of original issuance of the Preferred Securities.

    "Capital Treatment Event" means the reasonable determination by the Company that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any Federal Reserve or other official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement, action or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" except as otherwise restricted under the 25% Capital Limitation (as defined herein), for purposes of the risk-based capital adequacy guidelines of the Federal Reserve as then in effect and applicable to the Company.


    Future legislation or administrative or judicial interpretations could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities prior to _________, 2003. See "Material Federal Income Tax Considerations--Possible Legislative and Other Actions Affecting Tax Consequences." For a discussion of possible tax consequences of a redemption, see "--Exchange of Preferred Securities for Junior Subordinated Debentures; Redemption and Tax Consequences."

POSSIBLE SHORTENING OF MATURITY OF JUNIOR SUBORDINATED DEBENTURES

    The Company has the right, at any time, to shorten the Stated Maturity of the Junior Subordinated Debentures to a date not earlier than ___________, 2003. The exercise of such right is subject to the Company having received prior Federal Reserve approval if then required under applicable capital guidelines or regulatory policies. See "Description of the Junior Subordinated Debentures-General."

LIMITED RIGHTS UNDER THE GUARANTEE


    The Guarantee guarantees to the holders of the Preferred Securities, to the extent not paid by UFH Capital, (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities, to the extent that UFH Capital has funds available therefor at such time, (ii) the Redemption Price (as defined herein) with respect to any Preferred Securities called for redemption, to the extent that UFH Capital has funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of UFH Capital (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or a redemption of all of the Preferred Securities), the lesser of (a) the amount of the Liquidation Distribution (as defined herein), to the extent UFH Capital has funds available therefor at such time, and (b) the amount of assets of UFH Capital remaining available for distribution to holders of the Preferred Securities upon liquidation of UFH Capital. The holders of not less than a majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined in the Guarantee) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against UFH Capital, the Guarantee Trustee or any other Person (as defined in the Guarantee). If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, UFH Capital would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of Preferred Securities would not be able to rely upon the Guarantee for such amounts. In the event, however, that a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). The exercise by the Company of its right, as described herein, to defer the payment of interest on the Junior Subordinated Debentures does not constitute a Debenture Event of Default. In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of the Preferred Securities," and "--Debenture Events of Default" and "Description of the Guarantee." The Trust Agreement provides that each holder of the Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.



EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES; REDEMPTION AND TAX CONSEQUENCES

    The Company, as the holder of the Common Securities, has the right at any time to dissolve, wind-up or terminate UFH Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in exchange therefor upon liquidation of UFH Capital. The exercise of such right is subject to the Company having received prior Federal Reserve approval if then required under applicable capital guidelines or regulatory policies. The Company will have the right, in certain circumstances, to redeem the Junior Subordinated Debentures in whole or in part, in lieu of a distribution of the Junior Subordinated Debentures by UFH Capital, in which event UFH Capital will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by the Company. Any such distribution or redemption prior to the Stated Maturity will be subject to prior Federal Reserve approval if then required under applicable Federal Reserve capital guidelines or regulatory policies. See "Description of the Preferred Securities--Redemption or Exchange--Tax Event Redemption, Investment Company Event Redemption or Capital Treatment Event Redemption."




    Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of UFH Capital should not be a taxable event to holders of the Preferred Securities. If, however, UFH Capital is characterized as an association taxable as a corporation at the time of the dissolution of UFH Capital, the distribution of the Junior Subordinated Debentures would constitute a taxable event to holders of Preferred Securities. Moreover, any redemption of the Preferred Securities for cash would be a taxable event to such holders. See "Material Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of UFH Capital."


    There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities upon a dissolution or liquidation of UFH Capital. The Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein.


    While there is no assurance that listing will be achieved, if the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the liquidation of UFH Capital, the Company will use all reasonable efforts to list the Junior Subordinated Debentures on The Nasdaq Small Cap Market or such stock exchanges, if any, on which the Preferred Securities are then listed.


LIMITED VOTING RIGHTS


    Holders of Preferred Securities will have no voting rights in UFH Capital except in limited circumstances relating only to the modification of the Preferred Securities and the exercise of the rights of UFH Capital as holder of the Junior Subordinated Debentures and the Guarantee. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, as such voting rights are vested exclusively in the holder of the Common Securities (except upon the occurrence of certain events described herein). The Property Trustee, the Delaware Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that UFH Capital will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities-Voting Rights; Amendment of Trust Agreement" and "Description of the Preferred Securities--Removal of UFH Capital Trustee."


LIMITED COVENANTS

    The covenants in the Indenture are limited and there are no covenants in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures or Preferred Securities, respectively, in the event of a material adverse change in the Company's financial condition or results of operations or limits the ability of the Company or any subsidiary to incur or assume additional indebtedness or other obligations. Additionally, neither the Indenture nor the Trust Agreement contain any financial ratios or specified levels of liquidity to which the Company must adhere. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether the Company will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee.

ABSENCE OF PRIOR PUBLIC MARKET FOR THE PREFERRED SECURITIES; TRADING PRICE AND TAX CONSIDERATIONS


    The Preferred Securities are a new issue. Application has been made to the National Association of Securities Dealers, Inc. ("NASD") to have the Preferred Securities listed for quotation on The Nasdaq Small Cap Market. One of the requirements for initial listing, however, is the presence of three market makers for the Preferred Securities, and a requirement for continued listing is the presence of two market makers for the Preferred Securities. The Company has been advised that the Underwriter intends to make a market in the Preferred Securities. The Underwriter is not obligated to do so, however, and such market making may be discontinued at any time. Therefore, there is no assurance that the Preferred Securities will be listed or will continue to be listed on The Nasdaq Small Cap Market, that an active trading market will develop for the Preferred Securities or, if such market develops, that it will be maintained or that the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus. Accordingly, holders of the Preferred Securities may experience difficulty reselling Preferred Securities or may be unable to sell the Preferred Securities at all. The offering price and terms of the Preferred Securities has been determined through negotiations between the Company and the Underwriter. Future prices for the Preferred Securities will be determined in the marketplace and may be influenced by many factors, including prevailing interest rates, the liquidity of the market for the Preferred Securities, investor perceptions of the Company and general industry and economic conditions. See "Underwriting."



    Further, should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In the event of such a deferral, a holder of the Preferred Securities who disposes of the Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from UFH Capital for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to the adjusted tax basis in the holder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include all accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Material Federal Income Tax Considerations--Sales of Preferred Securities."

                                USE OF PROCEEDS


    UFH Capital will use the gross proceeds received from the sale of the Preferred Securities to purchase the Junior Subordinated Debentures from the Company. Assuming an offering price of $10 per share of Common Stock, the net proceeds to the Company from the sale of the Common Stock and the Junior Subordinated Debentures are estimated to be approximately $11.0 million ($12.7 million if the Underwriter's over-allotment option is exercised in full) after deduction of underwriting discounts and estimated expenses. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. A portion of the net proceeds from the sale of the Preferred Securities and the Common Stock offered hereby will be used to repay the Company's indebtedness under its existing credit facility (which had outstanding balances of approximately $2.3 million and $2.7 million on June 30, 1998 and August 31, 1998, respectively, bears interest at an annual rate of 8.5% and matures on November 1, 2007 ) and to initially contribute $1 to $2 million to the capital of the Bank to support future asset growth and fund the approximately $650,000 cost of establishing a new branch. The remaining $6 to $7 million of proceeds will be used for general corporate purposes, including working capital. It is anticipated that the Company will use such remaining net proceeds to make additional capital contributions to the Bank from time to time to support further growth and branch expansion and to finance the Company's expansion into banking-related businesses or additional financial service businesses of the types described below. The Company's current goal is to try and open one new branch each year. However, there can be no assurance that such goal will be met. The specific use of any proceeds, as well as the timing of such uses, will be a function of the funding needs of the Company and the Bank and the availability of other funds to the Company and the Bank. Initially, such proceeds will be invested by the Company in short-term obligations.



    The Company from time to time has explored expanding into other business lines that might add to the Company's non-interest income and the acquisition or development of other businesses that the Company considers complimentary to its existing businesses. Such efforts previously lead to the Company establishing United Trust and acquiring EPW. Similarly, the Company is currently preliminarily exploring the feasibility of further expanding its branch network, as well as making a minority investment in an existing or new casualty property insurance company and expanding its trust and investment management businesses. Consideration of whether to invest or engage in any one or more of these additional activities will be ongoing. Depending upon the results of such considerations, the Company may invest the proceeds from the Offerings in one or more of these or other areas. However, there can be no assurance that the Company will make any such investments, that any such investments it may make will be profitable or that its investments will be limited to the aforementioned areas. See "Risk Factors--Discretion of Company Concerning Use of Proceeds" and "Business--Business Strategy."




                 MARKET FOR THE SECURITIES AND RELATED MATTERS


    Application has been made to have the Common Stock and Preferred Securities approved for quotation on The Nasdaq Small Cap Market under the symbols "UFHI" and "UFHIP", respectively. One of the requirements for initial listing is the presence of three market makers and a requirement of continued listing is the presence of two market makers. Although the Underwriter has informed the Company that it presently intends to make a market in the Common Stock and Preferred Securities, the Underwriter is not obligated to do so and any such market making may be discontinued at any time. Accordingly, there is no assurance that the Common Stock or Preferred Securities will be listed or remain listed on The Nasdaq Small Cap Market, that an active and liquid trading market will develop or, if developed, that such a market will be sustained. The offering prices of the Securities and the distribution rate of the Preferred Securities are determined by negotiations among representatives of the Company and the Underwriter and the offering price of the Securities may not be indicative of the market price following the Offerings. See "Underwriting."



    Since 1995, the Company has declared and paid quarterly cash dividends on the Common Stock to record holders of the Common Stock at each calendar quarter end, payable on the last day of the following month. Commencing with the first quarter of 1997, such dividends have been paid at the rate of $0.031/3 per share of Common Stock. The ability of the Company to continue paying dividends on the outstanding Common Stock, including the Common Stock offered hereby, is dependent upon its continuing to receive dividends from its subsidiaries, primarily the Bank. Dividends paid by the Bank are restricted by federal and state regulations. The Company also pays cash dividends on the shares of preferred stock, par value $10.00 per share, bearing a dividend commitment of 7% per annum (the "7% Preferred Stock") to holders of record on March 31 and September 30 of each year, at the rate of 3.5% per semi-annual period. See "Risk Factors--Restrictions on Ability to Pay Dividends."


                             ACCOUNTING TREATMENT


    For financial reporting purposes, UFH Capital will be treated as a subsidiary of the Company and, accordingly, the accounts of UFH Capital will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption "Company-obligated mandatorily redeemable capital securities of subsidiary trust holding solely subordinated debentures of the Company," and appropriate disclosures about the Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to consolidated financial statements.




    As long as any Preferred Securities remain outstanding, all future reports of the Company filed under the Exchange Act of 1934, as amended (the"Exchange Act") will (a) present the Trust Securities issued by UFH Capital on the balance sheet as a separate line-item entitled "Company-obligated mandatorily redeemable capital securities of subsidiary trust holding solely subordinated debentures of the Company," (b) include in a footnote to the financial statements disclosure that the sole assets of UFH Capital are the Junior Subordinated Debentures (including the outstanding principal amount, interest rate and maturity date of such Junior Subordinated Debentures), and (c) include in an audited footnote to the financial statements disclosure that the Company owns all of the Common Securities of UFH Capital, the sole assets of UFH Capital are the Junior Subordinated Debentures, and the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of UFH Capital under the Preferred Securities.

                                 CAPITALIZATION


    The following table sets forth the actual and as adjusted consolidated capitalization of the Company at June 30, 1998 (dollars in thousands). The as adjusted capitalization gives effect to the Offerings, assumes an offering price for the Common Stock of $10 per share, and is net of underwriting discounts and estimated offering expenses of $400 thousand. The information set forth below should be read in conjunction with the Consolidated Financial Statements (and the related notes) of the Company included elsewhere in this Prospectus.



                                                                                        June 30, 1998
                                                                                        -------------
                                                                                                    As
                                                                                    Actual       Adjusted
                                                                                    ------       --------
Company-obligated mandatorily redeemable capital securities of subsidiary
  trust holding solely junior subordinated debentures of the Company(1).......     $       --       $ 6,000

Stockholder Equity:
  7% convertible preferred stock $10 par value: 61,889 shares authorized; 20,850 shares issued and outstanding at
    June 30, 1998; .........................................................           209           209
  Common Stock, $.01 par value; 20,000,000 shares authorized;
  3,513,858 shares and 4,113,858 shares issued and outstanding at
  June 30, 1998 Actual and As Adjusted, respectively .......................            35            41

  Paid-in Capital ..........................................................         6,214        11,208

  Net unrealized gain on securities available for sale, net ................            74            74
  Retained Earnings ........................................................         4,920         4,920
                                                                                   -------       -------

  Total stockholders' equity ...............................................        11,452        16,452
                                                                                   -------       -------


Total Capitalization........................................................       $11,452       $22,452
                                                                                   =======       =======



------------------


(1) Represents beneficial interests in an aggregate amount of $6.0 million of Junior Subordinated Debentures of the Company.

                                    DILUTION

    Purchasers of the Common Stock in the Common Stock Offering will pay a significantly higher price per share than the prices paid to the Company by officers, directors and their affiliates for Common Stock purchased by them during the past five years. The following table summarizes the total consideration paid to the Company and the average price per share paid by officers, directors and their affiliates for Common Stock purchased by them from the Company since January 1, 1993, and by new investors purchasing shares of the Common Stock in the Common Stock Offering.

                                                                           Average
                                              Shares       Total            Price
                                             Purchased  Consideration     Per Share
                                             ---------  -------------     ---------
Existing Shareholders (1)..................    210,054  $  680,923      $  3.24
New Investors..............................
                                                        ----------
     Total.................................             $
                                                        ==========



--------------------

(1) Includes persons who are currently, or who were at the time of purchase of Common Stock from the Company, officers or directors of the Company or any of its subsidiaries or affiliates of any such persons.


    The foregoing table excludes (i) 468,000 shares of Common Stock reserved for issuance under the Company's existing stock option plans, (ii) up to 225,000 shares of Common Stock reserved for possible issuance upon the achievement of certain performance criteria of the Company's trust operations entered into in connection with the acquisition of FSC, (iii) 40,500 shares of Common Stock reserved for issuance upon exercise of other outstanding options, and (iv) 919,650 shares of Common Stock issued since January 1, 1993, upon conversion of shares of convertible preferred stock and convertible debentures issued and sold prior to January 1, 1993, at an average conversion price of $1.26 per share. Options to acquire an aggregate of 508,500 shares of Common Stock at a weighted average exercise price of $7.88 per share, shares of 7% Preferred Stock convertible into an aggregate of 175,210 shares of Common Stock at an average conversion price of $1.19 per share, and 8% debentures convertible into an aggregate of 152,913 shares of Common Stock at a conversion price of $4.12 per share, were outstanding as of June 30, 1998, and held by persons that were directors, officers or affiliates at the time such securities were issued.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS



    The following discussion and analysis of the Company's balance sheets and statements of operations should be read in conjunction with the Consolidated Financial Statements and the related notes included elsewhere in this Prospectus.


SIX MONTHS ENDED JUNE 30, 1998 AND 1997


COMPARISON OF BALANCE SHEETS AT JUNE 30, 1998 AND DECEMBER 31, 1997


Overview


    At June 30, 1998, total assets of the Company were $178.1 million as compared to $147.3 million at December 31, 1997, an increase of $30.8 million or 20.9%. This growth was primarily the result of an unusually high level of interest bearing transaction account (NOW and money market accounts) deposits from a single customer. As of June 30, 1998, the Bank had deposits from a single customer of $36.1 million or 23.1% of the Bank's total deposits. As of December 31, 1997, deposits from this customer amounted to $9.2 million or 7.1% of the Bank's total deposits. The Company expects deposit balances maintained at the Bank by this customer to continue to fluctuate and to generally be lower than the amount of such deposits at June 30, 1998. For example, as of August 31, 1998, this customer's deposits totalled $11.3 million, which contributed to a reduction in the Company's total assets to $156.3 million at August 31, 1998. At June 30, 1998, the largest increase in earning assets was in Federal Funds sold, a type of short term, overnight investment, which was attributable to an increase in deposits occurring near the end of the quarter. The unusual activity had little effect on average balances for the quarter ended June 30, 1998 and therefore did not result in a significant impact upon earnings for that period.


Investment Securities


    Investment securities, consisting of U.S. Treasury, federal agency, obligations of state and political subdivisions, mortgage-backed, and corporate debt securities, were $29.9 million at June 30, 1998, compared to $21.6 million at December 31, 1997, an increase of $8.3 million or 38.4%. Included in investment securities at June 30, 1998, were $17.2 million of securities recorded at market value held as "available for sale" to provide the Bank greater flexibility to respond to changes in interest rates.


Loans


    Total loans were $99.4 million at June 30, 1998, compared to $97.0 million at December 31, 1997, an increase of $2.4 million or 2.5%. Real estate mortgage loans increased $3.9 million or 6.5%, commercial loans decreased
$1.2 million or 4.0%, and all other loans including consumer loans were virtually unchanged. Loans net of allowance for loan losses were $97.1 million at June 30, 1998, compared to $94.8 million at December 31, 1997.


Allowance for Loan Losses

    The allowance for loan losses amounted to $1.8 million at June 30, 1998 or 1.78% of loans, compared to $1.6 million at December 31, 1997 or 1.71% of loans. During the six months ended June 30, 1998, $146 thousand in loans were charged off, $250 thousand was added to the allowance through a provision, which was accounted for as an expense to reduce net income, and $8 thousand in loans were recovered from loans previously charged off.

Nonperforming Assets

    Nonperforming assets were $4.3 million at June 30, 1998, compared to $0.7 million at December 31, 1997. Nonperforming assets at June 30, 1998 consisted of nonperforming loans of $3.9 million and other real estate owned of

$0.3 million. Nonperforming loans included $1.0 million of the portion of defaulted loans that is fully guaranteed by the SBA and the Bank expects to be fully reimbursed by the SBA. A nonperforming loan of $1.1 million is in foreclosure and management believes that the underlying collateral will be sufficient to repay substantially all of the loan. Another of the nonperforming loans in the amount of $1.3 million is being paid on a monthly basis on a pre-judgment stipulation and interest and principal are being recorded on a cash basis as received. ORE owned consisted of one property which has been listed for sale. Management believes that this property is carried at a value which is equal to its current market value.


Bank Premises and Equipment

    Bank premises and equipment totaled $9.3 million at June 30, 1998, compared to $9.5 million at December 31, 1997, a decrease of $0.2 million. This decrease was primarily due to depreciation of buildings and equipment and amortization of leasehold improvements.

Deposits

    Total deposits were $ 157.7 million at June 30 1998, compared to $130.2 million at December 31, 1997, an increase of $27.5 million or 21.1%. From December 31, 1997 to June 30, 1998 demand deposits decreased $2.8 million, NOW and money market deposits increased $32.6 million, savings deposits decreased $0.8 million, time deposits of $100 thousand or greater increased $0.2 million, and other time deposits decreased $1.7 million.

Long-term Debt and Convertible Subordinated Debentures

    Long-term debt outstanding was $2.4 million at June 30, 1998, compared to $2.7 million at December 31, 1997, a decrease of $0.3 million. This decrease was primarily due to a repayment on a line of credit secured by the Bank's Common Stock.

Stockholders' Equity

    Stockholders' equity was $11.5 million at June 30, 1998, or 6.43% of total assets, compared to $10.5 million or 7.12% of total assets at December 31, 1997. The increase in stockholders' equity was attributable to net income during the period of $786 thousand and the issuance of $400 thousand of Common Stock, partially offset by $241 thousand of dividend payments on Preferred and Common Stock. At June 30, 1998, the Bank's Tier I (core) Capital ratio was 6.15%, its Tier I Risk-based Capital ratio was 8.94%, and its Total Risk-based Capital ratio was 10.19%. The capital ratios of the Bank at that date exceeded the minimum regulatory guidelines for an institution to be considered "well capitalized." See "Business--Supervision and Regulation."

COMPARISON OF RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

Overview

    Net income for the six months ended June 30, 1998 was $786 thousand or $0.21 per share, diluted, compared to $470 thousand or $0.13 per share, diluted, for the same period in 1997. The increase of $316 thousand was primarily the result of increases in interest income and non-interest income offset partially by increases in the provision for loan losses, non-interest expenses, and income taxes.

Business Segment Information

    The Company's operations include three business segments, the Bank, EPW, and United Trust. Each of these are a separate corporate entity and wholly owned subsidiary of the Company. The following are the results of operations for these three segments for the six months ended June 30, 1998 and 1997.

                                                                          Six Months Ended June 30,
                                                                          -------------------------
                                                     1998                                                    1997
                                  ---------------------------------------------       --------------------------------------------
                                                                             (dollars in thousands)
                                  Commercial       United               Company       Commercial      United               Company
                                   Banking         Trust       EPW       Total         Banking        Trust       EPW       Total
                                   -------         -----       ---       -----         -------        -----       ---       -----
Interest income ...............    $ 5,958       $    79   $     0      $ 6,037        $ 5,146       $     0   $     0     $ 5,146
Interest expense ..............      2,425             0         2        2,427          1,856             0         3       1,859
                                   -------       -------   -------        -----        -------       -------   -------       -----
Net interest income                  3,533            79        (2)       3,610          3,290             0        (3)      3,287
Loan loss provision ...........        250             0         0          250             90             0         0          90
                                   -------       -------   -------        -----        -------       -------   -------       -----
Net interest income after loan
   loss provision .............      3,283            79        (2)       3,360          3,200             0        (3)      3,197
Noninterest income ............        771           442       720        1,933            599           310       590       1,499
General and administrative
   ("G&A") expenses ...........      2,710           467       646        3,823          2,461           430       523       3,414
Other noninterest expense .....          0             0         0            0            393             0         0         393
Amortization of goodwill ......          7            12         0           19              7             8         0          15
                                   -------       -------   -------        -----        -------       -------   -------       -----
Total noninterest expense .....      2,717           479       646        3,842          2,861           438       523       3,822
                                   -------       -------   -------        -----        -------       -------   -------       -----
Net income before taxes .......    $ 1,337       $    42   $    72        1,451        $   938       $  (128)  $    64         874
                                   =======       =======   =======                     =======       ========  =======       =====
Net corporate overhead
   expense ....................                                             153                                                114
Income tax expense ............                                             512                                                290
                                                                            ---                                                ---
Net income ....................                                         $   786                                            $   470
                                                                        =======                                            =======



    Commercial Banking Activities. Net interest income from commercial banking activities were $3.5 million for the six months ended June 30, 1998, compared to $3.3 million for the same period in 1997, a $0.2 million or 6.1% increase. The loan loss provision was $250 thousand for the six months ended June 30, 1998, compared to $90 thousand for the same period of 1997, a $160 thousand or 177.8% increase. The increase in the provision was made to increase the Bank's allowance for possible loan losses. The allowance was increased due to growth in the loan portfolio of approximately $16 million and to an increase in non-performing assets at June 30, 1998. See "Business-Asset Quality." The Company believes that the allowance was adequate at June 30, 1998. Non-interest income for the six months ended June 30, 1998 was $0.8 million, compared to $0.6 million for the same period of 1997, a $0.2 million or 33.4% increase. Total non-interest expense was $2.7 million for the six months ended June 30, 1998, compared to $2.9 million for the same period in 1997, a decrease of $0.2 million or 6.9%. Net income before taxes was $1.3 million for the six months ended June 30, 1998, compared to $0.9 million for the same period in 1997, a $0.4 million or 42.7% increase.


    Trust Activities. United Trust reported net income before taxes of $42 thousand for the six months ended June 30, 1998, compared to a loss of $128 thousand for the same period in 1997, an improvement of $170 thousand. This improvement was the result of additional fees generated by an increased volume of trust accounts.


    Investment Advisory Activities. Net income before taxes for EPW was $72 thousand for the six months ended June 30, 1998, compared to $65 thousand for the same period in 1997, an increase of $7 thousand or 10.8%. This increase was due to an increase in the volume of assets under management by EPW, due primarily to appreciation in the market values of the portfolios under management.


Analysis of Net Interest Income


    Net interest income for the six months ended June 30, 1998 was $3.6 million as compared to $3.2 million for the same period in 1997, a $0.4 million or 12.5% increase. Interest income was $6.0 million for the six months ended June 30, 1998, compared to $5.1 million for the same period in 1997, a $0.9 million or 17.7% increase. Interest expense was $2.4 million for the six months ended June 30, 1998, compared to $1.9 million for the same period in 1997, a $0.5 million or 26.4% increase.



    The following table summarizes the average yields earned on interest-earning assets and the average rates paid on interest-bearing liabilities for the six months ended June 30, 1998 and 1997 (dollars in thousands):



                                                                Six Months Ended June 30,
                                                                -------------------------
                                                 1998                                              1997
                                   ---------------------------------            --------------------------------------
Summary of average                 Average                   Average            Average                        Average
rates/interest earning assets:     Balance     Interest       Rate              Balance         Interest        Rate
                                   -------     --------       ----              -------         --------        ----
Interest  earning assets:
  Loans, net(1)                    $95,801     $4,871         10.17%            $80,033          $4,251        10.62%
  Securities:
  Investment securities -
    taxable                        24,666         798          6.47              22,601            746          6.60
  Investment securities -
    non-taxable                       420          12          9.22                 519             15          8.92
  Federal funds sold               11,926         326          5.46               5,152            135          5.27
                                   ------         ---                             -----            ---
  Total  earning assets           132,813       6,007          9.05%            108,305          5,147          9.51%
  Non-earning assets               22,190                                        17,338
                                   ------                                        ------
  Total average assets           $155,003                                      $125,643
                                 ========                                      ========

Interest bearing liabilities:
  NOW &  money market             $44,242       651            2.94%           $28,958            369           2.55%
  Savings                           4,958        50            2.02              4,693             47           2.02
  Time, $100,000 & over            10,203       277            5.37              6,477            179           5.53
  Time other                       50,919      1,376           5.42             45,346          1,210           5.34
  Convertible subordinated
    debentures                        630        25            8.00                630             25           8.00
  Long-term debt                    2,424       104            8.61                728             34           9.34
  Other borrowings                  3,467        40            2.30              3,249             50           3.10
                                    -----        --                              -----             --
  Total interest bearing
    liabilities                   116,843     2,523            4.32%            90,081          1,914           4.25%
Non-interest bearing
    liabilities:
  Deposits                         25,522                                       24,530
  Other                             1,465                                        1,408
    Stockholders' equity           11,173                                        9,624
                                   ------                                        -----
Total liabilities and
    stockholders' equity         $155,003                                     $125,643
                                 ========                                     ========

Net interest income & net interest           $3,484            4.73%                           $3,233          5.26%
  spread                                     ======            ====                            ======          ====
Net interest margin                                            5.25%                                           5.97%
                                                               ====                                            ====



(1) Includes non-accrual loans.  See "Business--Asset Quality."

         The following table reflects the change in net interest income due to changes in the volume and rate of the Company's assets and liabilities for the six month period ended June 30, 1998:



                                                                           Increase
                                                                          (Decrease)
Changes in net interest income                    -------------------------------------------------------
(dollars in thousands)                                                         Combination
                                                  Volume           Rate         Rate/Volume       Total
                                                  -------         -------         -------         -------
Interest earning assets:
  Loans, net ...............................      $   837         $  (180)        $   (37)        $   620
  Securities:
  Investment securities - taxable ..........           68             (14)             (2)             52
  Investment securities - non-taxable ......           (4)              1               1              (2)
  Federal funds sold .......................          178               5               7             190
                                                  -------         -------         -------         -------
  Total change in interest income ..........        1,079            (188)            (31)            860

Interest-bearing liabilities:
  NOW &  money market ......................          195              57              30             282
  Savings ..................................            3            --              --                 3
  Time, $100,000 & over ....................          103              (5)             (3)             95
  Time other ...............................          148              18               3             169
  Convertible subordinated debentures ......         --              --              --              --
  Long-term debt ...........................           76              (1)             (3)             72
  Other borrowings .........................            3             (13)             (1)            (11)
                                                  -------         -------         -------         -------
 Total change in interest expense ..........          528              56              26             610
                                                  -------         -------         -------         -------
Increase (decrease) in net interest income .      $   551         $  (244)        $   (57)        $   250
                                                  =======         =======         =======         =======



Noninterest Income


         Noninterest income for the six months ended June 30, 1998 was $1.9 million, compared to $1.5 million for the same period in 1997, an increase of $0.4 million or 26.7%. The increase was primarily due to increased income from EPW and United Trust whose combined income increased $294 thousand during this same period. Service charge income on deposits also increased by $20 thousand during this same period and other income increased $120 thousand during this period.


         The following table indicates the components of noninterest income for the six months ended June 30, 1998 and 1997 (dollars in thousands):



                                               For the Six Months Ended June 30,
                                              ------------------------------------
                                                                         Increase/
                                                1998          1997      (Decrease)
                                               ------        ------        ------
Service charges on deposit Accounts ......     $  347        $  327        $   20
Trust and investment management income ...      1,138           844           294
Loan servicing fees ......................         72            97           (25)
Gain on sale of SBA loans ................        129            88            41
Other service charges, fees, and income ..        223           119           104
                                               ------        ------        ------
  Total noninterest income ...............     $1,909        $1,475        $  434
                                               ======        ======        ======

Noninterest Expense


         Total noninterest expense for the six months ended June 30, 1998 was $3.9 million, compared to $3.9 million for the same period in 1997, an increase of less than $0.1 million.


         The following table reflects the components of noninterest expense for the six months ended June 30, 1998 and 1997 (dollars in thousands):


                                           For the Six Months Ended June 30,
                                         ------------------------------------
                                                                    Increase/
                                          1998          1997       (Decrease)
                                         ------        ------        ------
Salaries and employee benefits ........  $2,263        $1,941        $  322
 Occupancy expense ....................     291           204            87
Furniture and equipment expense .......     256           217            39
Data processing expense ...............     221           211            10
Legal and professional fees ...........      85            63            22
Amortization of intangible assets .....      35            32             3
Advertising ...........................      45            90           (45)
Relocation expense ....................    --             138          (138)
Stationery and Supplies ...............      79            79          --
Directors fees ........................      82           111           (29)
Securities write-down .................    --             255          (255)
 Other operating expenses .............     488           517           (29)
                                         ------        ------        ------
  Total noninterest expense ...........  $3,845        $3,858        $  (13)
                                         ======        ======        ======



YEARS ENDED DECEMBER 31, 1997 AND 1996


COMPARISON OF BALANCE  SHEETS AT DECEMBER 31, 1997 AND DECEMBER 31, 1996



Overview


         Total assets of the Company were $147.3 million at December 31, 1997, compared to $122.7 million at December 31, 1996, an increase of $24.6 million or 20.0%. This increase was primarily the result of the Company's internal growth of earning assets (primarily loans) funded by an increase in deposits.


Investment Securities

         Investment securities, consisting of U.S. Treasury and federal agency securities, obligations of state and political subdivisions and mortgage-backed and corporate debt securities, were $21.6 million at December 31, 1997, compared to $18.7 million at December 31, 1996, an increase of $2.9 million or 15.3%. At December 31, 1997, the Company held certain securities totaling $11.5 million as "available for sale". These securities have been recorded at market value.

Loans


         Total loans were $97.0 million at December 31, 1997, compared to $81.2 million at December 31, 1996, an increase of $15.8 million or 19.4%. For the same period, real estate mortgage loans increased by $11.1 million or 22.5%, commercial loans increased by $5.3 million or 21.0%, and all other loans including consumer loans were virtually unchanged. Net loans were $94.8 million at December 31, 1997, compared to $79.3 million at December 31, 1996.

Allowance for Loan Losses


         The allowance for loan losses amounted to $1.6 million at December 31, 1997, virtually unchanged from December 31, 1996. During 1997, $90.9 thousand in loans were charged off, $90 thousand was added to the allowance for loan losses through a provision, which was accounted for as an expense , reducing net income, and $38 thousand was recovered from loans previously charged off.


Nonperforming Assets

         Nonperforming assets were $651 thousand at December 31, 1997, compared to $372 thousand at December 31, 1996, an increase of $279 thousand or 75.0%. All nonperforming assets consisted of nonperforming loans.

Bank Premises and Equipment

         Bank premises and equipment was $9.5 million at December 31, 1997, compared to $6.0 million at December 31, 1996, an increase of $3.5 million or 58.3%. This increase was primarily due to the final funding of the building and equipment related to the Company's new headquarters facility which opened in May 1997.

Deposits


         Total deposits were $130.2 million at December 31, 1997, compared to $108.1 million at December 31, 1996, an increase of $22.1 million or 20.4%. Of the $22.1 million increase, $1.7 million was in demand deposits, $8.5 million was in NOW and money market deposits, $0.6 million was in savings deposits, $4.9 million was in time deposits of $100,000 or greater, and $6.4 million was in other time deposits.


Long-term Debt and Convertible Subordinated Debentures

         Long-term debt outstanding was $2.7 million at December 31, 1997, compared to $0.8 million at December 31, 1996, an increase of $1.9 million. This increase was due primarily to borrowings from a non-affiliated bank secured by the Bank's common stock to fund the capitalization of United Trust.

Stockholders' Equity


         Stockholders' equity was $10.5 million at December 31, 1997, or 7.12% of total assets, compared to $9.5 million, or 7.73% of total assets at December 31, 1996. At December 31, 1997, the Bank's Tier I (core) Capital ratio was 6.77%, its Tier I Risk-based Capital ratio was 8.90%, and its Total Risk-based Capital ratio was 10.15%. The capital ratios of the Bank at that date all exceeded the minimum regulatory guidelines for an institution to be considered "well capitalized".


COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1997 AND
1996

Overview


         Net income for the year ended December 31, 1997 was $1.4 million or $0.38 per share diluted, compared to $1.5 million or $0.40 per share diluted for the same period in 1996. On a pre-tax basis, United Trust lost $114 thousand in 1997 and $421 thousand in 1996, EPW's pre-tax profits increased to $149 thousand from $92 thousand during this period and the Bank's pre-tax profits declined to $2.5 million from $2.8 million during this same period.


Business Segment Information


         The Company's operations include three business segments: commercial banking, trust services (operated through United Trust) and investment management services (operated through EPW). The following are the results of operations for these three segments for the years ended December 31, 1997 and 1996 (dollars in thousands).

                                                                           Years Ended December 31,
                                       --------------------------------------------------------------------------------------------
                                                           1997                                   1996
                                       ---------------------------------------------    -------------------------------------------
                                       Commercial   United                   Company    Commercial   United                 Company
                                        Banking     Trust          EPW        Total      Banking     Trust        EPW (1)   Total
                                        -------     -------      -------     -------     -------     -------     -------    -------

Interest Income ....................    $10,785     $     0      $     0     $10,785     $ 9,577     $     0     $     0    $ 9,577
 Interest Expense ..................      3,970           0            5       3,975       3,278           0           5      3,283
                                        -------     -------      -------     -------     -------     -------     -------    -------
Net Interest Income ................      6,815           0           (5)      6,810       6,299           0          (5)     6,294
Loan Loss Provision ................         90           0            0          90         150           0           0        150
                                        -------     -------      -------     -------     -------     -------     -------    -------
Net Interest Income after loan loss
  provision ........................      6,725           0           (5)      6,720       6,149           0          (5)     6,144
Noninterest Income .................      1,286         765        1,238       3,289       1,251         381         936      2,568
General and Administrative
 ("G&A")  expenses .................      5,124         852        1,084       7,060       4,532         780         839      6,151
Other noninterest expense ..........        384           9            0         393           0           0           0          0
Amortization of goodwill ...........         15          18            0          33          14          22           0         36
                                        -------     -------      -------     -------     -------     -------     -------    -------
Total noninterest expense ..........      5,523         879        1,084       7,486       4,546         802         839      6,187
                                        -------     -------      -------     -------     -------     -------     -------    -------
Net Income before taxes ............    $ 2,488     $  (114)     $   149     $ 2,523     $ 2,854     $  (421)    $    92    $ 2,525
                                        =======     =======      =======                 =======     =======     =======
Net Corporate Overhead expense .....                                             253                                            154
Income tax expense .................                                             860                                            891
                                                                             -------                                        -------
Net income .........................                                          $1,410                                         $1,480
                                                                             =======                                        =======


-------------------
(1) For the eleven months ended December 31, 1996



         Commercial Banking Activities. The Company's commercial banking activities are conducted through the Bank. Net interest income of the Bank for the year ended December 31, 1997 was $6.8 million, compared to $6.3 million for the same period in 1996, a $0.5 million or 7.9% increase. Based on the Company's analysis of its loan portfolio and loan loss reserve, the loan loss provision was reduced $90 thousand for 1997, compared to $150 thousand for 1996, a 40.0% decrease. Non-interest income for 1997 was $1.3 million, compared to $1.3 million for 1996. Total non-interest expense was $5.5 million for 1997, compared to $4.6 million for 1996, a 19.6% increase. Net income before taxes was $2.5 million for 1997, compared to $2.9 million for 1996, a 13.8% decrease.


         The decline in the Bank's net income before taxes in 1997 compared to 1996 was mainly due to increases in noninterest expenses. The principal components of this increase were an increase in Company general and administrative expenses of $592 thousand, a one time write-down of $255 thousand in the value of a security held in portfolio, and $138 thousand from the write-off of leasehold improvements in a facility which was abandoned. Other increases in general and administrative expenses were substantially due to the full year impact from a new branch which was opened in September 1996, expenses associated with moving into the new headquarters building, and additional employees hired for accounting and credit administration functions and other support operations.

         Trust Activities. United Trust reported a net loss before taxes of $114 thousand for the year ended December 31, 1997, compared to a loss of $421 thousand for 1996, an improvement of $307 thousand. This improvement was the result of the increased volume of trust accounts.

         Investment Advisory Activities. Net income before taxes for EPW was $149 thousand for the year ended December 31, 1997, compared to $92 thousand for the same period of 1996, a $57 thousand or 61.9% increase. This increase was primarily due to an increase in the volume of assets under management by EPW resulting from higher market values of the assets under management.

Analysis of Net Interest Income


         Net interest income for the year ended December 31, 1997 was $6.7 million , compared to $6.2 million for the same period in 1996, a $0.5 million or 8.2% increase. Interest income was $10.8 million for the year ended December 31, 1997, compared to $9.6 million for the same period in 1996, a $1.2 million or 12.5% increase. Interest expense was $4.1 million for the year ended December 31, 1997, compared to $3.4 million for the same period in 1996, a $0.7 million or 20.6% increase.


         The following table summarizes the average yields earned on interest-earning assets and the average rates paid on interest-bearing liabilities for the years ended December 31, 1997 and 1996 (dollars in thousands):


                                                                               Years  Ended December 31,
                                            -------------------------------------------------------------------------------
                                                          1997                                       1996
                                            --------------------------------------     ------------------------------------
                                            Average                        Average     Average                      Average
                                            Balance        Interest         Rate       Balance        Interest        Rate
                                            --------       --------        -------     -------       ------          -----

Summary of average rates/interest
earning assets:

Interest earning assets:
Loans, net(1) .........................     $ 83,614       $  8,961          10.72%    $75,590       $8,121          10.74%
Securities:
Investment securities - taxable .......       22,995          1,508           6.56      18,168        1,216           6.69
Investment securities - non-taxable ...          494             29           9.09         659           38           9.22
Federal funds sold ....................        5,447            295           5.42       4,144          220           5.31
                                            --------       --------                    -------       ------
Total earning assets ..................      112,550         10,793           9.60%     98,561        9,595           9.76%
Non-earning assets ....................       18,230                                    13,774
                                            --------                                  --------
Total  average assets .................     $130,780                                  $112,335
                                            ========                                  ========
Interest  bearing liabilities:
  NOW &  money market .................     $ 30,692       $    795           2.59%    $23,938       $  542           2.26%
  Savings .............................        4,774             97           2.02       4,977          108           2.16
  Time, $100,000 & over ...............        7,518            419           5.57       4,307          242           5.61
  Time other ..........................       47,445          2,604           5.49      43,089        2,315           5.37
  Convertible subordinated debentures .          630             50           8.00         578           46           7.96
  Long-term debt ......................        1,037             80           7.73         886           78           8.80
  Other  borrowings ...................        2,638             56           2.13       3,959           89           2.26
                                            --------       --------                    -------       ------
Total interest bearing liabilities ....       94,734          4,101           4.33      81,733        3,420           4.18

Non-Interest bearing liabilities:
  Deposits ............................       24,774                                    20,421
  Other ...............................        1,380                                     1,235
  Stockholders' equity ................        9,892                                     8,945
                                           ---------                                   -------
  Total   liabilities and .............     $130,780                                  $112,335
stockholders' equity                       =========                                  ========

  Net interest & net interest spread ..                   $  6,692            5.27%                  $6,175           5.58%
                                                          ========            =====                  ======           =====
  Net interest margin .................                                       5.96%                                   6.27%
                                                                              =====                                   =====



(1)      Includes non-accrual loans.  See "Business-Asset Quality."

         The following table reflects the change in net interest income due to changes in the volume and rate of the Company's assets and liabilities for the twelve month period ended December 31, 1997:


                                                                           Increase (Decrease)
                                                         -----------------------------------------------------------
Changes in net interest income (dollars in thousands)                                    Combination
                                                          Volume            Rate         Rate/Volume         Total
                                                         -------            -----            ----            -------
Interest earning assets:
  Loans, net ..................................          $   861            $ (24)           $  2            $   839
  Securities: .................................
  Investment securities - taxable .............              323              (24)             (6)               293
  Investment securities - non-taxable .........              (15)              (1)              6                (10)
  Federal funds sold ..........................               69                5               1                 75
                                                         -------            -----            ----            -------
Total change in interest income ...............            1,238              (44)              3              1,197

 Interest  bearing liabilities:
  NOW &  money market .........................              153               78              22                253
  Savings .....................................               (4)              (7)            --                 (11)
  Time, $100,000 & over .......................              180               (2)             (1)               177
  Time other ..................................              234               50               5                289
  Convertible subordinated debentures .........                4             --               --                   4
  Long-term debt ..............................               13               (9)             (2)                 2
  Other Borrowings ............................              (30)              (5)              2                (33)
                                                         -------            -----            ----            -------
 Total change in interest expense .............              550              105              26                681
                                                         -------            -----            ----            -------

Increase (decrease) in net interest income ....          $   688            $(149)           $(23)           $   516
                                                         =======            =====            ====            =======



Noninterest Income


         Noninterest income for the year ended December 31, 1997 was $3.2 million compared to $2.5 million for the same period in 1996, an increase of $0.7 million or 28.0%. This increase was primarily due to increased revenues from EPW and United Trust whose combined revenues increased $657 thousand during this period. Service charge income on deposits also increased by $119 thousand during this same period. Gain on sale of SBA loans declined $135 thousand during this period.


         The following table indicates the components of noninterest income for the years ended December 31, 1997 and 1996 (dollars in thousands):

                                                   For the Years Ended
                                                       December 31,
                                              -------------------------------
                                                                      Increase/
                                               1997         1996      (Decrease)
                                              ------       ------       -----

Service charges on deposit accounts ......    $  675       $  556       $ 119
Trust and investment management income ...     1,886        1,229         657
Other service charges, fees, and income ..       225          209          16
Loan servicing fees ......................       164          153          11
Gain on sale of SBA loans ................       290          425        (135)
                                              ------       ------       -----
Total noninterest income .................    $3,240       $2,572       $ 668
                                              ======       ======       =====

Noninterest Expense


         Total noninterest expense for the year ended December 31, 1997 was $7.6 million, compared to $6.2 million for the same period in 1996, an increase of $1.3 million or 22.6%. The increase is mainly due to the inclusion of a full year of EPW's operations and the St. Petersburg Beach branch in the 1997 results, versus the inclusion of only eleven and four months of operations, respectively, in 1996, as well as the expansion of the Bank's facilities, expansion of United Trust and EPW's operations and a one-time write-down of $255 thousand in the Bank's investment securities portfolio.


         The following table reflects the components of noninterest expense for the years ended December 31, 1997 and 1996 (dollars in thousands):


                                                   For the Years Ended
                                                      December 31,
                                        ---------------------------------------------
                                                                             Increase/
                                        1997               1996             (Decrease)
                                        ------             ------             -------
Salaries and employee benefits ......   $4,048             $3,724             $   324
 Occupancy expense ..................      514                387                 127
Furniture and equipment expense .....      494                423                  71
Data processing expense .............      418                375                  43
Legal and professional fees .........      177                153                  24
Amortization of intangible assets ...       67                111                 (44)
Advertising .........................      133                124                   9
Relocation expense ..................      138                  -                 138
 Stationery and supplies ............      150                141                   9
Directors fees ......................      199                143                  56
 Securities write-down ..............      255                  -                 255
Other operating expenses ............      979                645                 334
                                        ------             ------             -------

Total noninterest expense ...........   $7,572             $6,226             $ 1,346
                                        ======             ======             =======



YEARS ENDED DECEMBER 31, 1996 AND 1995


COMPARISON OF BALANCE  SHEETS AT DECEMBER 31, 1996 AND DECEMBER 31, 1995


Overview


         Total assets of the Company were $122.7 million at December 31, 1996, compared to $106.6 million at December 31, 1995, an increase of $16.1 million or 15.1%. This growth was primarily due to the Company's internal growth of earning assets (primarily loans) funded by an increase in deposits.


Investment Securities


         Investment securities, consisting of U.S. Treasury and federal agency securities, obligations of state and political subdivisions and mortgage-backed and corporate debt securities, were $19.0 million at December 31, 1996, compared to $18.0 million at December 31, 1995, an increase of $1.1 million or 5.6%. At December 31, 1996, the Company held certain securities totaling $9.5 million as "available for sale". These securities have been recorded at market value.


Loans


         Total loans were $81.2 million at December 31, 1996, compared to $75.8 million at December 31, 1995, an increase of $5.4 million or 7.1%. Commercial loans increased $5.5 million or 28.1%, and real estate mortgage loans and all other loans including consumer loans were virtually unchanged. Net loans (net of allowance for loan losses and unearned fees) were $79.3 million at December 31, 1996, compared to $74.0 million at December 31, 1995.

Allowance for Loan Losses


         The allowance for loan losses totaled $1.6 million at December 31, 1996, compared to $1.5 million at December 31, 1995, an increase of $0.1 million. During 1996, $68.5 thousand in loans were charged off, $150 thousand was added to the allowance through a provision which was accounted for as an expense , reducing net income, and $1.6 thousand was recovered from loans previously charged off.


Nonperforming Assets

         Nonperforming assets totaled $372 thousand at December 31, 1996, compared to $21 thousand at December 31, 1995, an increase of $351 thousand. All nonperforming assets consisted of nonperforming loans.

Bank Premises and Equipment

         Bank premises and equipment totaled $6.0 million at December 31, 1996, compared to $3.5 million at December 31, 1995, an increase of $2.5 million or 71.4%. This increase was primarily due to the purchase of the building and equipment related to the Bank's St. Petersburg Beach branch office opened during September 1996 and the construction in progress of the Company's new headquarters facility.

Deposits


         Total deposits were $108.1 million at December 31, 1996, compared to $93.3 million at December 31, 1995, an increase of $14.9 million or 16.0%. Of thre $14.9 million increase, $5.7 million was in demand deposits, $7.0 million was in NOW and money market deposits, $0.3 million was in time deposits of $100,000 or greater, and $2.0 million was in other time deposits. Regular savings deposits decreased $0.1 million.


Long-term Debt and Convertible Subordinated Debentures

         Long-term debt outstanding (excluding convertible subordinated debentures) was $814 thousand at December 31, 1996, compared to $875 thousand at December 31, 1995, a decrease of $61 thousand. This debt is payable to an unrelated bank. In addition, $630 thousand in convertible subordinated debentures were issued during 1996 to purchase EPW.

Stockholders' Equity


         Stockholders' equity was $9.5 million at December 31, 1996, or 7.73% of total assets, compared to $8.5 million, or 7.96% of total assets at December 31, 1995. At December 31, 1996, the Bank's Tier I (core) Capital ratio was 7.2%, its Tier I Risk-based Capital ratio was 10.1%, and its Total Risk-based Capital ratio was 11.3%. The capital ratios of the Bank at that date all exceeded the minimum regulatory guidelines for an institution to be considered "well capitalized." See "Business-Supervision and Regulation."


COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996
AND 1995

Overview



         Net income for the year ended December 31, 1996 was $1.48 million or $0.40 per share diluted, compared to $1.48 million or $0.43 per share diluted for the same period in 1995. Results for fiscal year 1996 included a full year of operations of the Bank's trust department, versus three months of trust operations in 1995, four months of operations of the Bank's St. Petersburg Beach branch office, which opened during September 1996, and eleven months of operations of EPW, which was acquired in January 1996. The effect of the inclusion of these operations was to reduce the Company's net income for 1996 by approximately $319 thousand as a result of the losses these activities generated during their initial periods of operation.


Analysis of Net Interest Income


         Net interest income for the year ended December 31, 1996 was $6.2 million , compared to $5.9 million for the same period in 1995, a $0.3 million or 4.5% increase. Interest income was $9.6 million for the year ended December 31, 1996, compared to $9.1 million for the same period in 1995, a $0.5 million or 5.2% increase. Interest expense was $3.4 million for the year ended December 31, 1996, compared to $3.2 million for the same period in 1996, a $0.2 million or 6.5% increase.


         The following table summarizes the average yields earned on interest-earning assets and the average rates paid on interest-bearing liabil-ities for the years ended December 31, 1996 and 1995 (dollars in thousands):

                                                                        For the Years Ended December 31,
                                           -------------------------------------------------------------------------------------
                                                            1996                                    1995
                                           -------------------------------------------  ----------------------------------------
                                           Average                           Average       Average                      Average
                                           Balance          Interest           Rate        Balance        Interest        Rate
                                           ---------        --------         -------      --------        --------      --------
Summary of average rates/interest
earning assets:

Interest earning assets:
  Loans, net(1) .........................   $ 75,590        $  8,121           10.74%      $69,525        $7,590          10.92%
  Securities:
  Investment securities - taxable .......     18,167           1,216            6.69        17,808         1,220           6.85
  Investment securities - non-taxable ...        659              38            9.22           658            38           9.22
  Federal funds sold ....................      4,144             220            5.31         4,733           276           5.83
                                           ---------        --------                        ------         -----
  Total earning assets ..................     98,560           9,595            9.76%       92,724         9,124           9.86%
  Non-earning assets ....................     13,774                                         9,198
                                            --------                                        ------
Total average assets ....................   $112,334                                      $101,922
                                            ========                                      ========
Interest  bearing liabilities:
  NOW & money market ....................   $ 23,938        $    542            2.26%      $25,184        $  665           2.64%
  Savings ...............................      4,977             108            2.16         4,943           121           2.45
  Time, $100,000 & over .................      4,307             242            5.61         3,626           211           5.80
  Time other ............................     43,089           2,315            5.37        35,118         1,941           5.53
  Convertible subordinated debentures ...        577              46            8.00          --              --             --
  Long-term debt ........................        886              78            8.84           901            86           9.58
  Other  borrowings .....................      3,959              89            2.26         5,634           188           3.33
                                             -------         -------                      --------        ------
Total interest bearing liabilities ......     81,733           3,420            4.18        75,406         3,212           4.26

 Non-Interest bearing liabilities:
  Deposits ..............................     20,421                                        18,402
  Other .................................      1,236                                         1,029
   Stockholders' equity .................      8,944                                         7,085
                                            --------                                      --------
  Total liabilities and stockholders'
         equity..........................   $112,334                                      $101,922
                                            ========                                      ========
  Net interest & net interest spread ....                   $  6,175            5.58%                     $5,912           5.60%
                                                            ========            ====                      ======           ====
  Net interest margin ...................                                       6.26%                                      6.38%
                                                                                ====                                       ====





(1)      Includes non-accrual loans.  See "Business--Asset Quality."

         The following table reflects the change in net interest income due to changes in the volume and rate of the Company's assets and liabilities for the twelve month period ended December, 1996:



                                                          Increase (Decrease)
                                                 --------------------------------------------
                                                                         Combination
                                                 Volume       Rate       Rate/Volume   Total
                                                 -------    -------      -----------  -------
Changes in Net Interest Income
(dollars in thousands)

Interest earning assets:
 Loans, net ................................     $ 662        $(125)       $ (6)       $ 531
 Securities:
  Investment securities - taxable ..........        25          (28)         (1)          (4)
  Investment securities - non-taxable ......      --           --           --          --
 Federal funds sold ........................       (34)         (25)          3          (56)
                                                 -----        -----         ----       -----
Total earning assets .......................       653         (178)         (4)         471

 Interest  bearing liabilities:
 NOW &  money market .......................       (33)         (95)          5         (123)
 Savings ...................................         1          (15)        --           (14)
 Time, $100,000 & over .....................        39           (7)         (1)          31
 Time other ................................       441          (55)        (14)         373
 Convertible subordinated debentures .......        46         --           --            46
 Long-term debt ............................        (1)          (7)        --            (8)
 Other borrowings ..........................       (56)         (60)         19          (97)
                                                 -----         ----        ----        -----
Total change in interest expense ...........       437         (239)         10          208
                                                 -----         ----        ----        -----

Increase (decrease) in net interest income .     $ 216        $  61        $(13)       $ 263
                                                 =====        =====        ====        =====


Noninterest Income



         Noninterest income for the year ended December 31, 1996 was $2.6 million, compared to $1.2 million for the same period in 1995, an increase of $1.3 million or 116.7%. This increase was primarily due to increased revenues from EPW and the Bank's trust operations whose combined revenues increased $1.2 million during this period. Noninterest income for 1996 included a full year of trust operations and eleven months of EPW's operations, compared with three months of trust operations during 1995. Service charge income on deposits decreased slightly during this same period. Gain on sale of SBA loans increased $0.1 million during this period.


         The following table indicates the components of noninterest income for the years ended December 31, 1996 and 1995 (dollars in thousands):


                                                  For the Years Ended
                                                      December 31,
                                              ---------------------------------
                                                                      Increase/
                                                1996      1995        (Decrease)
                                              ------    -------       ---------
Services charges on deposit  accounts .....   $  556       $576       $   (20)
 Trust and investment management income ...    1,229         58         1,171
Loan servicing fees .......................      153        136            17
Gain on sale of SBA loans .................      425        284           141

Other service charges, fees, and income .....              209               183              26
                                                        ------           -------        --------
Total noninterest income ....................           $2,572           $ 1,237        $  1,335
                                                        ======           =======        ========



Noninterest Expense


         Total noninterest expense for the year ended December 31, 1996 was $6.2 million, compared to $4.6 million for the same period in 1995, representing an increase of $1.6 million or 34.7% . The increase is mainly due to the inclusion of a full year of trust operations and eleven months of EPW operations in 1996, compared to three months of trust operations included in the 1995 results.


         The following table reflects the components of noninterest expense for the years ended December 31, 1996 and 1995 (dollars in thousands):




                                                     For the Years Ended
                                                          December 31,
                                              ---------------------------------------------
                                                                                   Increase/
                                               1996               1995            (Decrease)
                                              -------            ------            --------
Salaries and employee benefits ...........    $3,724             $2,594             $ 1,130
 Occupancy expense .......................       387                280                 107
Furniture and equipment expense ..........       423                280                 143
Data processing expense ..................       375                315                  60
Legal and professional fees ..............       153                122                  31
Amortization of intangible assets ........       111                120                  (9)
Advertising ..............................       124                 75                  49
Stationery and supplies ..................       141                108                  33
Directors fees ...........................       143                136                   7
Other operating expenses .................       645                590                  55
                                              ------             ------             -------

Total noninterest expense ................    $6,226             $4,620             $ 1,606
                                              ======             ======             =======



LIQUIDITY AND ASSET/LIABILITY MANAGEMENT

         Liquidity


         The Investment and Asset/Liability Committee of the Board of Directors reviews the Company's liquidity, which is its ability to generate sufficient cash to meet the funding needs of current loan demand, deposit withdrawals, and other cash demands. The primary sources of funds consist of deposits, amortization and prepayments of loans, sales of investments, other funds from operations and the Company's capital. The Bank is a member of the Federal Home Loan Bank of Atlanta ("FHLB") and has the ability to borrow to supplement its liquidity needs.


         When the Company's primary sources of funds are not sufficient to meet deposit outflows, loan originations and purchases and other cash requirements, the Company may supplementally borrow funds from the FHLB and from other sources. The FHLB acts as an additional source of funding for banks and thrift institutions that make residential mortgage loans.

         FHLB borrowings, known as "advances", are secured by the Bank's mortgage loan portfolio, and the terms and rates charged for FHLB advances vary in response to general economic conditions. As a shareholder of the FHLB, the Bank is authorized to apply for advances from this bank. A wide variety of borrowing plans are offered by the FHLB, each with its own maturity and interest rate. The FHLB will consider various factors, including an institution's regulatory capital position, net income, quality and composition of assets, lending policies and practices, and level of current borrowings from all sources, in determining the amount of credit to extend to an institution. As of June 30, 1998, the Company had no FHLB advances outstanding. See "Business-Supervision and Regulation-Liquidity."



         A Florida chartered commercial bank is required to maintain a liquidity reserve of at least 15% of its total transaction accounts and 8% of its total nontransaction accounts less deposits of certain public funds. The liquidity reserve may consist of cash on hand, cash on demand with other correspondent banks and other investments and short-term marketable securities as determined by the rules of the Department, such as federal funds sold and United States securities or securities guaranteed by the United States or agencies thereof. The Company complies with applicable liquidity reserve requirements. As of June 30, 1998, the Bank had liquidity of approximately $51.0 million or approximately 31.3% of total deposits combined with borrowings. The Company's primary sources of funds consist of principal payments on loans and investment securities, proceeds from sales and maturities of securities available for sale and net increases in deposits. The Company uses its funds principally to purchase investment securities and fund existing and continuing loan commitments. At June 30, 1998, the Company had commitments to originate loans totaling $18.1 million. Scheduled maturities of certificates of deposit during the 12 months following June 30, 1998 total $46.7 million as of June 30, 1998. Management believes the Company has adequate resources to fund all its commitments, and, if so desired, that it can adjust the rates on certificates of deposit to retain deposits in a changing interest-rate environment.


         Asset/Liability Management

         One of the primary objectives of the Company is to reduce fluctuations in net interest income caused by changes in interest rates. To manage interest rate risk, the Board of Directors has established interest-rate risk policies and procedures which delegate to the Investment and Asset/Liability Committee the responsibility to monitor and report on interest-rate risk, devise strategies to manage interest-rate risk, monitor loan originations and deposit activity, and approve all pricing strategies.

         The management of interest-rate risk is one of the most significant factors affecting the ability to achieve future earnings. The measure of the mismatch of assets maturing or repricing within certain periods, and liabilities maturing or repricing within the same period, is commonly referred to as the "gap" for such period. Controlling the maturity or repricing of an institution's assets and liabilities in order to minimize interest rate risk is commonly referred to as gap management. "Negative gap" occurs when, during a specific time period, an institution's liabilities are scheduled to reprice more rapidly than its assets, so that, barring other factors affecting interest income and expense, in periods of rising interest rates the institution's interest expense would increase more rapidly than its interest income, and in periods of falling interest rates the institution's interest expense would decrease more rapidly than its interest income. "Positive gap" occurs when an institution's assets are scheduled to reprice more rapidly than its liabilities, so that, barring other factors affecting interest income and expense, in periods of falling interest rates , the institution's interest income would decrease more rapidly than its interest expense, and in periods of rising interest rates, the institution's interest income would increase more rapidly than its interest expense. It is common to focus on the one-year gap, which is the difference between the dollar amount of assets and the dollar amount of liabilities maturing or repricing within the next 12 months.


         To the extent market conditions permit, the Bank follows a strategy intended to protect its net interest income from adverse changes in interest rates by maintaining spreads through the adjustability of its interest earning assets and its interest bearing liabilities. The Bank employs a number of strategies designed to protect its net interest income. The Bank calculates its net interest margin on a monthly basis and compares it to a quarterly national peer group ratio. Historically, the Bank has enjoyed a higher than peer group average net interest margin as well as a higher margin than most of the community banks operating in Pinellas County.

         Additionally, the Investment and Asset/Liability Committee meets on a quarterly basis to review the most recent margin analysis, the Bank's overall pricing strategies, and a monthly gap report measuring its interest rate sensitivity position.


         The Bank is also a member of the FHLB. Member banks have access to a variety of fixed and variable rate borrowings, ranging from overnight to up to 20 years or longer. Access to these instruments can permit the Bank to match maturities of either specific groups of loans or larger, single loans. Currently, the Bank has no FHLB advances outstanding.


         The cumulative one-year gap at June 30, 1998 was a negative $31.8 million or a negative 17.8% (expressed as a percentage of total assets). The exclusion of approximately $3.9 million of non-accrual loans increased the negative gap by more than 2%. The Company performs an income simulation analysis to measure net interest income volatility when the portfolio is subjected to a 200 basis point interest rate shock. Based on the results of this simulation and the current interest rate environment (taking into account competitive pricing and generally declining interest rates), the Company believes that its gap position as of June 30, 1998 was appropriate, and currently anticipates that a similar negative gap position will continue in the subsequent one year time period.


         As previously noted herein, the Bank had large deposits from a single customer at June 30, 1998. These deposits are held in interest bearing demand accounts. From an asset/liability management stand point, the Bank matches these excess deposits with Federal Funds sold. See "Business)Sources of Funds." The Bank earns a positive spread between the interest earned on the Federal Funds sold and the interest paid on the respective deposit accounts.


         The following table presents the maturities or repricing of interest-earning assets and interest-bearing liabilities at June 30, 1998. The balances shown have been derived based on the financial characteristics of the various assets and liabilities. Adjustable and floating-rate assets are included in the period in which interest rates are next scheduled to adjust rather than their scheduled maturity dates. Fixed-rate loans are shown in the periods in which they are scheduled to be repaid according to contractual amortization and, where appropriate, prepayment assumptions based on the coupon rates in the portfolio have been used to adjust the repayment amounts. Repricing of time deposits is based on their scheduled maturities.

                          INTEREST SENSITIVITY ANALYSIS



                                       0 to 3           4 to 6          7 to 12         13 to 60          60+
                                       Months           Months           Months          Months         Months
                                      --------         --------         --------         -------        -------
Assets:
  Federal funds sold ...........      $ 26,767         $      0         $      0         $     0        $     0
  Securities ...................         1,864              215            2,720          15,029         10,060
  Loans:(1)
    Fixed ......................         4,368            2,457            6,284          12,955          1,968
   Variable ....................        34,897            1,490            3,639          26,096          1,429
                                      --------         --------         --------         -------        -------
Total rate sensitive assets ...       $ 67,896         $  4,162         $ 12,643         $54,080        $13,457
                                      ========         ========         ========         =======        =======

Liabilities:
  Interest  demand .............      $ 57,312         $      0         $      0         $     0        $     0
  Savings ......................         4,449                0                0               0              0
  Time deposits ................        15,460           16,391           16,094          11,125              0
  Other borrowings .............         4,424                0                0               0              0
  Long term debt ...............         2,333                4                8              26            630
                                      --------         --------         --------         -------        -------
Total rate sensitive
      liabilities...............      $ 83,978         $ 16,395          $16,102         $11,151        $   630
                                      ========         ========         ========         =======        =======
Dollar gap .....................      $(16,082)        $(12,233)        $ (3,459)        $42,929        $12,827

Cumulative Dollar gap ..........      $(16,082)        $(28,315)        $(31,774)        $11,155        $23,982

Cumulative gap/total assets(2) .         (9.03)%         (15.89)%        (17.83)%           6.26%         13.46%




                                            Non-Rate
                                           Sensitive
                                             Assets/
                                           Liabilities        Total
                                           ---------        ---------
Assets:
  Federal funds sold ...........                N/A         $ 26,767
  Securities ...................                N/A           29,888
  Loans:(1)
    Fixed ......................                N/A           28,032
   Variable ....................                N/A           67,551
                                                ---         --------
Total rate sensitive assets.....                N/A         $152,238
                                                ===         ========

Liabilities:
  Interest  demand .............           $ 11,293         $ 68,605
  Savings ......................                  0            4,449
  Time deposits ................                  0           59,070
  Other borrowings .............                  0            4,424
  Long term debt ...............                  0            3,001
                                           --------        ---------
Total rate sensitive
      liabilities ..............           $ 11,293         $139,549
                                          =========         ========
Dollar gap .....................           $(11,293)        $ 12,689

Cumulative Dollar gap ..........           $ 12,689         $ 12,689

Cumulative gap/total assets(2) .               7.12%            7.12%


-------------------
(1)      Excludes nonaccrual loans of approximately $3.9 million.


(2)      Calculated based on total assets of $178,148.

YEAR 2000 CONSIDERATIONS


          During the next two years, many businesses, including financial institutions such as the Company, will face potentially serious issues associated with the inability of certain existing data processing hardware and software to appropriately recognize calendar dates beginning in the year 2000. The "Year 2000" problem arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs may not properly recognize a year that begins with "20" instead of "19." Additionally, many computer programs that can only distinguish the final two digits of the year may read entries for the year 2000 as the year 1900. For example, computer systems may compute payment, interest , delinquency or other figures important to the operations of financial institutions based on the wrong date. If not corrected, many computer applications, including those owned by the Company and third parties with whom the Company does business, could fail or create erroneous results, thereby potentially impacting the operations and financial performance of the Company. Although the Company is currently addressing potential Year 2000 problems, there can be no assurance that its efforts will prevent all potential adverse consequences to the Company resulting from the Year 2000 problem.


         In 1997, the Company began the process of evaluating its information technology for Year 2000 readiness. In April 1998, the Company adopted a formal, comprehensive Year 2000 Policy Statement designed to identify and address Year 2000 issues that might impact the Company (the "Year 2000 Plan"). The Company has completed the "Awareness," "Inventory" and "Assessment" phases of its Year 2000 Plan, which are designed to appoint and train a group of employees to oversee and implement the Year 2000 Plan, to provide for the inventory of the software and hardware of the Company and others that should be assessed for Year 2000 problems, and to provide further assessment of the nature and size of the Year 2000 issues that might effect the Company, respectively. The Company is currently in the process of overseeing its internal efforts and the efforts of third parties to timely and properly address the Year 2000 issues that have been identified, as well as testing and validating the actions that have been taken thus far to address those issues. It is expected that those testing and validation efforts will be completed by June 30, 1999.


         The Company outsources its principal data processing activities to a third party and purchases most of its software applications from third party vendors. Additionally, the Company outsources its trust business data processing and custodial management activities to a third party. Each of the two foregoing data processing servicers have orally advised the Company that it believes its systems are Year 2000 compliant. The Company is in the process of testing and validating those claims. Based on these efforts to date, the Company believes that its vendors and significant customers are actively addressing the problems associated with the Year 2000 issue and that the Company will be prepared to respond to Year 2000 problems as they arise. The Company is in the process of finalizing contingency plans to address the most reasonably likely worst case scenario relating to the Year 2000 problem. The anticipated completion date for those plans is by March 31, 1999. The Company's Year 2000 efforts are ongoing and have not yet been completed. Accordingly, there can be no assurance that the Company will be prepared to timely respond to all year 2000 issues that may arise.


         The Company is also in the process of identifying Year 2000 problems stemming from non-information technology systems, such as microcontrollers used to operate security systems and elevators and embedded systems in its buildings and equipment and other infrastructure, and establishing a program for testing these systems for Year 2000 compliance. However, the Company does not currently anticipate that it will encounter any substantial Year 2000 problems with respect to such non-information technology systems, and believes the cost to remedy any such problems will not be material.



         The Company has not incurred material testing, compliance or replacement costs relating to its Year 2000 investigation to date. The Company expects to spend approximately $255,000 and $280,000 in 1998 and 1999, respectively, towards technology related expenses, including the updating of software and hardware systems to ensure Year 2000 compliance. The Company does not expect to incur additional material related testing, compliance or replacement costs in the future and does not believe that the potential non-compliance of its information and non-information technology systems and programs present a material risk to the Company's financial condition or results of operations. However, non-material costs may be incurred due to short-term disruptions resulting from Year 2000 compliance problems, testing and replacement costs.



         Notwithstanding the foregoing, there can be no assurance that the Company will be successful in implementing its Year 2000 Plan and that it will not be adversely affected by the failure of third party vendors or significant customers to become Year 2000 compliant. Although the Company is taking steps to identify and address Year 2000 problems, if unexpected or unresolved Year 2000 problems develop, given the Company's reliance on data processing services to maintain customer balances, service customer accounts and to perform other record keeping and service oriented functions associated with the Company's three primary business segments, the occurrence of any such events could have a material impact on the Company's results of operations, liquidity and financial condition.

                                    BUSINESS






THE COMPANY AND THE BANK



         The Company is a registered bank holding company formed in 1982, the principal subsidiary of which is the Bank, an FDIC-insured commercial bank chartered under Florida law and headquartered in St. Petersburg, Florida. The Company's other operating subsidiaries are EPW, an investment advisory firm registered under the Investment Advisers Act of 1940 headquartered in Tampa, Florida, with an office in Jacksonville, Florida, and United Trust, a Florida-Chartered trust company registered with the Department and located in St. Petersburg, Florida. At June 30, 1998, the Company had consolidated total assets of $178.1 million, net loans of $97.1 million, deposits of $157.7 million and stockholders' equity of $11.5 million.


         The Bank is a community-oriented full service, commercial bank founded in 1979 and currently operating from four branch offices serving the southern Pinellas County area of the State of Florida. It offers consumer and commercial loans, ATM cards, credit cards, and a full range of deposit account types including demand deposits, NOW accounts, money market accounts, savings accounts, and certificates of deposit. The primary focus of the Bank's commercial lending activities is on loans to small and medium sized businesses and professional firms. The Bank's commercial loans include loans secured by real estate or other assets, loans made under the SBA's lending program and secured and unsecured loans to small businesses. The Company believes the Bank is one of the largest originators, among similarly sized financial institutions, of SBA loans in the State of Florida (measured by dollar volume of loans originated).

         EPW is an investment advisory firm formed in 1983 which offers investment management services to corporate, municipal and high net worth individual clients throughout the State of Florida. As of June 30, 1998, EPW had $312.3 million in assets under management. United Trust is a wholesale provider of data processing, administrative and accounting support and asset custody services to professionals holding assets in trust (primarily legal and accounting firms). United Trust also provides retail trust and investment management services to individual and corporate clients. As of June 30, 1998, United Trust had $241.9 million in assets under trust.


         The principal executive offices of the Company are located at 333 Third Avenue North, St. Petersburg, Florida 33701, and its telephone number is (727) 898-2265.


BACKGROUND


         In 1986 a group of investors, headed by Neil W. Savage, the Company's President and Chief Executive Officer and the Bank's Chairman and Chief Executive Officer, acquired control of the Company, then known as Pinellas Bancshares Corporation. The Company's name was changed to its present name in 1995 and the Bank's name was changed from United Bank of Pinellas to its present name that same year.



         In September 1995 the Company purchased FSC, a trust data processing and accounting service for professionals, and merged this entity into the Company. In January 1996, the Company acquired EPW. The Company formed United Trust during the fourth quarter of 1997 and effective December 31, 1997, transferred all of the Bank's trust assets to United Trust.


BUSINESS STRATEGY


         The principal elements of the Company's business strategy are to increase its market share in its existing business segments and to seek out niche business segments in which the Company can compete effectively in order to create new sources of non-interest income and increase traditional interest income from new lending opportunities. The Company has sought to implement its strategy of increasing its market share in its existing business segments by expanding the Bank's market coverage through de novo branching, increasing the Bank's emphasis on originating loans secured by real estate and other assets for its own portfolio, pursuing small business secured and unsecured lending for its own portfolio, and continuing to originate a high volume of SBA loans, both for its own portfolio and for sale in the secondary market. A primary element of the Company's business strategy as a community banking organization is to seek to provide customers with a level of personalized service exceeding that provided by its competitors, including the local banking operations of large regional and national banking companies.

         The Company has sought to add new sources of non-interest income through the creation of United Trust, which receives fees for the wholesale trust services it offers to legal and accounting firms and the retail trust and investment management services it offers to other clients, and the acquisition of EPW, which generates fee income from the investment management services it offers to corporate, municipal and high net worth individual clients. By expanding the range of trust and investment management services it offers, the Company seeks to differentiate itself from other similarly sized community banking organizations operating in the Company's market. While pursuing these strategies, management remains committed to improving asset quality, managing interest rate risk, enhancing profitability and maintaining its status as a well-capitalized institution for regulatory capital purposes.


         The results of the Company's business strategy have been substantial asset and revenue growth. The Company's total assets have increased from approximately $106.6 million at December 31, 1995 to $147.3 million at December 31, 1997. The Company's consolidated revenues increased from $7.1 million for the year ended December 31, 1995 to $9.9 million for the year ended December 31, 1997. During this period of asset and revenue growth, the Company's net income decreased from $1.5 million for the year ended December 31, 1995 to $1.4 million for the year ended December 31, 1997.



         The Company intends to continue selectively adding branches in its market area, and recently gave notice of its intent to exercise an option to purchase a proposed branch site. It is anticipated that the Bank will spend approximately $650,000 to open such branch. The Company has no current plans to add Bank branches outside of the Pinellas County market. The Company's current goal is to try and open one new branch each year. Accordingly, in the future, the Company may consider strategic expansion though the acquisition of other banks or bank branches or by de novo branching. Similar to the Company's previous efforts that resulted in it establishing United Trust and acquiring EPW, the Company may consider from time to time expansion opportunities into other business lines that might add to the Company's non-interest income and the acquisition or development of other businesses that the Company considers complementary to its existing business. For example, the Company recently commenced efforts to consider the feasibility of making a minority investment in an existing or new property casualty insurance company. From time to time, the Company may commence similar exploratory efforts to evaluate the possibility of acquiring or establishing similar or additional lines of business. A substantial portion of the net proceeds from the Offerings will be available to the Company to finance any such efforts that the Company decides to pursue. The Company has not, however, identified any acquisition candidates or made any commitments to create any new business units, and there can be no assurance that the Company will locate any suitable acquisition candidates, complete any new business acquisitions, develop any new business lines or receive any needed regulatory approvals to conduct such activities, or that any of such activities, if conducted, will be profitable for the Company.


MARKET AREA

         Currently, the Bank has four offices located in southern Pinellas County, Florida, which is the Bank's primary market area. The population of Pinellas County was estimated to be 888,000 on April 1, 1997 by the University of Florida's Bureau of Economic and Business Research. This compares with a population of 852,000 at the 1990 census and 729,000 at the 1980 census. Pinellas County has been a retirement and tourism destination for many years, and over 25% of its population is over 65 years of age, compared with a state wide average of 18.6%.

         According to information published by the Florida Bankers Association, as of December 31, 1997, Pinellas County was the fourth largest county in Florida in terms of bank and thrift deposits, with total deposits of $12.2 billion, or 6.49% of the state's total deposits. There is a significant seasonal population increase during the months of November to April of each year; seasonal residents are not included in the cited population statistics. The Company believes that while the population of Pinellas County will continue to grow, the rate of growth is likely to be lower than the population growth rate of the State of Florida as a whole, and is likely to slow due to the nature of the market area. As a peninsula surrounded on the south, east and west by water, Pinellas County has limited room for future development. The local economy is dependent upon service industries, manufacturing, tourism, and medical facilities as its major sources of employment and commerce.

         United Trust"s primary market for retail business is also Pinellas County. Its wholesale services are marketed more widely to the Tampa Bay Area, consisting of Pinellas, Hillsborough, Pasco and Manatee Counties. EPW markets its services to high net worth individuals and to commercial and governmental clients throughout the State of Florida and secondarily in the Southeastern United States.

         Pinellas County is a highly competitive market for financial, trust and investment services. The Bank faces competition for deposits from other commercial banks, thrift institutions, money market funds and credit unions. Competition for loans of the types originated by the Bank is also strong. Management believes that Pinellas County is considered an attractive market by financial institutions seeking to obtain deposits, as evidenced by the 293 offices of commercial banks and thrift institutions existing in Pinellas County at December 31, 1997.

OPERATING STRATEGY

         Management of the Company believes that the consolidation of the banking industry and the emergence of large regional and national bank holding companies has created opportunities for locally-owned and operated financial institutions to effectively compete for customers who desire a level of personalized banking services that the large banking organizations may not be able to offer. The Bank was organized as a community financial institution owned and managed by people who are actively involved in the Bank"s local market area and committed to the area's economic growth and development. With local ownership and management, the Company believes that the Bank can be more responsive to the banking needs of the community it serves and can tailor its services to meet its customers' needs rather than providing the standardized services that larger bank holding companies tend to offer.

         Local ownership and operation allows the Bank faster, more responsive and flexible decision-making which may not be available at the branch offices of the large bank holding companies which constitute the majority of the financial institution offices located in the Bank's market area.


         The principal business of the Bank is to attract deposits from the general public and to invest those funds in various types of loans and other interest-earning assets. The Bank's earnings depend primarily upon the difference between (i) the interest and fees received by the Bank from loans, the securities held in its investment portfolio, and other investments; and (ii) expenses incurred by the Bank in connection with obtaining funds for lending (including interest paid on deposits and other borrowings) and expenses relating to day-to-day operations.


         The Bank's customers are primarily individuals (including seasonal residents), professionals and small and medium size businesses, located predominantly in Pinellas County, Florida. The Bank seeks to develop new business through an ongoing program of personal calls on both present and potential customers. As a local independent bank, the Bank utilizes traditional local advertising media as well as direct mailings, telephone contacts, and brochures to promote the Bank and develop loans and deposits. In addition, the Bank's directors all have worked or lived in or near the Bank's market area for a number of years, contributing to the Bank's image as a locally-oriented independent institution, which management believes is an important factor to its targeted customer base.

SOURCES OF FUNDS

         The primary source of funds for lending, investment and other general business purposes is deposit accounts. Other sources of funds are loan repayments, proceeds from the sale of loans and investment securities, and borrowings. The Bank expects that loan repayments will be a relatively stable source of funds, while levels of deposits maintained at the Bank will be significantly influenced by general interest rate and money market conditions. Generally, the Company may use short-term borrowings to compensate for reductions in sources of funds normally available, while longer term borrowings may be used to support expanded lending activities. Management believes that the Company's funding requirements can be met through retail deposits in the Company's local market area without reliance on brokered deposits. For additional discussion of asset and liability management policies and strategies, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Asset/Liability Management."



         As of June 30, 1998, the scheduled maturities of deposits of $100,000 or more were as follows:



Three months or less ..................................               $3,161,629
                                                                      ----------
Over three through six months .........................                2,700,608
                                                                      ----------
Six through twelve months .............................                2,394,879
                                                                      ----------
Over twelve months ....................................                1,317,670
                                                                      ----------
                                                                      $9,574,786
                                                                      ==========


         The Bank offers a full range of deposit services, including checking and other transaction accounts, savings accounts and time deposits. The following table sets forth the deposit structure of the types of deposit accounts offered by the Bank at June 30, 1998 (dollars in thousands):


                                                        Weighted                                   Percent
                                                         Average                                   of Total
                                                       Interest Rate            Amount             Deposits
                                                       -------------            ------             --------
      Non-interest bearing .....................          00.0%               $ 25,562                16.2%
      NOW accounts .............................           3.38                 68,605                43.5
      Savings ..................................           2.02                  4,449                 2.8
      Time deposits with original maturities of:
         One year or less                                  5.21                 33,922                21.6
                                                                                                  --------
         Over 1 year through 5 years ...........           5.68                 25,148                15.9
                                                                              --------            --------
           Total time deposits .................           5.41                 59,070                37.5
                                                                              --------            --------
           Total deposits ......................           3.55%              $157,686               100.0%
                                                                              ========            ========


         At June 30, 1998, scheduled maturities of time deposits were as follows (dollars in thousands):


                                                       Percent of
                                        Time              Time
Period Ended June 30,                 Deposits          Deposits
                                      --------          --------
      1999 ................            $46,743             79.2%
      2000-2001 ...........              6,642             11.2
      2002-2006 ...........              5,685              9.6
                                       -------            -----
        Total time deposits            $59,070            100.0%
                                       =======            =====



         As of June 30, 1998, the Bank had deposits from a single customer of $36.1 million or 23.1% of the Bank's total deposits. As of December 31, 1997, deposits from this customer amounted to $9.2 million or 7.1% of the Bank's total deposits. The Company expects deposit balances maintained at the Bank by this customer to continue to fluctuate and to generally be lower than the amount of such deposits at June 30, 1998. For example, as of August 31, 1998, this customer's deposits totalled $11.3 million, which contributed to a reduction in the Company's total assets to $156.3 million at August 31, 1998. The funds from this customer's unusual deposit activity were invested primarily in Federal funds sold, which are short term, liquid investments. Because of the Company's liquidity position, management does not expect that a material decline in the deposit balances maintained at the Bank by this customer would have a materially negative effect on the financial condition, including liquidity, or results of operations of the Company or the Bank.


LENDING ACTIVITIES

         The primary source of income generated by the Bank is interest earned on loans held in the Bank's loan portfolio. The Bank's lending activities include commercial, real estate and consumer loans. During 1997, the Bank's net loans increased $19.3 million.


         Commercial Loans. The Bank offers commercial loans for working capital purposes, business expansion, seasonal needs, acquisition of equipment, and other business needs. Collateral pledged to secure these loans may include equipment, accounts receivable, or other assets. The Bank often requires personal guarantees of these loans.


         SBA Loans. The SBA lending program was established by Congress in 1953 to assist new and established small businesses in obtaining necessary capital. Under this program, the SBA guarantees up to 90% of the principal balance of the loan, subject to a maximum guarantee per loan of $750,000, thereby removing a portion of the credit risk to the lending financial institution and generally enabling lenders to offer loans under this program at more attractive interest rates for borrowers than other available financing. The SBA loans originated by the Company typically have SBA guarantees for 60% to 90% of the principal balance of the loan. The existence of a secondary market for the guaranteed portion of the SBA loans provides the Bank an opportunity to sell the guaranteed portion of the loans and obtain additional liquidity and income. The Bank typically services such loans and receives servicing fees with respect to such loans.


         The only loans sold by the Bank during 1996 and 1997 were SBA loans. When the Bank sells an SBA loan and retains the servicing of the loan, a servicing asset is recorded. The book value of such assets, which the Company believes approximates the fair value of such assets, at June 30, 1997, December 31, 1997, and June 30, 1998 was $23 thousand, $78 thousand, and $107 thousand, respectively. Amortization expense relating to such servicing assets of $2 thousand and $6 thousand was recorded for 1997 and 1998, respectively. The Company periodically reviews these assets for impairment. No valuation for impairment of these assets was deemed necessary for the periods presented.




         At December 31, 1996, the Bank had $7.0 million of SBA loans, of which approximately 27.0% was guaranteed by the SBA. During 1996, the Bank sold guaranteed portions of its SBA loans totaling $5.2 million. At December 31, 1997, the Bank had $5.7 million of SBA loans, of which approximately 19.0% was guaranteed by the SBA. During 1997, the Bank sold guaranteed portions of its SBA loans totaling $3.7 million. The Bank had gains on the sale of SBA loans during 1996 and 1997 of $425 thousand and $290 thousand, respectively, and had loan servicing fees on SBA loans during 1996 and 1997 of $153 thousand and $164 thousand, respectively.


         Real Estate Loans. The Bank offers commercial and, on a limited basis, residential real estate loans. Commercial real estate loans are made for general corporate purposes, construction and expansion of facilities. Residential loans are made in the form of fixed and variable rate mortgages and home equity loans.

         The following tables set forth information concerning the loan portfolio, based on total dollars and percent of portfolio, by collateral type as of the dates indicated (dollars in thousands):

                                                          At                          At December 31,
                                                      June 30,         -------------------------------------------
                                                        1998             1997             1996             1995
                                                      --------         --------         --------         --------
Real estate mortgage loans:
  Commercial real estate .......................      $ 47,476         $ 44,547         $ 38,074         $ 38,439

  One-to-four family residential ...............         7,575            7,482            6,716            7,371
  Multifamily residential ......................         6,108            5,485            2,898            2,230

  Construction and land development ............         3,352            3,071            1,795            1,456
                                                      --------         --------         --------         --------
    Total real estate mortgage loans ...........        64,511           60,585           49,483           49,496

Commercial loans ...............................        29,310           30,536           25,239           19,711
Consumer loans .................................         3,896            3,998            3,831            3,199
Other Loans ....................................         1,731            1,871            2,661            3,409
                                                      --------         --------         --------         --------
  Gross loans ..................................        99,448           96,990           81,214           75,815
Allowances for loan losses .....................        (1,759)          (1,648)          (1,610)          (1,527)
 Unearned Fees .................................          (577)            (521)            (341)            (281)
                                                      --------         --------         --------         --------
Total loans net of allowance and unearned fees..      $ 97,112         $ 94,821         $ 79,263         $ 74,007
                                                      ========         ========         ========         ========



                                              At                     At December 31,
                                           June 30,        ------------------------------------
                                             1998           1997           1996           1995
                                            ------         ------         ------         ------
Real estate mortgage loans:
  Commercial real estate .............        47.7%          45.9%          46.9%          50.7%
  One-to-four family residential .....         7.6            7.7            8.2            9.7
  Multifamily residential ............         6.2            5.7            3.6            3.0
  Construction and land development...         3.4            3.2            2.2            1.9
                                            ------         ------         ------         ------
    Total real estate mortgage loans..        64.9           62.5           60.9           65.3

Commercial loans .....................        29.5           31.5           31.1           26.0
Consumer loans .......................         3.9            4.1            4.7            4.2
Other Loans ..........................         1.7            1.9            3.3            4.5
                                            ------         ------         ------         ------
  Gross loans ........................         100%           100%           100%           100%
                                            ======         ======         ======         ======



      The following table sets forth the contractual amortization of real estate and commercial loans at June 30, 1998 and December 31, 1997. Loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. The table also sets forth the dollar amount of loans scheduled to mature after one year, according to their interest rate characteristics (dollars in thousands):

                                                                    June 30, 1998                        December 31, 1997
                                                              ---------------------------           ----------------------------
                                                               Real                                   Real
                                                              Estate           Commercial           Estate            Commercial
                                                              ------           ----------           ------            ----------
Amounts due:
  One year or less ...............................            $29,621            $20,803            $29,645            $22,250
  After one through five years ...................             32,220              7,751             30,409              7,518
  More than five years ...........................              2,670                756                531                768
                                                              -------            -------            -------            -------
         Total ...................................            $64,511            $29,310            $60,585            $30,536
                                                              =======            =======            =======            =======

Interest rate terms on amounts due after one year:
  Adjustable .....................................            $24,183            $ 3,620            $20,774            $ 3,489
  Fixed ..........................................             10,707              4,887             10,166              4,797
                                                              -------            -------            -------            -------
         Total ...................................            $34,890            $ 8,507            $30,940            $ 8,286
                                                              =======            =======            =======            =======

INVESTMENT MANAGEMENT SERVICES

         EPW offers investment management services to high net worth individuals, corporate pension and profit sharing plans, charitable entities, and state and local government pension plans. EPW receives fees for its services which vary according to the amount of assets in the account under management. EPW markets its services throughout the State of Florida.

TRUST SERVICES

         United Trust offers wholesale trust services that include on-line trust account information processing, asset custody and investment support services. These services are offered to legal and accounting firms and to other custodians. United Trust also offers retail trust services including investment management, probate and custodian services which are marketed principally to customers of the Bank and EPW and clients of local attorneys and accountants.

CREDIT ADMINISTRATION


         The loan approval process consists of a combination of individual and committee loan authority. Individual lending authority is based upon experience and is broken down into secured and unsecured requests. The Officers' Loan Committee (the "Officers' Loan Committee") is made up of commercial lenders and credit administration personnel. The Officers" Loan Committee currently has final approval on all unsecured credit for $50,000 to $500,000 and secured credits for $150,000 to $500,000. The General Loan Committee (the "General Loan Committee") is made up of four non-employee directors, the Chairman of the Board of Directors of the Company ("Board of Directors") and the President of the Bank. The General Loan Committee has final approval authority for all loans from $500,000 to the legal lending limit of the Bank, except for loans involving directors of the Bank which must be approved by a vote of the full Board of Directors with the interested director not present during the loan discussion and vote.


         The Company has a policies and procedures manual which addresses the specific underwriting guidelines for specific types of credits. Any deviation from these guidelines is considered to be a policy exception which must be outlined during the approval process and voted upon by the appropriate committee or approved by a loan officer with sufficient lending authority. The guidelines are reviewed and approved by the Board of Directors on an annual basis.

         The Company's lending philosophy is to extend credit to businesses or individuals in the Bank's market area who demonstrate sufficient cash flow to repay the debt and whose track record indicate they are borrowers with whom the Bank desires to establish an ongoing lending relationship.


         The loan portfolio is under continued review in order to monitor potential credit deterioration. Loans are graded at their inception by the loan officers. Credit administration reviews existing credits on an on-going basis. The Company also employs an independent third-party loan review company which reviews specific larger size credits on a quarterly basis. This quarterly review is presented to the General Loan Committee for its further review.


ASSET QUALITY







         ALLOWANCE/PROVISION FOR LOAN LOSSES. The allowance for loan losses represents management's estimate of an amount adequate to provide for potential losses within the existing loan portfolio. The determination of the adequacy of the loan loss reserve is based upon various considerations, including an analysis of the risk involved in the various loan grades, historical loan losses, review of larger classified loans, a review of the underlying collateral on specific loans and current economic conditions. The reserve is reviewed internally on a quarterly basis and is also reviewed by the appropriate regulatory agencies upon their examination visit.


         The following table sets forth information concerning the activity in the allowance for loan losses during the periods indicated (dollars in thousands):


                                            At June 30,                                   At December 31,
                                           ------------                    --------------------------------------------
                                             1998                           1997              1996               1995
                                            ------                          ------            ------            -------
Allowance at beginning of period            $1,648                          $1,610            $1,527            $ 1,335
Charge-offs:
  Real estate loans ............                --                              --                --                 --
  Commercial loans .............               131                              52                38                 --
  Consumer loans ...............                16                              39                31                  1
                                            ------                          ------            ------            -------
         Total charge-offs .....               147                              91                69                  1
Recoveries:
  Real estate loans ............                --                              --                --                  3
  Commercial loans .............                 8                              39                 1                  9
  Consumer loans ...............                --                              --                 1                  1
                                            ------                          ------            ------            -------
          Total recoveries .....                 8                              39                 2                 13
Net charge-offs ................               138                              52                67                (12)
                                                                                             -------
 Provision for loan losses .....               250                              90               150                180
                                            ------                          ------            ------            -------
Allowance at end of period .....            $1,759                          $1,648            $1,610            $ 1,527
                                            ======                          ======            ======            =======


         The following table presents information regarding the Company's total allowance for loan losses as well as its allocation of such amount to the various loan categories based upon management's estimates (dollars in thousands).


                                            June 30, 1998                  December 31, 1997                  December 31, 1996
                                       ---------------------------       --------------------------        ------------------------
                                                                                      Percentage of                    Percentage of
                                                    Percentage of                         Loan                             Loan
Allowance Allocation                   Amount       Loan Portfolio        Amount        Portfolio          Amount        Portfolio
--------------------                   ------       --------------        ------        ---------          ------        ---------
Performing/not classified:
Commercial Loans ..........            $  388             26%            $  368             31%            $  324             30%
Real Estate Loans .........               485             57                459             53                406             55
Consumer Loans ............                97              9                 92              9                 81             10
                                       ------            ---             ------            ---             ------            ---
Subtotal ..................               970             92                919             93                811             95

Non-performing/ classified:
Marginal ..................                46              3                  2              5                 --              0
Substandard ...............               643              5                483              2                221              5
 Doubtful .................                --              0                 --              0                 --              0
Loss ......................                --              0                 --              0                 --              0
                                       ------            ---             ------            ---             ------            ---
Subtotal ..................               689              8                485              7                221              5
Unallocated ...............               100              0                244              0                578              0
                                       ------            ---             ------            ---             ------            ---
Total .....................            $1,759            100%            $1,648            100%            $1,610            100%
                                       ======            ===             ======            ===             ======            ===







NONPERFORMING ASSETS. Nonperforming assets include (i) loans which are 90 days or more past due and have been placed into non-accrual status, (ii) accruing loans that are 90 days or more delinquent that are deemed by management to be adequately secured and in the process of collection, and (iii) ORE (i.e., real estate acquired through foreclosure or deed in lieu of foreclosure). All delinquent loans are reviewed on a regular basis and are placed on non-accrual status when, in the opinion of management, the possibility of collecting additional interest is deemed insufficient to warrant further accrual. As a matter of policy, interest is not accrued on loans past due 90 days or more unless the loan is both well secured and in process of collection. When a loan is placed in non-accrual status, interest accruals cease and uncollected accrued interest is reversed and charged against current income. Additional interest income on such loans is recognized only when received.


         The following table sets forth information regarding the components of nonperforming assets at the dates indicated (dollars in thousands):

                                                At                      At December 31,
                                           June 30,           ------------------------------------
                                              1998            1997            1996           1995
                                             ------           ----            ----            ---
Real estate loans ...............            $3,054            $374            $330            $15
Commercial loans ................               876              26              42             --
Consumer loans ..................                --              --              --             --
                                             ------            ----            ----            ---
   Total non-accrual loans(1) ...             3,930             400             372             15
Other Real Estate ...............               283              --              --             --
Accruing Loans 90 days past due .                42             251              --              6
                                             ------            ----            ----            ---
   Total nonperforming assets ...            $4,255            $651            $372            $21
                                             ======            ====            ====            ===

--------------------

(1) $1,006 of the non-accrual loans as of June 30, 1998 consist of the portion of defaulted loans that is fully guaranteed by the SBA, for which the Bank expects to be reimbursed by the SBA. $1,275 of the non-accrual loans as of June 30, 1998 are being paid on a monthly basis on a pre-judgment stipulation, and interest and principal are being recorded as received on a cash basis.

COMPETITION

         The banking industry in general, and the Bank's market area in particular, are characterized by significant competition for both deposits and lending opportunities. In its market area, the Bank competes with other commercial banks, thrift institutions, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, and various other non-bank providers of financial services. Competition for deposits may have the effect of increasing the rates of interest the Bank will pay on deposits, which would increase the Bank's cost of funds and possibly reduce its net earnings. Competition for loans may have the effect of lowering the rate of interest the Bank will receive on its loans, which would lower the Bank's return on invested assets and possibly reduce its net earnings. Many of the Bank's competitors have been in existence for a significantly longer period of time than the Bank, are larger and have greater financial and other resources and lending limits than the Bank, and may offer certain services that the Bank does not provide.


         There are approximately 293 branch offices of commercial banks and thrift institutions operating in Pinellas County. In order to compete effectively, the Bank seeks to differentiate its services from those offered by larger institutions, including the branch offices of large regional and national bank holding companies. The Bank seeks to provide banking products and services which are customized to its market area and target customers on a personalized basis, which management believes cannot be matched by many of the larger institutions THAT tend to offer many banking products and services on an impersonal basis. Management believes that, as the banking industry has undergone further consolidation, the opportunity to attract customers seeking personalized service has been enhanced. The Bank seeks to tailor its products and services to its specific geographic market and targeted customers, and to thereby attract the business of professionals, entrepreneurs, and small to medium sized commercial businesses while continuing to provide exceptional banking services to all of its customers. The profitability of the Bank depends upon its ability to compete effectively in its market area. While management believes that the Bank's local ownership, community oriented operating philosophy and personalized service enhances the Bank's ability to compete in its market area, there can be no assurance that the Bank will be able to continue to compete effectively or that competitive factors will not have an adverse effect on the Bank's operating results or financial condition.

EMPLOYEES

         At June 30, 1998, the Company had 84 full-time and 10 part-time employees, none of whom were represented by a union or subject to a collective bargaining agreement. The Company believes its relations with its employees to be good.

SUPERVISION AND REGULATION

         The Company and the Bank are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules and regulations affecting the Company and the Bank. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referenced below and is not intended to be an exhaustive description of the statutes or regulations applicable to the Company's business. Supervision, regulation and examination of the Company and the Bank by the bank regulatory agencies are intended primarily for the protection of depositors rather than stockholders.






REGULATION OF THE COMPANY. The Company is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended ("BHC Act"). As such, the Company is subject to the supervision, examination and reporting requirements of the BHC Act and the regulations of the Federal Reserve.



         The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of the bank; or (iii) it may merge or consolidate with any other bank holding company. Similar federal statutes require bank holding companies and other companies to obtain the prior approval of the office of thrift supervision ("OTS") before acquiring ownership or control of a savings association.


         The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977, as amended (the "CRA").


         The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), authorizes (i) the Company, and any other bank holding company located in Florida to acquire a bank located in any other state, and (ii) any bank holding company located outside Florida to acquire any Florida-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that national and state-chartered banks may branch interstate through acquisitions of banks in other states, unless a state has "opted out" of the interstate branching provisions of the Interstate Banking Act prior to June 1, 1997. Neither Florida nor any other state in the southeastern United States has "opted out". Accordingly, the Company would have the ability to acquire a bank in a state in the Southeast and thereafter consolidate all of its bank subsidiaries into a single bank with interstate branches.

         The BHC Act generally prohibits the Company from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. The investment management, data processing, administrative and accounting support and asset custody services offered by EPW and United Trust have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible nonbanking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a bank holding company or its non-bank subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of the holding company.

         Under Federal Reserve policy, bank holding companies are expected to act as a source of financial strength and support to their subsidiary banks. This support may be required at times when, absent such Federal Reserve policy, the holding company may not be inclined to provide it. In addition, any capital loans by a bank holding company to any bank subsidiary are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority payment.







REGULATION OF THE BANK. The Bank is organized as a Florida-chartered commercial bank and is regulated and supervised by the Department. In addition, the Bank is regulated and supervised by the Federal Reserve, which serves as its primary federal regulator and, to a lesser extent, by the FDIC as the administrator of the fund that insures the Bank's deposits. Accordingly, the Department and the Federal Reserve conduct regular examinations of the Bank, reviewing the adequacy of the loan loss reserves, quality of loans and investments, propriety of management practices, compliance with laws and regulations, and other aspects of the Bank's operations. In addition to these regular examinations, the Bank must furnish to the Federal Reserve quarterly reports containing detailed financial statements and schedules.



         Federal and Florida banking laws and regulations govern all areas of the operations of the Bank, including reserves, loans, mortgages, capital, issuances of securities, payment of dividends, and establishment of branches. As its primary federal regulator, the Federal Reserve has authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent the Bank from engaging in unsafe or unsound practices. The Bank is a member of the BIF and, as such, deposits in the Bank are insured by the FDIC to the maximum extent permissible by law.



         The Bank is subject to the provisions of the CRA. Under the CRA, the Bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire communities, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit the Bank's discretion to develop the types of products and services that it believes are best suited to their particular communities, consistent with the CRA. The CRA requires the appropriate federal bank regulatory agency (in the case of the Bank, the Federal Reserve), in connection with their regular examinations, to assess a financial institution's record in meeting the credit needs of the community serviced by it, including low- and moderate-income neighborhoods. A federal banking agency's assessment of a financial institution's CRA record is made available to the public. Further, such assessment is required whenever the institution applies to, among other things, establish a new branch that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets of or assume the liabilities of, a federally-regulated financial institution. In the case where the Company applies for approval to acquire a bank or other bank holding company, the federal regulator approving the transaction will also assess the CRA records of the Bank. The Bank received a "Satisfactory" CRA rating in its most recent examination.

         In April 1995, the federal banking agencies adopted amendments revising their CRA regulations, with a phase-in schedule applicable to various provisions. Among other things, the amended CRA regulations, which became fully effective on July 1, 1997, substitute for the prior process-based assessment factors a new evaluation system that will rate an institution based on its actual performance in meeting community needs. In particular, the system now focuses on three tests: (i) a lending test, to evaluate the institution's record of making loans in its service areas; (ii) an investment test, to evaluate the institution's record of investing in community development projects; and (iii) a service test, to evaluate the institution's delivery of services through its branches and other offices. The amended CRA regulations also clarify how an institution's CRA performance will be considered in the application process. The Company does not anticipate that the revised CRA regulations will have any material impact on the Bank's operations or its CRA rating.







DEPOSIT INSURANCE. The Bank is subject to FDIC deposit insurance assessments. The Bank is also subject to a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (i) well capitalized
(ii) adequately capitalized and (iii) undercapitalized. An institution is also assigned, by the FDIC, to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates on deposits for an institution in the highest category (i.e., "well capitalized" and "healthy") are less than assessment rates on deposits for an institution in the lowest category (i.e., "undercapitalized" and "substantial supervisory concern").



         In addition to FDIC insurance assessments, the Bank is also subject to assessments used to pay interest on bonds issued by the Financing Corporation (the "FICO") under the Deposit Insurance Funds Act (the "Funds Act"). Prior to enactment of the Funds Act, only insurance payments by SAIF-member institutions were available to satisfy FICO's interest payment obligations. Through the end of 1999, the FICO assessment rate on BIF-assessable deposits is required by the statute to be one-fifth of the SAIF rate. Thereafter, FICO assessment rates for members of both insurance funds will presumably be equalized.


         Currently, the FICO assessment rate for BIF-assessable deposits is
0.013 percent (or 1.3 basis points) and the FICO assessment rate for SAIF assessable deposits is 0.0648 percent (or 6.48 basis points). In 1997, the Bank's total FICO payment obligation was $12,500, all of which was attributable to the BIF-assessable deposits. The Bank has no SAIF assessable deposits.






CAPITAL REQUIREMENTS. The Company and the Bank are required to comply with the capital adequacy standards established by the Federal Reserve. There are three basic measures of capital adequacy for banks that have been promulgated by the Federal Reserve; two risk-based measures and a leverage measure. All applicable capital standards must be satisfied for a bank holding company and a bank to be considered in compliance.

         The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.



         The minimum guidelines for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital (i.e., 4% of risk-weighted assets) must comprise common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3% for banks that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a leverage ratio of at least 3%, plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) and other indicators of capital strength in evaluating proposals for expansion or new activities.



         The FDIC Improvement Act of 1991 ("FDICIA") contains "prompt corrective action" provisions pursuant to which banks are to be classified into one of the five categories based upon capital adequacy, ranging from "well capitalized" to "critically undercapitalized", and which require (subject to certain exceptions) the appropriate federal banking agency to take prompt corrective action with respect to an institution which becomes "significantly undercapitalized or "critically undercapitalized".



         The Federal Reserve has issued final regulations to implement the "prompt corrective action" provisions of FDICIA. In general, the regulations define the five capital categories as follows: (i) an institution is "well capitalized" if it has a total risk-based capital ratio of 10% or greater, has a Tier 1 risk-based capital ratio of 6% or greater, has a leverage ratio of 5% or greater and is not subject to any written capital order or directive to meet and maintain a specific capital level for any capital measures; (ii) an institution is "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, has a Tier 1 risk-based capital ratio of 4% or greater, and has a leverage ratio of 4% or greater; (iii) an institution is "undercapitalized" if it has a total risk-based capital ratio of less than 8%, has a Tier 1 risk-based capital ratio that is less than 4% or has a leverage ratio that is less than 4%;
(iv) an institution is "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3% or a leverage ratio that is less than 3%; and (v) an institution is "critically undercapitalized" if its "tangible equity" is equal to or less than 2% of its total assets. The Federal Reserve also, after an opportunity for a hearing, has authority to downgrade an institution from "well capitalized" to "adequately capitalized" or to subject an "adequately capitalized" or "undercapitalized" institution to the supervisory actions applicable to the next lower category, for supervisory concerns. The degree of regulatory scrutiny of a financial institution will increase, and the permissible activities of the institution will decrease, as it moves downward through the capital categories. Institutions that fall into one of the three undercapitalized categories may be required to (i) submit a capital restoration plan; (ii) raise additional capital; (iii) restrict their growth, deposit interest rates, and other activities; (iv) improve their management; (iv) eliminate management fees; or (vi) divest themselves of all or part of their operations. Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans. While the Company's capital levels have been in excess of those required to be maintained by a "well capitalized" financial institution, rapid growth, poor loan portfolio performance, or poor earnings performance, or a combination of these factors, could change the Company's capital position in a relative short period of time, making an additional capital infusion necessary.

         As a condition of receiving approval from the Department to exceed certain regulatory investment limitations in order to invest in its new headquarters building, the Bank agreed to maintain a minimum Tier 1 Capital ratio of 7% during the period of time that such investment limitations are exceeded. If the Bank's Tier 1 Capital ratio falls below 7%, the Bank is required to increase its capital by an amount sufficient to reach the 7% minimum ratio within 90 days. As of June 30, 1998, the Bank's Tier 1 Capital ratio was 6.87%. Upon completion of the Offerings, the Bank's Tier 1 Capital ratio will exceed 7%.








DIVIDENDS. As a Florida-chartered commercial bank, the Bank is subject to the laws of Florida as to the payment of dividends. Under the Florida Financial Institutions Code, the prior approval of the Department is required if the total of all dividends declared by a bank in any calendar year will exceed the sum of the bank's net profits for that year and its retained net profits for the preceding two years.


         Under Federal law, if, in the opinion of the federal banking regulator, a bank or thrift under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such regulation may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Prompt Corrective Action regulations adopted by the federal banking agencies, a depository institution may not pay any dividend to its holding company if payment would cause it to become undercapitalized or if it already is undercapitalized.






FEDERAL RESERVE SYSTEM. The Federal Reserve regulations require banks to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The new Federal Reserve regulations, effective December 16, 1997, generally require that reserves be maintained against aggregate transaction accounts as follows: (i) for accounts aggregating $47.8 million or less (subject to adjustment by the Federal Reserve) the reserve requirement is 3%; and (ii) for accounts greater than $47.8 million, the reserve requirement is $1.434 million plus 10.0% (subject to adjustment by the Federal Reserve between 8% and 14%) against that portion of total transaction accounts in excess of $47.8 million. The first $4.7 million of otherwise reservable balances (subject to adjustments by the Federal Reserve) are exempted from the reserve requirements. As of June 30, 1998, the Bank was in compliance with the foregoing requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy liquidity requirements imposed by the Department. Because required reserves must be maintained in the form of either vault cash, a noninterest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve, the effect of this reserve requirement is to reduce the Bank's interest-earning assets.







LIQUIDITY. Under Florida banking regulations, the Bank is required to maintain a daily liquidity position equal to at least 15% of its total transaction accounts and 8% of its total nontransaction accounts, less those deposits of public funds for which security has been pledged as provided by law. The Bank may satisfy its liquidity requirements with cash on hand (including cash items in process of collection), deposits held with the Federal Reserve, demand deposits due from correspondent banks, Federal funds sold, interest-bearing deposits maturing in 31 days or less and the market value of certain unencumbered, rated, investment-grade securities and securities issued by Florida or any county, municipality or other political subdivision within the State. The Federal Reserve also reviews the Bank's liquidity position as part of its examination and imposes similar requirements on the Bank. Any Florida-chartered commercial bank that fails to comply with its liquidity requirements generally may not further diminish liquidity either by making any new loans (other than by discounting or purchasing bills of exchange payable at sight) or by paying dividends. At June 30, 1998, the Bank's net liquid assets exceeded the minimum amount required under the applicable Florida regulations.

MONETARY POLICY AND ECONOMIC CONTROLS. The banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve. Changes in the discount rate on member bank borrowing, availability of borrowing at the "discount window", open market operations, the imposition of changes in reserve requirements against bank deposits and the imposition of and changes in reserve requirements against certain borrowings by banks and their affiliates are some of the instruments of monetary policy available to the Federal Reserve. The monetary policies have had a significant effect on the operating results of commercial banks and are expected to continue to do so in the future. The monetary policies of the Federal Reserve are influenced by various factors, including inflation, unemployment and short- and long-term changes in the international trade balance and in the fiscal policies of the United States Government. Future monetary policies and the effect of such policies on the future business and earnings of the Bank cannot be predicted.







FUTURE LEGISLATION. Various legislation, including proposals to overhaul the bank regulatory system and expand the powers of bank holding companies, is from time to time introduced in Congress. Such legislation may change banking statutes and the operating environment of the Company and its bank and non-bank subsidiaries in substantial and unpredictable ways. One such proposal, H.R. 10, passed the U.S. House of Representatives on May 14, 1998. That bill would amend the BHC Act to make insurance and securities underwriting and other non-banking activities permissible for bank holding companies. However, there is no assurance that such legislation as currently drafted, or any other legislation, will ultimately be enacted and, if enacted, the ultimate effect that any such potential legislation or implementing regulations would have upon the financial condition or results of operations of the Company.


CHANGES IN ACCOUNTING STANDARDS

         The Financial Accounting Standards Board ("FASB") recently adopted or issued proposals and guidelines that may have a significant impact on the accounting practices of commercial enterprises in general and financial institutions in particular.

         During 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which was effective for the Company's fiscal year beginning January 1, 1997. SFAS 125 provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. In addition to providing further guidance related to the recording of mortgage servicing rights, SFAS No. 125 requires an entity to classify loans securitized which are retained in its portfolio and excess spread related to mortgage servicing rights as trading assets. SFAS No. 125 has not had a material impact on the Company's results of operations.


         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which was effective for the Company's current fiscal year beginning January 1, 1998. SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances in the financial statements. Comprehensive income is defined to include those revenues, expenses, gains, and losses of a normal, recurring nature, as well as items which are non-recurring, unusual and infrequent. The adoption of SFAS No. 130 did not have a material effect on the Company's financial statements.



         Also, in June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which is effective for the Company's current fiscal year beginning July 1, 1998. SFAS No. 131 establishes standards for the way the Company reports information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements. Management has implemented SFAS No. 131 in the year ended December 31, 1997 and believes its trust operations and investment advisory activities are immaterial to the consolidated financial statements in terms of their respective assets, revenues, profit or loss and other operating data.

PROPERTIES

         The principal executive offices of the Company, the Bank and United Trust are located in an office building at 333 Third Avenue North, St. Petersburg, Florida 33701. This facility was completed in late 1997, is owned by the Company and has a total of five floors and approximately 47,400 square feet of usable space. The Company and its subsidiaries occupy a total of approximately 25,000 square feet on the first two floors and a portion of the third floor of the building. As of June 30, 1998, the balance of the building was leased to tenants. Adequate parking, lobby, safe deposit boxes, and drive-thru facilities are provided to customers of the Bank at this location.


         The Bank has additional branch locations at 5801 North 49th Street (North Office), 5601 North Park Street (Five Towns Office), and 6500 Gulf Boulevard (St. Pete Beach Office), all in St. Petersburg, Florida. Except for the Five Towns Office, these facilities are owned by the Company and offer both lobby and drive-thru banking facilities to the Bank's customers. The Five Towns Office is leased for a term expiring October 31, 2001, with four renewal options.


         Additionally, the Bank has given notice of its intent to exercise an option to purchase a bank branch site at 7490 Bryan Dairy Road in Pinellas Park by 1998 year-end with an anticipated opening during the first quarter of 1999. It will be the Bank's fifth banking branch office and will offer lobby, drive-thru and safe deposit facilities to the Bank's customers.

         EPW's main office is located in an office building in Tampa, Florida in which EPW leases approximately 3,190 square feet of space pursuant to a lease expiring February 28, 2003, with no renewal option. EPW's Jacksonville, Florida office operates out of a private home owned by an officer of EPW.

LEGAL PROCEEDINGS

         The Company is a party to various legal proceedings in the ordinary course of its business. Based on information presently available, management does not believe that the ultimate outcome of such proceedings, in the aggregate, would have a material adverse effect on the Company's financial position, results of operations or liquidity.

                                  MANAGEMENT

         Set forth below is certain information concerning the Company's directors and executive officers. The Company's directors are elected for one year terms.

DIRECTORS AND EXECUTIVE OFFICERS

                                                     Position with                   Position with the Bank,
Name                               Age               the Company                        United Trust or EPW
----                               ---               -----------                        -------------------
Ronald E. Clampitt                 53                Director

David K. Davis, M.D                74                Director                         Vice Chairman of the Bank

Edward D. Foreman                  54                Director

Charles O. Lowe                    60                Director                         Executive Vice President of
                                                                                      United Trust

John B. Norrie                     55                Director, Chairman

Neil W. Savage                     57                Director, President              Chairman and CEO
                                                     and CEO                          of the Bank

Harold J. Winner                   49                Director                         President of the Bank


Ward J. Curtis, Jr.                52                Director, Executive              Chairman, CEO and President
                                                     Vice President                   of United Trust

Henry Esteva                       79                Director, Chairman
                                                     Emeritus

Ian F. Irwin                       48                Director

Jack A. MaCris, M.D.               73                Director

Ronald Petrini                     53                Director

John B. Wier, Jr.                  59                Director

William A. Eickhoff                51                Director, Executive              Chairman and Chief Executive
                                                     Vice President                   Officer of EPW

OTHER EXECUTIVE OFFICERS

                                                     Position with                   Position with the Bank,
Name                               Age               the Company                        United Trust or EPW
----                               ---               -----------                        -------------------
Cynthia A. Stokes                  49                Senior Vice President            Executive Vice President of
                                                                                      the Bank

C. Peter Bardin                    40                Senior Vice President            Senior Vice President and
                                                     and Chief Financial              Chief Financial Officer of
                                                     Officer                          the Bank

Susan L. Blackburn                 39                                                 Senior Vice President of
                                                                                      the Bank

P. Dennis Barletta                 46                Vice President                   Vice President of the Bank

John Pieper                        54                President of EPW


      Ronald E. Clampitt, Director of the Company since 1985. Mr. Clampitt has been a self-employed licensed mortgage broker, appraiser and contractor at various times since 1975.

      David K. Davis, M.D., Director of the Company and Vice Chairman of the Bank since 1986. Dr. Davis is a retired pathologist.

      Edward D. Foreman, Director of the Company since 1986. Mr. Foreman has been a practicing attorney since 1972 in the St. Petersburg area.

      Charles O. Lowe, Director since June 1995 and Executive Vice President of United Trust since September 1995. Prior to joining the Company, Mr. Lowe served as Senior Vice President at NationsBank (and predecessor companies) from 1973 to 1995.

      John B. Norrie, Director of the Company since 1986 and Chairman since 1995. Mr. Norrie is co-founder and director of Precision Panel Products, Inc., a producer of custom cabinetry, since 1992 and was Chief Executive Officer of New Horizon Auto Body and Paint Supply Corp. until 1993.

      Neil W. Savage, Director, President and Chief Executive Officer of the Company since May 1986 and Chairman and Chief Executive Officer of the Bank since May 1986. Prior to joining the Company and the Bank, Mr. Savage was president and co-founder of the Bank of Florida Corporation, a St. Petersburg bank holding company and has been a general partner of Hamilton Partners, Ltd., a private investment partnership since 1969.

      Harold J. Winner, Director of the Company and President of the Bank since 1992. Prior to joining the Company and the Bank, Mr. Winner served as Senior Vice President of Commercial Lending for Pioneer Savings Bank since 1987.

      Ward J. Curtis, Jr., Director and Executive Vice President of the Company since June 1995 and Chairman, Chief Executive Officer and President of United Trust since December 1997. From 1992 to 1995, Mr. Curtis was Managing Director of Trust and Investment Services for SEI Corporation. Mr. Curtis served as an officer of NationsBank (and predecessor companies) from 1977 until 1992.

      Henry Esteva, Director since 1982 and Chairman Emeritus of the Company since 1995. Mr. Esteva was the founder of the Bank in 1980 and has served on the Board of Directors in several capacities since that time. Mr. Esteva is a retired municipal judge of Pinellas County and is a partner of the law firm of Piper, Esteva, Karvonen & Lewis.

      Ian F. Irwin, Director of the Company since 1986. Mr. Irwin is the Chief Executive Officer of the Southeast Companies of Tampa Bay, Inc., a real estate development company.

      Jack A. MaCris, M.D., Director of the Company since 1986. Dr. MaCris is a retired surgeon from the St. Petersburg area.

      Ronald Petrini, Director of the Company since December 1995. Mr. Petrini is President of Great Bay Distributors Inc., an Anheuser-Busch distributor in Pinellas County.

      John B. Wier, Jr., Director of the Company since 1986. Mr. Wier has been the President of Jack Wier, Jr. & Associates since 1974, a textile manufacturer representative firm.

      William A. Eickhoff, Director and Executive Vice President of the Company since 1996 and Chairman and Chief Executive Officer of EPW since 1984.

      Cynthia A. Stokes, Senior Vice President of the Bank since April 1989 and Executive Vice President of the Bank since 1992. Prior to joining the Bank, Ms. Stokes was Senior Vice President of Product Development and Central Operations with Florida Federal Savings & Loan in St. Petersburg.

      C. Peter Bardin, Senior Vice President and Chief Financial Officer of the Company and the Bank since 1996 and Assistant Vice President and Controller of the Bank since 1989. Prior to joining the Company, Mr. Bardin was Vice President in the Accounting Division with Florida Federal Savings & Loan in St. Petersburg.

      Susan L. Blackburn, Senior Vice President of the Bank since 1995. Prior to joining the Bank, Ms. Blackburn was Vice President of NationsBank from October 1976 to November 1995.

      P. Dennis Barletta, Vice President of the Company and the Bank since September 1997. Prior to joining the Bank, Mr. Barletta was Director of Human Resources for Bisk Publishing Company from May 1997 to September 1997 and Human Resources Manager at Inest Financial Corp. from November 1996 to January 1997. From March 1994 to September 1996, Mr. Barletta was Human Resources Director at John Harland (formerly OKRA Marketing) and from May 1993 to March 1994 was the Compensation and Benefits Manager at Fortune Bank.

      John Pieper, President and Senior Portfolio Manager of EPW since 1983. Mr. Pieper was also a Senior Vice President with First Florida Banks, Inc. until 1983.

DIRECTOR COMPENSATION

      All directors are paid $250 for each Board of Directors meeting attended. Non-employee directors are paid $200 for each committee meeting attended. Mr. Norrie receives an additional $24,000 per year for services rendered as Chairman of the Company and Mr. Davis receives an additional $10,000 per year for services rendered as Vice Chairman of the Bank. Additionally, non-employee directors are eligible for a bonus based on the profitability of the Company. No other directors receive separate compensation for services rendered as a director.

EXECUTIVE COMPENSATION

      The following table summarizes the compensation during the fiscal years ended December 31, 1997, 1996 and 1995, the Company's Chief Executive Officer and the four highest paid executive officers of the Company (collectively, the "Named Executive Officers").


                                             SUMMARY COMPENSATION TABLE


                                         ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                   -----------------------------------    ------------------------------------
                                                                                   AWARDS              PAYOUTS
                                                                          ------------------------     -------
                                                                          RESTRICTED   SECURITIES
                                                          OTHER ANNUAL      STOCK      UNDERLYING       LTIP            ALL OTHER
NAME AND                            SALARY       BONUS    COMPENSATION      AWARD(S)  OPTIONS/SARS     PAYOUTS        COMPENSATION
PRINCIPAL POSITION        YEAR       ($)          ($)        ($)(1)           ($)         (#)             ($)            ($)(2)
------------------        ----       ---          ---        ------           ---         ---             ---            ------
Neil W. Savage, Chief     1997     136,000      73,600        3,595            0         102,000           0             26,077
Executive Officer and     1996     130,000     123,841        7,487            0            0              0             68,024
President                 1995     110,321     102,600        4,496            0            0              0             22,861

Ward J. Curtis, Jr.,      1997     129,395           0        1,536            0            0              0             8,983
Chairman, Chief           1996     128,466           0        6,477            0            0              0             6,439
Executive Officer and     1995     72,917            0        3,327            0            0              0               0
President of United
Trust(3)

William A. Eickhoff,      1997     115,000       9,000         451             0            0              0             8,725
Chairman and Chief        1996     106,767           0        2,627            0            0              0             8,088
Executive Officer of      1995       n/a           n/a         n/a             0            0              0              n/a
EPW (4)

Harold J. Winner,         1997     94,100       66,030         683             0          57,000           0             35,998
President of the Bank     1996     90,000       86,313        4,547            0            0              0             11,670
                          1995     82,441       81,225         259             0            0              0             12,354

Cynthia A. Stokes,        1997     65,823       51,120        1,095            0          37,500           0             7,294
Executive Vice            1996     64,218       67,550          0              0            0              0             7,390
President of the Bank     1995     61,748       64,125          0              0            0              0             10,323





(1) Includes fringe benefits such as personal usage of company-leased auto, personal usage of club membership or, board fees (each, if applicable).

(2) Represents the Bank's match of officer's 401(k) contribution, company contribution to the ESOP and accrual for Salary Continuation Plan (if applicable).

(3)   Mr. Curtis' employment began on June 1, 1995.

(4)   Mr. Eickhoff's employment began on February 1, 1996.

         The following table contains information about stock option grants to Named Executive Officers during the fiscal year ended December 31, 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS


                                             Number of      % of Total Options
                                             Securities         Granted to
                                             Underlying          Employees        Exercise or
                                              Options            in Fiscal        Base Price       Expiration
Name                                          Granted               Year           ($/share)          Date
----                                          -------               ----           ---------          ----
Neil Savage                                   102,000              32.7%             $7.94          12/18/07
Ward J. Curtis                                  -0-                   0%               -                -
William A. Eickhoff                             -0-                   0%               -                -
Harold Winner                                  57,000              18.7%             $7.94          12/18/07
Cynthia A. Stokes                              37,500              12.0%             $7.94          12/18/07


         The following table provides information about the number and value of options held by the Named Executive Officers during the fiscal year ended December 31, 1997 regarding Option/SAR Exercises and Fiscal Year-End Option/SAR
Value:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                                           Number of
                                                                          Securities        Value of
                                                                          Underlying      Unexercised
                                                                          Unexercised     In-the-Money
                                        Shares Acquired     Value         Options at       Options at
                                          on Exercise      Realized        FY-Ended         FY-End(1)
                                          -----------      --------        --------        ---------
                                                                          Exercisable/    Exercisable/
Name                                                                      Unexercisable   Unexercisable
----                                                                      -------------   -------------
Neil Savage                                    -0-             -0-          102,000/0          $0/0
Ward J. Curtis                                 -0-             -0-              --               --
 William A. Eickhoff                           -0-             -0-              --               --
Harold Winner                                 6,000          $23,333       69,000/6,000         $0/0
Cynthia A. Stokes                              -0-             -0-           37,500/0          $0/0





(1) For purposes of determining the values of the options held by the Named Executive Officers, the Company has assumed that the Common Stock had a value of $7.94 per share on December 31, 1997, which is the estimated fair market value the Board of Directors determined for the Common Stock on December 18, 1997, in connection with certain grants of options under the Company's stock option plan. The option value is based on the difference between the fair market value of the shares on December 31, 1997 and the option exercise price per share, multiplied by the number of shares of Common Stock subject to the option.

EMPLOYMENT CONTRACTS WITH OFFICERS


         Neil W. Savage. Mr. Savage is employed as President and Chief Executive Officer of the Company pursuant to an employment agreement for a term that began on October 17, 1997 and terminates as provided therein. Mr. Savage receives an annual salary of $136,000 with annual salary increases, is eligible to receive certain bonuses and certain other compensation as provided in the senior management committee incentive schedule approved and adopted by the Company from time to time, and is provided the use of an automobile for company duties. Additionally, Mr. Savage is entitled to participate in any employee benefit plan maintained by the Company and receive health and dental insurance. Mr. Savage's employment may be terminated upon disability or attaining age 65, at the election of Mr. Savage with 90 days notice, upon the dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company whereby the business is continued), by the Company for "just cause" and by the Company upon six months notice with or without cause. If Mr. Savage's employment is terminated by the Company (other than for "just cause"), he is entitled to continue to receive compensation provided in his employment agreement for a period of 12 months.



         Harold J. Winner. Mr. Winner is employed as President of the Bank pursuant to an employment agreement for a term that began on December 4, 1997 and terminates as provided therein. Mr. Winner receives an annual salary of $94,100 with annual salary increases, is eligible to receive certain bonuses and certain other compensation as provided in the senior management committee incentive schedule approved and adopted by the Company from time to time, and is provided the use of an automobile for company duties. Additionally, Mr. Winner is entitled to participate in any employee benefit plan maintained by the Company and receive health and dental insurance. Mr. Winner's employment may be terminated upon disability or attaining age 65, at the election of Mr. Winner with 90 days notice, upon the dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company whereby the business is continued), by the Company for "just cause" and by the Company upon six months notice with or without cause. If Mr. Winner's employment is terminated by the Company (other than for "just cause"), he is entitled to continue to receive compensation provided in his employment agreement for a period of 12 months.



         Cynthia A. Stokes. Ms. Stokes is employed as Director of Operations of the Company pursuant to an employment agreement for a term that began on December 5, 1997 and terminates as provided therein. Ms. Stokes receives an annual Salary of $65,823 with annual increases, and is eligible to receive certain bonuses and certain other compensation as provided in the senior management committee incentive schedule approved and adopted by the Company from time to time. Additionally, Ms. Stokes is entitled to participate in any employee benefit plan maintained by the Company and receive health and dental insurance. The agreement may be terminated upon disability or attaining age 65, at the election of Ms. Stokes with 90 days notice, upon the dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company whereby the business is continued), by the Company for "just cause" and by the Company upon six months notice with or without cause. If Ms. Stokes's employment is terminated by the Company (other than for "just cause"), she is entitled to continue to receive compensation provided in her employment agreement for a period of 12 months.



         Ward J. Curtis, Jr. Mr. Curtis is employed as Chairman, Chief Executive Officer and President of United Trust pursuant to an employment agreement, as amended, for a term that began September 29, 1995 and terminates as provided therein. Mr. Curtis receives an annual salary of $129,395 with annual salary increases, is eligible to receive certain bonuses and is provided the use of an automobile for Company duties. Additionally, Mr. Curtis is entitled to participate in employee benefit plan maintained by the Bank and is entitled to receive benefits under the Trust Department Stock Option Plan, as amended (the "Trust Plan"). Mr Curtis' employment agreement contains a non-competition clause pursuant to which Mr. Curtis may not compete with or solicit customers from the Bank in Pinellas County during his employment and for a period of two years thereafter; provided, however, that such non-competition clause shall terminate after 2001 and may under certain circumstances terminate after 2000. Additionally, Mr. Curtis' employment agreement was amended on July 22, 1997, to provide that if a Change of Control (as defined in the FSC Right of First Refusal Agreement dated September 25, 1995) occurs, the acquiror shall have certain rights with respect to Mr. Curtis' continued employment or termination thereof. Furthermore, pursuant to such amendment, except in the event of a Change of Control, Mr. Curtis shall have the right to buy out the last year of his non-compete agreement in exchange for a cash payment of $125,000. Mr. Curtis' employment agreement may be terminated upon disability, at the election of Mr. Curtis with six months notice, by the Bank for "just cause" or on or after December 31, 2000 by either party under certain circumstances.



         William A. Eickhoff. Mr. Eickhoff is employed as Chairman and Chief Executive Officer of EPW pursuant to an employment agreement, as amended, with EPW for a term that began on December 28, 1995 and terminates as provided therein. Mr. Eickhoff's salary is a portion of a salary pool that is the lesser of (i) $115,000 times three, or if less, times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed by EPW for the particular year or (ii) 15.5% of EPW revenues times three, or if less, times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed by EPW for the particular year; plus a bonus that shall be not less than $5,000 times the number of original shareholders of EPW at the time of the Company's acquisition who remain employed on the last day of the calendar year. In addition, the agreement contains a non-competition clause pursuant to which Mr. Eickhoff may not (i) compete with EPW in EPW's Trade Area (as defined therein) during Mr. Eickhoff's employment and for a period of two years thereafter or until January 1, 2000 or (ii) solicit any customer of EPW during Mr. Eickhoff's employment and for a period of three years thereafter or until January 1, 2000. Mr. Eickhoff's employment may be terminated upon disability, at the election of Mr. Eickhoff with six months notice, by EPW for "just cause", on December 31, 1999 if not renewed by July 1, 1999 and on or after December 31, 2002 by either party with three months notice. In addition, Mr. Eickhoff is eligible to participate in any employee benefit plan maintained by EPW and the Company and is eligible to receive benefits under the EPW Stock Option Plan, as amended (the "EPW Plan"). EPW is required to provide a minimum of $900,000 in life insurance to Mr. Eickhoff with a current death benefit of $265,061. Furthermore, Mr. Eickhoff's employment agreement was amended on July 22, 1997, to provide that if a Change of Control (as defined in the EPW Right of First Refusal Agreement dated December 28, 1995) occurs prior to December 31, 2000, Mr. Eickhoff shall be paid his unearned employment bonus in an amount set forth in the amendment and such unearned bonus shall be paid in cash. The amendment also provides that in the event of a Change of Control, the acquiror shall have certain rights with respect to Mr. Eickhoff's continued employment or termination thereof. Finally, the amendment to Mr. Eickhoff's employment agreement provides that in the event he earns any bonus for the year 2000, such bonus shall be paid in cash or in the Company's stock (at the most recent ESOP price) at the option of Mr. Eickhoff.


OTHER COMPENSATORY BENEFIT PLANS WITH OFFICERS


         Neil W. Savage. The Bank has entered into a salary continuation agreement with Mr. Savage dated December 8, 1997 pursuant to which certain benefits will be paid to Mr. Savage, under certain situations following his termination, out of the Bank's general assets. Mr. Savage is entitled to receive a benefit in the amount of 60% of his final salary upon termination of his employment either (i) on or after the Normal Retirement Age (as defined therein), (ii) for Disability (as defined therein), or (iii) for Change of Control (as defined therein), payable monthly for 239 additional months. Alternatively, if Mr. Savage is terminated for reasons other than death, disability, "for cause" or following a change of control, Mr. Savage shall be paid 60% of his final salary multiplied by a vesting percentage set forth in Mr. Savage's agreement payable monthly for a term of 239 additional months.



         Harold J. Winner. The Bank has entered into a salary continuation agreement with Mr. Winner dated December 5, 1997 pursuant to which certain benefits will be paid to Mr. Winner, under certain situations following his termination, out of the Bank's general assets. Mr. Winner shall be entitled to receive benefits in the amount of 50% of his final salary upon termination of his employment either (i) on or after the Normal Retirement Age (as defined therein), (ii) for Disability (as defined therein), or (iii) for Change of Control (as defined therein), payable monthly for 239 additional months. Alternatively, if Mr. Winner is terminated for reasons other than death, disability, "for cause" or following a change of control, Mr. Winner shall be paid 50% of his final salary multiplied by a vesting percentage set forth in Mr. Winner's agreement payable monthly for a term of 239 additional months.

         Cynthia A. Stokes. The Bank has entered into a salary continuation agreement with Ms. Stokes dated December 5, 1997 pursuant to which certain benefits will be paid to Ms. Stokes, under certain situations following her termination, out of the Bank's general assets. Ms. Stokes is entitled to receive benefits in the amount of 40% of her final salary upon termination of her employment either (i) on or after the Normal Retirement Age (as defined therein), (ii) for Disability (as defined therein), or (iii) for Change of Control (as defined therein), payable monthly for 239 additional months. Alternatively, if Ms. Stokes is terminated for reasons other than death, disability, "for cause" or following a change of control, Ms. Stokes shall be paid 40% of her final salary multiplied by a vesting percentage set forth in Ms. Stokes' agreement payable monthly for a term of 239 additional months.


EMPLOYEE BENEFIT PLANS


         Profit Sharing Plan. The Company has a defined contribution profit-sharing plan (the "Profit Sharing Plan") covering substantially all employees. Contributions are determined annually by the Board of Directors. The Company contributed $99,996, $75,000 and $75,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The Profit Sharing Plan was amended in 1993 to include an Employee Stock Ownership Plan ("ESOP") provision. As of December 31, 1997, the ESOP owned 85,863 shares of the Company's Common Stock. During 1998, the ESOP purchased an additional 34,443 newly issued shares from the Company and 15,300 shares from an existing shareholder. The purchase price of the newly issued stock was $8.25 as determined by an outside independent appraisal.



         401K Plan. The Company sponsors a deferred compensation 401(k) plan (the "401(k) Plan") for the benefit of eligible full-time employees. The 401(k) Plan, which is voluntary, allows employees to contribute up to 10 percent of their total compensation (or a maximum of $10,000 as limited by federal regulations) on a pre-tax basis. The Company makes a matching contribution of 100 percent of the first $500 and 40 percent thereafter, up to the maximum amount allowed by the 401(k) Plan.


STOCK OPTION PLAN


         The Company adopted the United Financial Holdings, Inc. Stock Option and Incentive Compensation Plan (the "Plan") on November 18, 1997. Under the Plan, nonqualified stock options are granted to certain officers and directors identified in the Plan (the "Nonqualified Options") and incentive stock options are granted to certain officers named in the Plan (the "Incentive Options", and with the Nonqualified Options, the "Options"). The Plan is administered by a committee composed of members of the Strategic Review Committee of the Company (the "Committee") which does not have the authority to designate Eligible Persons (as defined in the Plan), Recipients (as defined in the Plan), or award any Options. All Eligible Persons, Recipients and all Options are designated in the Plan and its exhibits. The Committee has certain authority only to interpret, adopt, amend and rescind the Plan. Nonqualified Options are granted at a price equal to 100% of the Fair Market Value (as defined in the Plan) of the Company's Common Stock on the date of grant. Incentive Options are granted at a price equal to 100% of the Fair Market Value of the Company's Common Stock, except that any individual who possesses more than 10% of the combined voting power of all classes of stock of either the Company or its subsidiaries shall be granted an exercise price of 110% of the Fair Market Value on the date of the grant. All Options granted are subject to dilution adjustment for any increase or decrease in number based on the payment of a stock dividend, a subdivision or combination of shares or the reclassification of the Company's Common Stock. Options to purchase a total of 468,000 shares of Common Stock may be granted under the Plan. Upon adoption of the Plan, all of such Options were awarded, with directors receiving 156,000 Options and officers receiving 312,000 Options, all of which are still outstanding. The Options are exercisable for ten years from the date of grant, in accordance with a vesting schedule. Options granted to officers fully vest upon death, total disability or retirement. Otherwise, such Options vest over a seven year period. Options granted to directors fully vest upon grant.
Options are forfeited upon termination as defined in the Plan.



         In addition to Options, cash awards may be granted to officers and directors identified in the Plan upon a Change of Control ( as defined in the Plan). The cash awards are allocated two-thirds to officers and one-third to directors. The Plan establishes the maximum cash awards as 15% of the amount by which the net sales proceeds payable to the shareholders upon a Change of Control exceed the Return Amount (as defined in the Plan), which is an investment return on the Company's capital of 16.5% compounded since the formation of the Company in 1982. The pool available for cash awards, after the calculation, is allocated two-thirds to officers and one-third to directors and is further reduced by the value of Options and certain Salary Continuation Agreements (as defined in the Plan) in effect. The Plan further provides that if, on any Change of Control, payments to "disqualified persons" as defined in Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), constitute "excess golden parachute payments" within the meaning of such Code sections, no such payments will be made until the matter is submitted to the shareholders for vote and, before the Change of Control occurs, a sufficient percentage of the shareholders vote to approve the excess payments.

OTHER COMPENSATORY PLANS

         The Trust Plan was adopted in connection with the acquisition of FSC to provide performance based stock awards to Mr. Curtis, Mr. Lowe and Susan Mittermayr, the former shareholders of FSC who became employees of the Bank's Trust Department following the acquisition. In connection with the acquisition, 225,000 shares of Common Stock were reserved for issuance to these persons as awards of performance shares. The Trust Plan provides for the grant of nominally priced options to purchase shares of Common Stock upon the achievement of certain earnings performance criteria of the Bank's Trust Department, which may be awarded only if all of such performance shares have been earned. Options may only be exercised after December 31, 1999 and shall terminate and expire to the extent not exercised, or otherwise terminated under the Trust Plan, upon the earlier of midnight December 31, 2005, or six months following the participant's death. The aggregate number of options that may be granted during calendar years 1997-2000 shall be determined in accordance with the following formula: the Bank's Trust Department Net Earnings (as defined in the Trust Plan) for the calendar year for which a determination is being made shall be divided by the value of each outstanding share of the Company's Common Stock as of the end of the calendar year to determine the number of performance shares. If all available performance shares have been issued, options may be granted and the number of options for the corresponding year shall be equal to 120% of the number of performance shares determined by the same formula. In addition to options, the participants may be entitled to an option exercise bonus based on the tax deduction received by the Company upon exercise. The Trust Plan shall terminate on March 31, 2002 or earlier as set forth therein. As of June 30, 1998, 9,108 performance shares and no option shares have been granted under the Trust Plan.



         The EPW Plan was adopted in January 1996 in connection with the acquisition of EPW by the Company, and provides for the grant of nominally priced options to purchase shares of Common Stock upon the achievement of certain earnings performance criteria. The allocation ratio of options granted under the EPW Plan is determined by EPW's board of directors after receiving recommendations from the Compensation Committee (as defined in the EPW Plan). Each Option may only be exercised after December 31, 1999 and shall terminate and expire to the extent not exercised, or otherwise terminated under the EPW Plan, upon the earlier of midnight December 31, 2005, or six months following the participant's death. The aggregate number of options that may be granted to participants for calendar years 1997-2000 shall be determined in accordance with the following formula: the Trust Department Net Earnings (as defined in the EPW Plan) for the calendar year for which a determination is being made shall be divided by the value of each outstanding share of the Company's Common Stock as of the end of the calendar year to determine the Total Shares (as defined in the EPW Plan); Total Shares are then multiplied by 35% to determine the total number of options which are to be granted to participants under the EPW Plan. In addition to options, the participants may be entitled to an option exercise bonus based on the tax deduction received by the Company upon exercise. The EPW Plan shall terminate on March 31, 2002. As of June 30, 1998, 4,905 shares have been granted under the EPW Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Southeast Realty Interests, Inc. On November 24, 1997, Southeast Realty Interests, Inc. ("SERI"), an affiliate of Mr. Irwin, entered into an exclusive right to lease agreement (the "Lease Agreement") with a subsidiary of the Company that owns the building in which the Company's principal executive office is located. Pursuant to the Lease Agreement, SERI was granted the exclusive right to lease 17,918 square feet in the building located at 333 Third Avenue North, St. Petersburg, Florida at stated terms. The Lease Agreement expired on July 14, 1998. As of June 30, 1998, the space was 100% leased. Commissions of $39,490 were paid to SERI during the term of the Lease Agreement.


         The Southeast Companies of Tampa Bay, Inc. On March 18, 1997, The Southeast Companies of Tampa Bay, Inc. (the "Manager"), also an affiliate of Mr. Irwin, entered into a Property Management Agreement with a subsidiary of the Company pursuant to which it was employed to act as the sole and exclusive manager in the leasing, operation and management of the building in which the Company's principal executive offices are located at 333 Third Avenue North, St. Petersburg, Florida for total annual consideration of approximately $17,000 . The agreement automatically renews each year unless either party terminates it by providing notice of cancellation at least 60 days prior to March 31 of the year that the agreement is in effect.


         Certain Extensions of Credit. As of June 30, 1998, the following loans in excess of $60,000 to the Company's directors, executive officers and principal shareholders were outstanding: Mr. Clampitt, $303,052; Mr. Eickhoff, $76,924; Mr. Irwin and affiliated entities, $1,507,944; Dr. MaCris, $65,874; Mr. Norrie and affiliated entities, $633,850; and Mr. Wier and affiliated entities, $971,327. Certain additional amounts are available to be borrowed by these individuals and other officers and directors under existing lines of credit and other arrangements. All of the foregoing extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time made for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.


         The Company may engage in additional transactions with affiliates of the Company from time to time when it's board of directors determines it is in the best interest of the Company to do so. The Company currently intends to continue to make available the extensions of credit referenced above. The Company believes that the transactions previously entered into by the Company with its affiliates, as well as those that may be undertaken with its affiliates in the future, have been and will continue to be on terms at least as favorable as those that could have been negotiated with unaffiliated third parties.

                       PRINCIPAL AND SELLING STOCKHOLDERS


         The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of July 1, 1998, and as adjusted to reflect the sale of 661,889 shares of Common Stock offered hereby, by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, (iv) all directors and officers as a group and (v) each Selling Stockholder. Each of the holders listed below has sole voting power and investment power over the shares beneficially owned.



                                                                                                     Percent of Voting
                                                                                                           Shares
                                                                                                  -----------------------
                                                                     Shares        Number of
Name of Selling Stockholders,                                      Beneficially      Shares      Prior to the  After the
Directors and Executive Officers                                      Owned         Offered       Offerings    Offerings
--------------------------------                                      -----         -------       ---------    ---------
Ronald E. Clampitt (1) .....................................         174,503               0          4.8%        4.1%
David K. Davis, M.D.(2) ....................................         107,073               0          3.0%        2.6%
Henry Esteva(3) ............................................          46,218               0          1.3%        1.1%
Edward D. Foreman(4) .......................................          58,377               0          1.7%        1.4%
Charles O. Lowe(5) .........................................          63,462          11,889          1.8%        1.3%
 Jack A. MaCris, M.D.(6)  ..................................         100,167               0          2.8%        2.4%
John B. Norrie(7) ..........................................         129,390               0          3.7%        3.1%
William Eickhoff(8) ........................................          47,714               0          1.3%        1.1%
Ronald R. Petrini(9) .......................................          10,776               0            *           *
John B. Wier, Jr.(10) ......................................         299,367               0          8.5%        7.2%
Ward J. Curtis, Jr .........................................         137,667          50,000          3.9%        2.1%
Neil W. Savage(11) .........................................         220,047               0          6.1%        5.2%
 Harold J. Winner(12) ......................................          80,295               0          2.2%        1.9%
Claude C. Focardi(13) ......................................         446,115               0         12.7%       10.8%
Ian F. Irwin(14) ...........................................         287,775               0          8.1%        7.0%
Cynthia A. Stokes(15) ......................................          53,274               0          1.5%        1.3%
All directors and principal officers as a group (19 persons)       2,361,771          61,889         57.9%       49.1%
(16)........................................................

--------------------
*        Less than 1.0% of the shares of Common Stock outstanding.


(1) Includes 23,214 shares that may be acquired by exercise of options exercisable within 60 days and 91,514 shares that may be acquired upon conversion of the Company's 7% Preferred Stock.

(2) Includes 21,435 shares that may be acquired by exercise of options exercisable within 60 days.

(3) Includes 5,631 shares that may be acquired by exercise of options exercisable within 60 days.

(4) Includes 11,418 shares that may be acquired by exercise of options exercisable within 60 days.

(5) Includes 16,666 shares held in Mr. Lowe's individual retirement account.

(6) Consists of shares owned by Dr. MaCris' wife, as to which Dr. MaCris disclaims beneficial ownership and includes 12,963 shares that may be acquired by exercise of options exercisable within 60 days.

(7) Includes 19,371 shares that may be acquired by exercise of options exercisable within 60 days.

(8) Includes 46,079 shares that may be acquired upon conversion of the Company's 8% convertible subordinated debentures issued in conjunction with the acquisition of EPW, which are held by a partnership for which Mr. Eickhoff serves as a general partner.

(9) Includes 1,365 shares that may be acquired by exercise of options exercisable within 60 days.

(10) Includes 24,165 shares that may be acquired by exercise of options exercisable within 60 days.

(11) Includes 102,000 shares that may be acquired by exercise of options exercisable within 60 days.

(12) Includes 57,000 shares that may be acquired by exercise of options exercisable within 60 days and 2,705 shares held in Mr. Winner's individual retirement account.

(13) Includes 3,458 shares that may be acquired by exercise of options exercisable within 60 days.

(14) Includes 22,818 shares that may be acquired by exercise of options exercisable within 60 days.

(15) Includes 37,500 shares that may be acquired by exercise of options exercisable within 60 days.

(16) Includes an aggregate of 34,950 shares that may be acquired by exercise of options exercisable within 60 days, 52,142 shares that may be acquired upon conversion of the Company's 8% convertible subordinated debentures issued in conjunction with the acquisition of EPW, 46,079 of which are held by a partnership for which John Pieper serves as a general partner, and shares owned by Susan A. Blackburn as Custodian under Florida Gift to Minors Act for Andrea Michele Vest (2,322 shares) and Roger Wayne Vest, Jr. (2,322 shares).

                          DESCRIPTION OF CAPITAL STOCK


         The Company is authorized to issue up to 20,000,000 shares of Common Stock, par value $.01 per share, up to 150,000 shares of preferred stock, par value $10.00 per share, bearing a dividend commitment of 7% per annum (the "7% Preferred Stock"), up to 100,000 shares of preferred stock, par value $10.00 per share, bearing a dividend commitment of 6% per annum (the "6% Preferred Stock" and with the 7% Preferred Stock, collectively, the "Preferred Stock"). As of June 30, 1998, 3,513,858 shares of Common Stock and 20,850 shares of 7% Preferred Stock were issued and outstanding. The 7% Preferred Stock is noncallable and is convertible into Common Stock at the election of the holder at a price of $1.1856013 per share of Common Stock. All of the 6% Preferred Stock was converted in 1995 and 1996.


         Unless otherwise required by law or the Company's Articles of Incorporation (the "Articles"), holders of Common Stock vote together as a single class on all matters presented to the Company's stockholders. In addition to other voting rights as may be provided to the holders of the 7% Preferred Stock, at any time an arrearage in interest payments shall have existed for at least 30 days and be continuing, the number of directors shall be increased by two and the holders of the 7% Preferred Stock shall have the exclusive right, voting as a class, to elect two directors of the Company to fill the newly created directorships. No cash dividend may be declared or paid on shares of Common Stock unless, simultaneously therewith or prior thereto, there is or has been declared or paid the semi-annual dividend payable on the Preferred Stock.

         In any liquidation, dissolution, or winding-up of the Company, the holders of Common Stock are entitled to share pro rata in all assets available for distribution after payment in full to creditors and the holders of any Preferred Stock. After the above preference amount has been paid to the holders of Preferred Stock, such holders will not be entitled to any further distributions.


         The Company's Board of Directors may authorize the issuance of additional authorized but unissued shares of the Company's Common and Preferred Stock without further action by the Company's stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which the Company's capital stock may be listed. The Articles do not provide any preemptive rights or cumulative voting for the election of directors.


         The authority to issue additional shares of the Company's Common Stock provides the Company with the flexibility necessary to meet its future needs without the delay resulting from seeking stockholder approval. The authorized but unissued shares of Common and Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital.

                     DESCRIPTION OF THE PREFERRED SECURITIES


         The Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, Wilmington Trust Company, will act as indenture trustee for the Preferred Securities under the Trust Agreement for purposes of complying with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Agreement, the Delaware Business Trust Act (the "Trust Act"), and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

         Pursuant to the terms of the Trust Agreement, the Trustees, on behalf of UFH Capital, will issue the Trust Securities. All of the Common Securities will be owned by the Company. The Preferred Securities will represent preferred undivided beneficial interests in the assets of UFH Capital and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The Trust Agreement does not permit the issuance by UFH Capital of any securities other than the Trust Securities or the incurrence of any indebtedness by UFH Capital.

         The Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities, except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by the Company for the benefit of the holders of the Preferred Securities will be a guarantee on a subordinated basis with respect to the Preferred Securities, but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when UFH Capital does not have funds on hand available to make such payments. Wilmington Trust Company, as Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Preferred Securities. See "Description of the Guarantee."

DISTRIBUTIONS


         Payment of Distributions. Distributions on each Preferred Security will be payable at the annual rate of ____% of the stated Liquidation Amount of $5, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, to the holders of the Preferred Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The record date will be the 15th day of the month in which the relevant Distribution Date occurs. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Preferred Securities will be December 31, 1998. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions, interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally due and payable. "Business Day" means any day other than a Saturday or a Sunday, a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business. In the event UFH Capital does not have sufficient funds to pay Distributions, the remedy of a holder of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

          Extended Interest Payment Period. The Company has the right under the Indenture, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest on the Junior Subordinated Debentures at any time, or from time to time (each, an "Extended Interest Payment Period"), which, if exercised, would result in quarterly Distributions on the Preferred Securities also being deferred during any such Extended Interest Payment Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of ____% thereof, compounded quarterly from the relevant Distribution Date. The term "Distributions," as used herein, includes any such additional Distributions. The right to defer the payment of interest on the Junior Subordinated Debentures is limited, however, to a period, in each instance, not exceeding 20 consecutive quarters and no Extended Interest Payment Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. During any such Extended Interest Payment Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) the reclassification of any class of the Company's capital stock into another class of capital stock, (b) dividends or distributions payable in any class of the Company's Common Stock, (c) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto and (d) purchases of the Company's Common Stock related to the rights under any of the Company's benefit plans for its or its subsidiaries' directors, officers or employees),
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Preferred Securities. Prior to the termination of any such Extended Interest Payment Period, the Company may further defer the payment of interest; provided that such Extended Interest Payment Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may elect to begin a new Extended Interest Payment Period, subject to the above requirements. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extended Interest Payment Period.


         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

         Source of Distribution. The funds of UFH Capital available for distribution to holders of its Preferred Securities will be limited to payments received from the Junior Subordinated Debentures in which UFH Capital will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Junior Subordinated Debentures." Distributions will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (but only if and to the extent UFH Capital has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company. See "Description of the Guarantee." Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of holders of the Preferred Securities on the relevant record dates, which will be the 15th day of the month in which the relevant Distribution Date occurs.

Redemption or Exchange


         General. The Junior Subordinated Debentures will mature on the Stated Maturity. The Company will have the right to redeem the Junior Subordinated Debentures (i) on or after _______, 2003, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case subject to prior Federal Reserve approval, if then required under applicable Federal Reserve capital guidelines or policies. Subject to the foregoing events, the Company will not have the right to purchase the Junior Subordinated Debentures, in whole or in part, from UFH Capital until after _______, 2003. See "Description of the Junior Subordinated Debentures--General."

         Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Junior Subordinated Debentures, whether at the Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of the Junior Subordinated Debentures--Redemption or Exchange." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption will be allocated to the redemption of the Trust Securities pro rata.

         Distribution of Junior Subordinated Debentures. Subject to the Company having received prior Federal Reserve approval, if then required under applicable Federal Reserve capital guidelines or policies, the Company, as holder of the Common Securities, will have the right at any time to dissolve, wind-up or terminate UFH Capital and, after satisfaction of the liabilities of creditors of UFH Capital as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of UFH Capital. See "--Liquidation Distribution Upon Termination."


         Tax Event Redemption, Investment Company Event Redemption or Capital Treatment Event Redemption. If a Tax Event, an Investment Company Event or a Capital Treatment Event occurs and is continuing, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price within 180 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event. In the event a Tax Event, an Investment Company Event or a Capital Treatment Event in respect of the Trust Securities has occurred and the Company does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to liquidate UFH Capital and cause the Junior Subordinated Debentures to be distributed to holders of such Trust Securities in liquidation of UFH Capital as described below under "--Liquidation Distribution Upon Termination," such Preferred Securities will remain outstanding and Additional Interest (as defined herein) may be payable on the Junior Subordinated Debentures.


         "Additional Interest" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by UFH Capital on the outstanding Trust Securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which UFH Capital has become subject as a result of a Tax Event.

         "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of UFH Capital, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed. Each Junior Subordinated Debenture distributed pursuant to clause
(ii) above will carry with it accumulated interest in an amount equal to the accumulated and unpaid interest then due on such Junior Subordinated Debentures.

         "Liquidation Amount" means the stated amount of $5 per Trust Security.

         There can be no assurance as to the market prices of the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of UFH Capital were to occur. The Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that an investor may receive on dissolution and liquidation of UFH Capital, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES


          Preferred Securities redeemed on each Redemption Date will be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Preferred Securities will be made and the Redemption Price will be payable on each Redemption Date only to the extent that UFH Capital has funds on hand available for the payment of such Redemption Price. See "--Subordination of Common Securities."


         If UFH Capital gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, eastern standard time, on the Redemption Date, to the extent funds are available, the Property Trustee will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give the paying agent for the Preferred Securities irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption will be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any additional Distribution, interest or other payment in respect of any such delay) with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by UFH Capital or by the Company pursuant to the Guarantee, Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by UFH Capital for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. See "Description of the Guarantee."

         Subject to applicable law (including, without limitation, United States federal securities law) and, further provided, that the Company has not and is not continuing to exercise its right to defer interest payments, the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

         Payment of the Redemption Price on the Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Preferred Securities will be made to the applicable recordholders thereof as they appear on the register for the Preferred Securities on the relevant record date, which date will be the date 15 days prior to the Redemption Date or liquidation date, as applicable.

         If less than all of the Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed will be allocated pro rata to the Trust Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed will be selected by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $5 or an integral multiple of $5 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $5. The Property Trustee will promptly notify the registrar for the Preferred Securities in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities will relate to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

          Payment of Distributions on, and the Redemption Price of, the Preferred Securities and Common Securities, as applicable, will be made pro rata based on the Liquidation Amount of the Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Preferred Securities then called for redemption, will have been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

         In the case of any Event of Default resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company, as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

          The Company will have the right at any time to dissolve, wind-up or terminate UFH Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities. Such right is subject, however, to the Company having received prior Federal Reserve approval, if then required under applicable Federal Reserve capital guidelines or policies.


         Pursuant to the Trust Agreement, UFH Capital will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of (i) certain events of bankruptcy, dissolution or liquidation of the Company, (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of its Trust Securities, if the Company, as depositor, has given written direction to the Property Trustee to terminate UFH Capital (which direction is optional and wholly within the discretion of the Company, as depositor), (iii) redemption of all of the Preferred Securities as described under "Description of the Preferred Securities--Redemption or Exchange--Mandatory Redemption," or (iv) the entry of an order for the dissolution of UFH Capital by a court of competent jurisdiction.

         If an early termination occurs as described in clause (i), (ii) or (iv) of the preceding paragraph, UFH Capital will be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of UFH Capital as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of UFH Capital available for distribution to holders, after satisfaction of liabilities to creditors of UFH Capital as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because UFH Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by UFH Capital on the Preferred Securities will be paid on a pro rata basis. The Company, as the holder of the Common Securities, will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities. See "--Subordination of Common Securities."

         After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by DTC or its nominee and
(iii) any certificates representing the Preferred Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.


         Under current United States federal income tax law and interpretations and assuming, as expected, that UFH Capital is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Material Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of UFH Capital."


         If the Company elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate UFH Capital and distribute the Junior Subordinated Debentures to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures. If the Company elects to liquidate UFH Capital and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of UFH Capital, the Company will continue to have the right to shorten the maturity of such Junior Subordinated Debentures, subject to certain conditions. See "Description of the Junior Subordinated Debentures--General."


LIQUIDATION VALUE

          The amount of the Liquidation Distribution payable on the Preferred Securities in the event of any liquidation of UFH Capital is $10 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures with a like amount of accrued interest, subject to certain exceptions. See "--Liquidation Distribution Upon Termination."

EVENTS OF DEFAULT; NOTICE

          Any one of the following events constitutes an event of default under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities (whatever the reason for such Event of Default and whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (i) the occurrence of a Debenture Event of Default (see "Description of the Junior Subordinated Debentures--Debenture Events of Default"); or


      (ii) default by UFH Capital in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

      (iii) default by UFH Capital in the payment of any Redemption Price of any Trust Security when it becomes due and payable: or

      (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustee(s) in the Trust Agreement (other than a covenant or warranty, a default in the performance of which or the breach of which is dealt with in clauses (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustee(s) by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement: or

      (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, as depositor, unless such Event of Default has been cured or waived. The Company, as depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities upon termination of UFH Capital. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.


REMOVAL OF UFH CAPITAL TRUSTEE

          Unless a Debenture Event of Default has occurred and is continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event, however, will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

          Unless an Event of Default has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the Company, as the holder of the Common Securities, will have the power to appoint one or more Persons (as defined in the Trust Agreement) either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone will have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

          Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Trust Agreement, provided such Person is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF UFH CAPITAL

          UFH Capital may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described below. UFH Capital may, at the request of the Company, with the consent of the Administrative Trustees, which consent may not be unreasonably withheld and without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of UFH Capital with respect to the Preferred Securities, or
(b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee in its capacity as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed (including, if applicable, The Nasdaq Small Cap Market), if any,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither UFH Capital nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (vi) the Company owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, UFH Capital will not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause UFH Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.



VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT


         Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by the Trust Act and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) with respect to acceptance of appointment by a successor trustee, (ii) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement (provided such amendment is not inconsistent with the other provisions of the Trust Agreement), or (iii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as is necessary to ensure that UFH Capital will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that UFH Capital will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (ii), such action may not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement will become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may otherwise be amended by the Trustees and the Company with (i) the consent of holders representing not less than a majority in the aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect UFH Capital's status as a grantor trust for United States federal income tax purposes or UFH Capital's exemption from status as an "investment company" under the Investment Company Act. Notwithstanding anything in this paragraph to the contrary, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to
(a) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (b) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.


         The Trustees will not, so long as any Junior Subordinated Debentures are held by the Property Trustee, (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures will be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture requires the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Trustees may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred
Securities. The Trustee will notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees must obtain an opinion of counsel experienced in such matters to the effect that UFH Capital will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.


         Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Preferred Securities will be required for UFH Capital to redeem and cancel its Preferred Securities in accordance with the Trust Agreement.

         Notwithstanding the fact that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustee, will, for purposes of such vote or consent, be treated as if they were not outstanding.


BOOK ENTRY, DELIVERY AND FORM

          The Preferred Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of such Depository or a nominee of such successor.


         Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that, upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective principal amounts of the Preferred Securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by DTC (with respect to interests of Participants). Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.


         So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such global security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such a global security must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of Preferred Securities under the Junior Subordinated Indenture. The Company understands that, under DTC's existing practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the
 Indenture, DTC would authorize the Participants holding the relevant beneficial interest to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to DTC. If less than all of the Preferred Securities are being redeemed, the Company understands that it is DTC's existing practice to determine by lot the amount of the interest of each Participant to be redeemed.


         Distributions on the Preferred Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global security representing such Preferred Securities. None of the Company, the Trustees, the Administrators, any Paying Agent or any other agent of the Company or the Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in the global security for such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Disbursements of Distributions to Participants shall be the responsibility of DTC. DTC's practice is to credit Participants' accounts on a payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Company, the Trustees, the Paying Agent or any other agent of the Company, subject to any statutory or regulatory requirements as may be in effect from time to time.


         DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Company or the Trustees. If DTC notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, the Company will issue the Preferred Securities in definitive form upon registration of transfer , or in exchange for, such global security. In addition, the Company may at any time and in its sole discretion determine not to have the Preferred Securities represented by one or more global securities and, in such event, will issue Preferred Securities in definitive form in exchange for all of the global securities representing such Preferred Securities.


         The Company understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

SAME-DAY SETTLEMENT AND PAYMENT


         Settlement for the Preferred Securities will be made by the Underwriter in immediately available funds.

         Secondary trading in preferred securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the Preferred Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Preferred Securities.

PAYMENT AND PAYING AGENT

          Payments in respect of the Preferred Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Preferred Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrative Trustees. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrative Trustees) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

          The Property Trustee will act as the registrar and the transfer agent for the Preferred Securities. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of UFH Capital, except for the payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. In the event of any redemption, UFH Capital will not be required to (i) issue, register the transfer of, or exchange any Preferred Securities during a period beginning at the opening of business 15 days before the date of mailing of a notice of redemption of any Preferred Securities called for redemption and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Securities being redeemed in part.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

          The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as is directed by the Company and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS


          The Administrative Trustees are authorized and directed to conduct the affairs of and to operate UFH Capital in such a way that UFH Capital will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of UFH Capital or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes.


         Holders of the Preferred Securities have no preemptive or similar rights.

         The Trust Agreement and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.


                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


         Concurrently with the issuance of the Preferred Securities, UFH Capital will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture, to be dated as of _______, 1998 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"). The Indenture will be qualified as an indenture under the Trust Indenture Act. The following summary of the material terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture and to the Trust Indenture Act. Wherever particular defined terms of the Indenture are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


GENERAL

          The Junior Subordinated Debentures will be limited in aggregate principal amount to approximately $6,000,000 (or $6,900,000 if the Underwriter's over-allotment option is exercised in full by the Underwriter), such amount being the sum of the aggregate stated Liquidation Amount of the Trust Securities. The Junior Subordinated Debentures will bear interest at the annual rate of ____% of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (each, an "Interest Payment Date") beginning December 31, 1998, to the Person (as defined in the Indenture) in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of UFH Capital, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally due and payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of ____% thereof, compounded quarterly. The term "interest", as used herein, includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Interest, as applicable.


         The Junior Subordinated Debentures will mature on _______, 2028, the Stated Maturity. Such date may be shortened at any time by the Company to any date not earlier than _______, 2003, subject to the Company having received prior regulatory approval if then required under applicable capital guidelines or regulatory policies. In the event that the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it will give notice thereof to the Debenture

Trustee, UFH Capital and to the holders of the Junior Subordinated Debentures no more than 180 days and no less than 90 days prior to the effectiveness thereof.

         The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt and Subordinated Debt of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of a subsidiary, including the Bank, upon any liquidation or reorganization or otherwise of such subsidiary (and thus the ability of holders of the Junior Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claim of creditors of the subsidiary (including depositors in the Bank), except to the extent that the Company may itself be recognized as a creditor of the subsidiary. The Junior Subordinated Debentures will, therefore, be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including the Bank, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt and Subordinated Debt, whether under the Indenture or any existing indenture or other indenture that the Company or any of its subsidiaries may enter into in the future or otherwise. See "--Subordination."

         The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.


OPTION TO EXTEND INTEREST PAYMENT PERIOD

          The Company has the right under the Indenture at any time during the term of the Junior Subordinated Debentures, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest at any time, or from time to time. The right to defer the payment of interest on the Junior Subordinated Debentures is limited, however, to a period, in each instance, not exceeding 20 consecutive quarters and no Extended Interest Payment Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of each Extended Interest Payment Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of ____%, compounded quarterly, to the extent permitted by applicable law). During an Extended Interest Payment Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or the holders of Preferred Securities if such securities are then outstanding) will be required to accrue and recognize income for United States federal income tax purposes. See "Material Federal Income Tax Considerations)Interest Income and Original Issue Discount."


         During any such Extended Interest Payment Period, the Company may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) the reclassification of any class of the Company's capital stock into another class of capital stock, (b) dividends or distributions payable in any class of the Company's Common Stock, (c) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto and (d) purchases of the Company's common stock related to the rights under any of the Company's benefit plans for its or its subsidiaries' directors, officers or employees),
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Preferred Securities. Prior to the termination of any such Extended Interest Payment Period, the Company may further defer the payment of interest; provided that no Extended Interest Payment Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extended Interest Payment Period subject to the above requirements. No interest will be due and payable during an Extended Interest Payment Period, except at the end thereof. The Company must give the Property Trustee, the

Administrative Trustees and the Debenture Trustee notice of its election of such Extended Interest Payment Period at least two Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Securities would have been payable except for the election to begin such Extended Interest Payment Period, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to The Nasdaq Small Cap Market (or other applicable self-regulatory organization) or to holders of the Preferred Securities, but in any event at least one Business Day before such record date. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extended Interest Payment Period.

ADDITIONAL SUMS

          If UFH Capital or the Property Trustee is required to pay any additional taxes, duties or other governmental charges as a result of the occurrence of a Tax Event, the Company will pay as additional amounts (referred to herein as "Additional Interest") on the Junior Subordinated Debentures such additional amounts as may be required so that the net amounts received and retained by UFH Capital after paying any such additional taxes, duties or other governmental charges will not be less than the amounts UFH Capital would have received had such additional taxes, duties or other governmental charges not been imposed.

REDEMPTION OR EXCHANGE

          The Company will have the right to redeem the Junior Subordinated Debentures prior to maturity (i) on or after ________________, 2003, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a Redemption Price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. Any such redemption prior to the Stated Maturity will be subject to prior regulatory approval if then required under applicable capital guidelines or regulatory policies.


         "Tax Event" means the receipt by UFH Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, (ii) UFH Capital is, or will be within 90 days after the date of such opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, or (iii) UFH Capital is, or will be within 90 days after the date of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. The Company must request and receive an opinion with regard to such matters within a reasonable period of time after it becomes aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

         "Investment Company Event" means the receipt by UFH Capital of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, UFH Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the Preferred Securities.

         "Capital Treatment Event" means the reasonable determination by the Company that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change pronouncement, action or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), or any capital adequacy guidelines as then in effect and applicable to the Company.


         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price for the Junior Subordinated Debentures, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.


         The Junior Subordinated Debentures will not be subject to any sinking fund.


DISTRIBUTION UPON LIQUIDATION

           As described under "Description of the Preferred Securities--Liquidation Distribution Upon Termination," under certain circumstances involving the termination of UFH Capital, the Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities in liquidation of UFH Capital after satisfaction of liabilities to creditors of UFH Capital as provided by applicable law. Any such distribution will be subject to receipt of prior regulatory approval if then required under applicable regulatory policies or guidelines. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the liquidation of UFH Capital, the Company will use its best efforts to list the Junior Subordinated Debentures on The Nasdaq Small Cap Market or such stock exchanges, if any, on which the Preferred Securities are then listed. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Preferred Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

          If at any time (i) there has occurred a Debenture Event of Default,
(ii) the Company is in default with respect to its obligations under the Guarantee, or (iii) the Company has given notice of its election of an Extended Interest Payment Period as provided in the Indenture with respect to the Junior Subordinated Debentures and has not rescinded such notice, or such Extended Interest Payment Period, or any extension thereof, is continuing, the Company will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) the reclassification of any class of the Company's capital stock into another class of capital stock, (b) dividends or distributions payable in any class of the Company's Common Stock, (c) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto and (d) purchases of the Company's Common Stock related to the rights under any of the Company's benefit plans for its or its subsidiaries' directors, officers or employees),
(2) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than payments under the Guarantee), or (3) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Preferred Securities.

SUBORDINATION

          The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Debt and Subordinated Debt of the Company. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceedings of the Company, the holders of Senior Debt and Subordinated Debt of the Company will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt and Subordinated Debt of the Company before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest on the Junior Subordinated Debentures.

         In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt and Subordinated Debt of the Company outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest on the Junior Subordinated Debentures.

         No payments on account of principal or interest in respect of the Junior Subordinated Debentures may be made if there has occurred and is continuing a default in any payment with respect to Senior Debt and Subordinated Debt of the Company or an event of default with respect to any Senior Debt and Subordinated Debt of the Company resulting in the acceleration of the maturity thereof, or if any judicial proceeding is pending with respect to any such default.

         "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such Person, and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.


         "Senior Debt" means, with respect to the Company, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt will not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) any Debt to any employee of the Company, (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) Debt which constitutes Subordinated Debt.


         "Subordinated Debt" means, with respect to the Company, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Company (other than the Junior Subordinated Debentures).

         The Indenture places no limitation on the amount of additional Senior Debt and Subordinated Debt that may be issued or incurred by the Company. The Company may from time to time issue or incur additional indebtedness constituting

Senior Debt and Subordinated Debt. As of June 30, 1998, the Company had aggregate Senior Debt and Subordinated Debt of $3.0 million. Because the Company is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including obligations to depositors of the Bank.


REGISTRATION, DENOMINATION AND TRANSFER

           The Junior Subordinated Debentures will initially be registered in the name of UFH Capital. If the Junior Subordinated Debentures are distributed to holders of Preferred Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Preferred Securities. See "Description of Preferred Securities)Book Entry, Delivery and Form."


         Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.


         Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of Preferred Securities--Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in Wilmington, Delaware or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payments of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable. Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

REGISTRAR AND TRANSFER AGENT

          The Debenture Trustee will act as the registrar and the transfer agent for the Junior Subordinated Debentures. Junior Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the registrar. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts; provided, that the Company maintains a transfer agent in the place of payment. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures. In the event of any redemption, neither the Company nor the Debenture Trustee will be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

MODIFICATION OF INDENTURE



          The Company and the Debenture Trustee may, from time to time without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture also contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected by such proposed modification, (i) extend the fixed maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture; provided that so long as any of the Preferred Securities remain outstanding, no such modification may be made that requires the consent of the holders of the Junior Subordinated Debentures, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Preferred Securities and that if the consent of the holder of each Junior Subordinated Debenture is required, such modification will not be effective until each holder of Trust Securities has consented thereto.

DEBENTURE EVENTS OF DEFAULT

          The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an event of default (each, a "Debenture Event of Default") with respect to the Junior Subordinated Debentures:


         (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extended Interest Payment Period); or

         (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at the Stated Maturity, upon redemption by declaration or otherwise; or

         (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures; or

         (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee, or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures, may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities will have such right.

         The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

         If a Debenture Event of Default has occurred and is continuing, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the

Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE PREFERRED SECURITIES

          If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or the principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, UFH Capital may become subject to the reporting obligations under the Exchange Act.


         The holders of the Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there has been an Event of Default under the Trust Agreement. See "Description of the Preferred Securities)Events of Default; Notice."


CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

          The Company may not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, and any Person may not consolidate with or merge into the Company or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to the Company, unless (i) in the event the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes by supplemental indenture the Company's obligations on the Junior Subordinated Debentures issued under the Indenture, (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, has occurred and is continuing, and (iii) certain other conditions as prescribed in the Indenture are met.

SATISFACTION AND DISCHARGE

          The Indenture will cease to be of further effect (except as to the Company's obligations to pay certain sums due pursuant to the Indenture and to provide certain officers' certificates and opinions of counsel described therein) and the Company will be deemed to have satisfied and discharged the Indenture when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity or redemption date, as the case may be.

GOVERNING LAW

          The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Florida.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE



          The Debenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


MISCELLANEOUS

          The Company has agreed, pursuant to the Indenture, for so long as the Trust Securities remain outstanding, (i) to maintain directly or indirectly 100% ownership of the Common Securities of UFH Capital (provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities), (ii) not to voluntarily terminate, wind up or liquidate UFH Capital without prior regulatory approval if then so required under applicable Federal Reserve capital guidelines or policies and use its reasonable efforts to cause UFH Capital to remain a business trust, except in connection with a distribution of Junior Subordinated Debentures to the holders of the Preferred Securities, the redemption of all of the Preferred Securities, or certain mergers, consolidations or amalgamations permitted by the Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause UFH Capital to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.


                          DESCRIPTION OF THE GUARANTEE

         The Preferred Securities Guarantee Agreement (the "Guarantee") will be executed and delivered by the Company concurrently with the issuance of the Preferred Securities for the benefit of the holders of the Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for purposes of complying with the provisions of the Trust Indenture Act. The Guarantee Trustee, Wilmington Trust Company, will hold the Guarantee for the benefit of the holders of the Preferred Securities. The following summary of the material terms and provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee and the Trust Indenture Act. Wherever particular defined terms of the Guarantee are referred to, but not defined herein, such defined terms are incorporated herein by reference. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


GENERAL

          The Guarantee will be an irrevocable guarantee on a subordinated basis of UFH Capital's obligations under the Preferred Securities, but will apply only to the extent that UFH Capital has funds sufficient to make such payments. The Company will, pursuant to the Guarantee, irrevocably agree to pay in full on a subordinated basis, to the extent set forth therein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that UFH Capital may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of UFH Capital (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities, to the extent that UFH Capital has funds available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that UFH Capital has funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of UFH Capital (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or a redemption of all of the Preferred Securities), the lesser of (a) the amount of the Liquidation Distribution, to the extent UFH Capital has funds available therefor at such time, and (b) the amount of assets of UFH Capital remaining available for distribution to holders of Preferred Securities in liquidation of UFH Capital. The obligation of the Company to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing UFH Capital to pay such amounts to such holders.

         The Guarantee will not apply to any payment of Distributions except to the extent UFH Capital has funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debentures held by UFH Capital, UFH Capital will not pay Distributions on the Preferred Securities and will not have funds legally available therefor.


STATUS OF THE GUARANTEE

          The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of the Company in the same manner as the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt and Subordinated Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt and Subordinated Debt. The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other Person). The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by UFH Capital or upon distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of a subsidiary, including the Bank, upon a liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of the subsidiary. The Company's obligations under the Guarantee, therefore, will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including the Bank, and claimants should look only to the assets of the Company for payments thereunder.

AMENDMENTS AND ASSIGNMENT

          Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities. See "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Company and will inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

          An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.


         Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against UFH Capital, the Guarantee Trustee or any other Person.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE



          The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Preferred Securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

          The Guarantee will terminate and be of no further force and effect upon (i) full payment of the Redemption Price of the Preferred Securities, (ii) full payment of the amounts payable upon liquidation of UFH Capital, or (iii) distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

GOVERNING LAW

          The Guarantee will be governed by and construed in accordance with the laws of the State of Florida.

EXPENSE AGREEMENT

          The Company will, pursuant to the Agreement as to Expenses and Liabilities entered into by it under the Trust Agreement (the "Expense Agreement"), irrevocably and unconditionally guarantee to each person or entity to whom UFH Capital becomes indebted or liable, the full payment of any costs, expenses or liabilities of UFH Capital, other than obligations of UFH Capital to pay to the holders of the Preferred Securities or other similar interests in UFH Capital of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Third party creditors of UFH Capital may proceed directly against the Company under the Expense Agreement, regardless of whether such creditors had notice of the Expense Agreement.



                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
              THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE


FULL AND UNCONDITIONAL GUARANTEE

          Payments of Distributions and other amounts due on the Preferred Securities (to the extent UFH Capital has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." The Company and UFH Capital believe that, taken together, the obligations of the Company under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of payment of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of UFH Capital under the Preferred Securities. However, if and to the extent that the Company does not make payments on the Junior Subordinated Debentures, UFH Capital will not pay Distributions or other amounts due on the Preferred Securities and the Guarantee does not cover payment of Distributions when UFH Capital does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of the Company.

SUFFICIENCY OF PAYMENTS

          As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Trust Securities, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities, (iii) the Company will pay for all and any costs, expenses and liabilities of UFH Capital (except the obligations of UFH Capital to the holders of the Preferred Securities), and (iv) the Trust Agreement further provides that UFH Capital will not engage in any activity that is not consistent with the limited purposes of UFH Capital.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

          A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, UFH Capital or any other Person. A default or event of default under any Senior Debt and Subordinated Debt of the Company would not constitute a default or Event of Default. In the event, however, of payment defaults under, or acceleration of, Senior Debt and Subordinated Debt of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Debt and Subordinated Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF UFH CAPITAL

          The Preferred Securities evidence preferred undivided beneficial interests in the assets of UFH Capital. UFH Capital exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and the rights of a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from UFH Capital (or from the Company under the Guarantee) if and to the extent UFH Capital has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

          Upon any voluntary or involuntary termination, winding-up or liquidation of UFH Capital involving the liquidation of the Junior Subordinated Debentures, the holders of the Preferred Securities will be entitled to receive, out of assets held by UFH Capital, the Liquidation Distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt and Subordinated Debt of the Company (as set forth in the Indenture), but entitled to receive payment in full of principal and interest before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of UFH Capital (other than the obligations of UFH Capital to the holders of its Preferred Securities), the positions of a holder of the Preferred Securities and a holder of the Junior Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

          The following is a summary of the material United States federal income tax considerations that may be relevant to a person that purchases Preferred Securities on their original issue at their original offering price and constitutes the opinion of Holland & Knight LLP ("Holland & Knight"), counsel to the Company and UFH Capital insofar as it relates to statements of law or legal conclusions. The conclusions expressed herein are based upon current provisions of the Code , regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, with possible retroactive effect. Subsequent changes to these authorities may cause tax consequences to vary substantially from the consequences described below. Furthermore, the authorities on which the following summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership, and disposition of Preferred Securities may differ from the treatment described below.

         No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Preferred Securities. Moreover, the discussion generally focuses on holders of Preferred Securities who are individual citizens or residents of the United States and who acquire Preferred Securities on their original issue at their offering price and hold Preferred Securities as capital assets within the meaning of Section 1221 of the Code. The discussion has only limited application to dealers in securities, corporations, estates, trusts or nonresident aliens and does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. The following summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. Accordingly, each prospective investor should consult, and should rely exclusively on, such investor's own tax advisors in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Preferred Securities.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

          The Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Preferred Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. There can be no assurance that a contrary position will not be taken by the Internal Revenue Service, or that any court considering the issues would not hold contrary to such position. This summary assumes that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF UFH CAPITAL

          Under current law and assuming full compliance with the terms of the Trust Agreement and Indenture (and certain other documents described herein), UFH Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. As a result, each beneficial owner of Preferred Securities will be treated for federal income tax purposes as a holder of its pro rata share of Junior Subordinated Debentures held by UFH Capital. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income its pro rata share of interest income, including any original issue discount ("OID"), paid or accrued with respect to its allocable share of the Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

          Under applicable Treasury regulations (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest is remote. Based on the foregoing, the Company intends to take the position that the Junior Subordinated Debentures are not considered to be issued with OID at the time of their original issuance and, accordingly, except as set forth below, a holder should include in gross income such holder's allocable share of interest on the Junior Subordinated Debentures at the time it is paid or accrued in accordance with such holder's method of tax accounting.


         Under the Regulations, however, if the Company exercised its option to defer any payment of interest, the Junior Subordinated Debentures would at that time and at all times thereafter be treated as OID instruments, and all stated interest (and de minimis OID, if any) on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, the taxable interest income of all holders with respect to the Junior Subordinated Debentures would be determined on a daily economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder would be required to include OID in gross income even though the Company would not make any actual cash payments during an Extended Interest Payment Period and even through some holders may use the cash method of tax accounting.

         The Regulations have not been addressed in any published rulings or other published interpretations by the Internal Revenue Service, and it is possible, however, that the Internal Revenue Service could take a position contrary to the interpretation herein.

         Because income on the Preferred Securities will constitute interest or OID, corporate holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

         Subsequent uses of the term "interest" in this summary include income in the form of OID.


MARKET DISCOUNT AND ACQUISITION PREMIUM

          Holders of Preferred Securities other than a holder who purchased the Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF UFH
CAPITAL

          Under certain circumstances, as described under "Description of the Preferred Securities)Redemption or Exchange" and ")Liquidation Distribution Upon Termination," the Junior Subordinated Debentures may be distributed to holders of Preferred Securities upon a liquidation of UFH Capital. Under current United States federal income tax law, such a distribution would be treated as a nontaxable event to each such holder in which each holder is deemed to receive directly its pro rata share of Junior Subordinated Debentures previously held indirectly through this Trust. A holder's aggregate tax basis in the Junior Subordinated Debentures received in the liquidation will be equal to such holder's aggregate tax basis in the Preferred Securities immediately before the distribution. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of UFH Capital would include the period for which such holder held the Preferred Securities.


         If, however, a Tax Event occurs which results in UFH Capital being treated as an association taxable as a corporation, the distribution would constitute a taxable event to UFH Capital and the holders of the Preferred Securities, and each holder of Preferred Securities would recognize gain or loss as if the holder had exchanged its Preferred Securities for Junior Subordinated Debentures, and the holder's holding period in the Junior Subordinated Debentures would not include the period for which such holder held the Preferred Securities. Under certain circumstances described herein, the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss as if the holder sold such Preferred Securities for cash. See "Description of the Preferred Securities)Redemption or Exchange" and "--Liquidation Distribution Upon Termination."


SALES OF PREFERRED SECURITIES

          A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, and the Preferred Securities are not considered issued with OID, a holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, or otherwise, a holder's tax basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the Preferred Securities since and including the date of commencement of the first Extended Interest Payment Period. Such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such holder's pro rata share of the Junior Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.


         Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In the event of such a deferral, a holder that disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures to the date of disposition as OID, but may not receive the cash related thereto. However, such Security holder will add such amount to its adjusted tax basis in the Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis in the Preferred Securities, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

          Prospective purchasers of Preferred Securities should recognize that the present federal income tax treatment of the Company and UFH Capital and an investment in the Preferred Securities may be modified by legislative, judicial or administrative action at any time, and that any such action may affect the Company and investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and the interpretations thereof could adversely affect the tax consequences to the Company, UFH Capital or of an investment in the Preferred Securities. There can be no assurance that future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change would give rise to a Tax Event. A Tax Event would permit the Company, upon prior regulatory approval if then required under applicable capital guidelines or regulatory policies, to cause a redemption of the Preferred Securities before, as well as after, _______, 2003. See "Description of the Junior Subordinated Debentures--Redemption or Exchange" and "Description of the Preferred Securities--Redemption or Exchange--Tax Event Redemption, Investment Company Event Redemptions or Capital Treatment Event Redemptions."

BACKUP WITHHOLDING AND INFORMATION REPORTING



          The amount of OID accrued on the Preferred Securities held of record by individual citizens or residents of the United States, or certain trusts, estates, and partnerships, will be reported to the Internal Revenue Service on Forms 1099, which forms should be mailed to such holders of Preferred Securities by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax (currently at 31%) unless the holder complies with certain identification and other requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability, provided the required information is provided to the Internal Revenue Service.


THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR SITUATION OF A HOLDER OF PREFERRED SECURITIES. HOLDERS OF PREFERRED SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS


         Employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("ERISA Plans"), generally may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the ERISA Plan.



         In any case, the Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain plans (generally, ERISA Plans maintained or sponsored by, or contributed to by, any such persons with respect to which the Company or an affiliate is a fiduciary or ERISA Plans for which the Company or an affiliate provides services). The acquisition and ownership of Preferred Securities by an ERISA Plan (or by an individual retirement arrangement or other ERISA Plans described in Section 4975(e)(1) of the Code) with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.



         As a result, ERISA Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any other ERISA Plans or other entities whose assets include ERISA Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Preferred Securities should consult with their own counsel.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriter, William R. Hough & Co., has agreed to purchase from the Company the number of shares of Common Stock and from UFH Capital the number of Preferred Securities set forth below. The Underwriter is committed to purchase and pay for all Preferred Securities if any Preferred Securities are purchased and has agreed to purchase the shares of Common Stock at the initial offering price less the underwriting discounts and commission set forth on the cover page of this Prospectus.


                                                        Number of
                                                        Shares of        Number of
                                                        Preferred        Shares of
Underwriter                                             Securities     Common Stock
-----------                                             ----------     ------------
William R. Hough & Co.............................




         The Underwriter proposes to offer the shares of Common Stock directly to the public at the initial offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $___ per share. The Underwriter may allow and such dealers may re-allow a concession not in excess of $ per share to certain other dealers. The Underwriter has informed the Company that it does not intend to confirm sales to any accounts over which they exercise discretionary authority. After the initial public offering of the shares, the offering price and other selling terms may from time to time be varied by the Underwriter. Without the prior consent of the Company, no investor may purchase more than 100,000 shares of Common Stock in the Common Stock Offering.

         The Company has been advised by the Underwriter that the Underwriter proposes initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $____ per Preferred Security. The Underwriter may allow and such dealers may re-allow a concession not in excess of $____ per Preferred Security to certain other dealers. After the Offerings, the price to the public and other selling terms may be changed by the Underwriter.

         In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation an amount of $______ per Preferred Security for the Underwriter's arranging the investment therein of such proceeds.

         The Company has granted to the Underwriter an option, exercisable no later than 30 days after the date of this Prospectus, to purchase up to 90,000 additional shares of Common Stock at the initial public offering price, less the underwriting discount, set forth on the cover page of this Prospectus, to cover over-allotments, if any. If the Underwriter exercises its over-allotment option, the Underwriter has agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the total number of shares of Common Stock offered hereby. The Underwriter may exercise such option only to cover over-allotments made in connection with the sale of share of Common Stock offered hereby.


         The Company and UFH Capital have granted to the Underwriter an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional $900,000 aggregate liquidation amount of the Preferred Securities on the terms set forth on the cover page hereof less underwriting discounts. The Underwriter may exercise such option to purchase additional Preferred Securities solely for the purpose of covering over-allotments, if any, incurred in the sale of the Preferred Securities. To the extent that the Underwriter exercises its option to purchase additional Preferred Securities, UFH Capital will issue and sell to the Company additional Common Securities and the Company will issue and sell to UFH Capital Junior Subordinated Debentures in an aggregate principal amount equal to the total aggregate

Liquidation Amount of the additional Preferred Securities being purchased pursuant to the option and the additional Common Securities.

         In connection with the Common Stock Offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriter may overallot. In addition, the Underwriter may bid for, and purchase, shares of Common Stock in the open market to cover syndicate short positions created in connection with the Common Stock Offering or to stabilize the price of the Common Stock. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Common Stock in the Common Stock Offering, if the syndicate repurchases previously distributed Common Stock in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at anytime.

         Prior to the Common Stock Offering, there has been no public market for the Common Stock. The initial public offering price for the Common Stock will be determined by negotiation among the Company and the Representatives. The factors to be considered in determining the initial public offering price will be prevailing market and economic conditions, the revenues and earnings of the Company, market valuations of other companies engaged in activities similar to the Company, estimates of the business potential and prospects of the Company, the present state of the Company's business operations and the Company's management.

         Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.


         The Preferred Securities are a new issue of securities having no trading market. Application has been made to have the Preferred Securities listed for quotation on The Nasdaq Small Cap Market. The Underwriter has advised UFH Capital that it presently intends to make a market in the Preferred Securities after the commencement of trading, but no assurances can be made as to the liquidity of such Preferred Securities or that an active and liquid trading market will develop or, if developed, that it will be sustained. The Underwriter will have no obligation to make a market in the Preferred Securities, however, and may cease market-making activities, if commenced, at any time.


         The Company and UFH Capital have agreed to indemnify the Underwriter against and contribute toward certain liabilities, including liabilities under the Securities Act. The Company has agreed to reimburse the Underwriter for certain expenses and legal fees related to the sale of the Securities.


         As of July 1, 1998, William R. Hough, a controlling stockholder of William R. Hough & Co., owned 169,374 shares or 4.8% of the Company's issued and outstanding Common Stock (4.1% after giving effect to the Common Stock Offering).

                                  LEGAL MATTERS


         Certain legal matters for the Company and UFH Capital, including the validity of the shares of Common Stock, the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company and UFH Capital by Holland & Knight , counsel to the Company and UFH Capital. Certain legal matters will be passed upon for the Underwriter by Smith Mackinnon Greeley Bowdoin & Edwards, P.A. ("Smith Mackinnon"). Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the formation of UFH Capital will be passed upon by Richards, Layton & Finger ("RL&F"), special Delaware counsel to the Company and UFH Capital. Holland & Knight and Smith Mackinnon will rely on the opinion of RL&F as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Holland & Knight.


                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the consolidated statements of earnings, comprehensive income, stockholders' equity, and cash flows of the Company for each of the three years in the period ended December 31, 1997 included in this Prospectus have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance and upon the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION


         The Company and UFH Capital have filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the Common Stock offered hereby and the Preferred Securities, the Junior Subordinated Debentures and the Guarantee (together with all amendments thereto, the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and to the exhibits and schedules thereto. While descriptions in this Prospectus of contracts, agreements or other documents referred to herein are not necessarily complete, such contracts, agreements and other documents are described herein in all material respects. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission with a Web site address of http://www.sec.gov.



         FOLLOWING THE OFFERINGS, THE COMPANY WILL BE SUBJECT TO THE INFORMATION REPORTING REQUIREMENTS OF THE EXCHANGE ACT. The Company intends to furnish its shareholders with annual reports containing financial statements audited by the Company's independent accountants and to make available to its shareholders quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.



         No separate financial statements of UFH Capital have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of UFH Capital will be owned by the Company, which after completion of the Common Stock Offering will become subject to the informational and reporting requirements of the Exchange Act (ii) UFH Capital has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of UFH Capital and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and (iii) the obligations of the Company described herein to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of UFH Capital under the Indenture and pursuant to the Trust Agreement, the Guarantee issued by the Company with respect to the Preferred Securities, the Junior Subordinated Debentures purchased by UFH Capital, the related Indenture and the Expense Agreement, taken together, constitute, in the belief of the Company and UFH Capital, a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Junior Subordinated Debentures" and "Description of the Guarantee."


         UFH Capital is not currently subject to the information reporting requirements of the Exchange Act and the Company does not expect that UFH Capital will file reports, proxy statements and other information under the Exchange Act with the Commission.

UNITED FINANCIAL HOLDINGS, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
Six Months Ended June 30, 1998 and 1997
Years Ended December 31, 1997, 1996 and 1995

                         UNITED FINANCIAL HOLDINGS, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                               Page
                                                                                                               ----

    Report of Independent Certified Public Accountants                                                          F-2

    Consolidated Balance Sheets at June 30, 1998 (unaudited),
      December 31, 1997 and 1996                                                                                F-3

    Consolidated Statements of Earnings for the six months ended June 30, 1998
      and 1997 (unaudited) and for the years ended December 31, 1997, 1996 and 1995                             F-4

    Consolidated Statements of Comprehensive Income for the six months ended
      June 30, 1998 and 1997 (unaudited) and the years ended December 31, 1997,
      1996 and 1995                                                                                             F-6

    Consolidated Statement of Stockholders' Equity for the six months ended
      June 30, 1998 (unaudited) and for the years ended December 31, 1997,
      1996 and 1995                                                                                             F-7

    Consolidated Statements of Cash Flows for the six months ended June 30, 1998
      and 1997 (unaudited) and for the years ended December 31, 1997, 1996 and 1995                             F-8

    Notes to Consolidated Financial Statements                                                                 F-11

               Report of Independent Certified Public Accountants





Board of Directors
United Financial Holdings, Inc.
St. Petersburg, Florida


We have audited the consolidated balance sheets of United Financial Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of earnings, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Financial Holdings, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP
----------------------


Tampa, Florida
January 29, 1998 (except for Note S as to which the date is July 23, 1998)

                United Financial Holdings, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS



                                                                                                          December 31,
                                                                           June 30,                --------------------------
                               ASSETS                                        1998                  1997                  1996
                                                                             ----                  ----                  ----
                                                                          (unaudited)

Cash and due from banks                                                  $  7,820,439          $  7,336,809          $  7,902,388
Federal funds sold                                                         26,767,000             7,441,000             7,061,000
Securities held to maturity, market value of
  $12,805,968, $10,212,426 and $9,007,905, respectively                    12,707,218            10,097,258             9,195,963
Securities available for sale, at market                                   17,180,997            11,472,052             9,510,205
Loans, net                                                                 97,111,855            94,821,324            79,262,508
Premises and equipment, net                                                 9,290,916             9,541,801             5,987,428
Federal Home Loan Bank stock                                                  433,500               364,900               318,800
Federal Reserve Bank stock                                                    158,800               153,750               153,750
Accrued interest receivable                                                   993,878               950,042               778,555
Intangible assets, less accumulated amortization of $1,615,688,
  $1,570,288 and $1,506,977, respectively                                   1,396,235             1,336,494             1,440,141
Other assets                                                                4,286,734             3,803,254             1,122,554
                                                                         ------------          ------------          ------------

          Total assets                                                   $178,147,572          $147,318,684          $122,733,292
                                                                         ============          ============          ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
  Demand                                                                 $ 25,562,276            28,384,616          $ 26,646,609
  NOW and money market                                                     68,604,527            36,031,184            27,571,149
  Savings                                                                   4,448,969             5,245,222             4,688,430
  Time, $100,000 and over                                                   9,574,786             9,692,130             4,734,628
  Other time                                                               49,495,244            50,865,952            44,504,101
                                                                         ------------          ------------          ------------
          Total deposits                                                  157,685,802           130,219,104           108,144,917

Securities sold under agreements to repurchase                              4,168,418             1,080,745             1,768,859
Accrued interest payable                                                      399,160               396,184               336,785
Convertible subordinated debentures                                           630,000               630,000               630,000
Long-term debt                                                              2,370,652             2,678,152               813,950
Other liabilities                                                           1,441,943             1,823,337             1,547,126
                                                                         ------------          ------------          ------------
          Total liabilities                                               166,695,975           136,827,522           113,241,637



COMMITMENTS AND CONTINGENCIES                                                    --                    --                    --

STOCKHOLDERS' EQUITY
7% convertible preferred stock, $10 par value; 150,000 shares authorized; 20,850 shares issued and outstanding at June 30,
  1998 and 23,350 shares issued and outstanding at December 31,
  1997 and 1996                                                               208,500               233,500               233,500
Common stock, $.01 par value; 20,000,000 shares authorized;
  3,513,858 shares issued and outstanding at June 30, 1998;
  3,444,318 and 3,431,004 shares issued and outstanding at
  December 31, 1997 and 1996, respectively                                     35,138                34,443                34,308
Paid-in Capital                                                             6,213,977             5,789,932             5,737,567
Accumulated other comprehensive income                                         73,507                57,499                45,872
Retained earnings                                                           4,920,475             4,375,788             3,440,408
                                                                         ------------          ------------          ------------

          Total stockholders' equity                                       11,451,597            10,491,162             9,491,655
                                                                         ------------          ------------          ------------

          Total liabilities and stockholders' equity                     $178,147,572          $147,318,684          $122,733,292
                                                                         ============          ============          ============


        The accompanying notes are an integral part of these statements.

                United Financial Holdings, Inc. and Subsidiaries
                       CONSOLIDATED STATEMENTS OF EARNINGS


                                               Six Months Ended June 30,              For the Years Ended December 31,
                                                  1998              1997            1997            1996             1995
                                                  ----              ----            ----            ----             ----
                                                      (unaudited)
Interest income
  Loans and loan fees                         $ 4,870,947      $ 4,251,306      $ 8,960,703      $ 8,121,249      $ 7,590,367
  Securities
    U.S. Treasury                                 293,562          277,513          598,549          316,369          288,782
    Obligations of other U.S.
Government agencies and corporations              411,110          385,392          746,786          702,235          662,531
    Obligations of states and political                                              39,570           54,670           86,868
      subdivisions                                 36,578           20,551
    Other                                          69,393           76,904          151,612          180,517          219,489
    Federal funds sold and securities
      purchased under reverse
      repurchase agreements                       325,620          135,691          295,297          220,028          276,165
                                              -----------      -----------      -----------      -----------      -----------


          Total interest income                 6,007,210        5,147,357       10,792,517        9,595,068        9,124,202

Interest expense
  NOW and money market                            650,990          368,818          794,997          541,882          665,270
  Savings                                          50,174           47,448           96,656          107,523          121,262
  Time deposits, $100,000 and over                277,247          179,210          419,007          241,685          210,474
  Other time                                    1,375,734        1,210,339        2,603,631        2,314,600        1,941,403
  Long-term debt                                  129,586           57,797          130,547          124,544           86,331
  Federal funds purchased and
    securities sold under agreements
    to repurchase                                  39,835           50,391           56,248           89,338          187,509
                                              -----------      -----------      -----------      -----------      -----------

          Total interest expense                2,523,566        1,914,003        4,101,086        3,419,572        3,212,249
                                              -----------      -----------      -----------      -----------      -----------

          Net interest income                   3,483,644        3,233,354        6,691,431        6,175,496        5,911,953

Provision for loan losses                         250,000           90,000           90,000          150,000          180,000
                                              -----------      -----------      -----------      -----------      -----------

          Net interest income after
             provision for loan losses          3,233,644        3,143,354        6,601,431        6,025,496        5,731,953

Other income
  Service charges on deposit accounts             347,093          327,187          674,637          555,747          576,656
  Trust and investment management
    income                                      1,137,978          843,965        1,886,534        1,229,136           57,869
  Other service charges, fees and income          424,405          304,237          679,081          787,210          602,695
                                              -----------      -----------      -----------      -----------      -----------

          Total other income                    1,909,476        1,475,389        3,240,252        2,572,093        1,237,220

                                   (continued)

                United Financial Holdings, Inc. and Subsidiaries
                 CONSOLIDATED STATEMENTS OF EARNINGS - CONTINUED


                                               Six Months Ended June 30,               For the Years Ended December 31,
                                                1998              1997              1997              1996              1995
                                                ----              ----              ----              ----              ----
                                                     (unaudited)
Other expense
  Salaries and employee benefits            $ 2,262,606       $ 1,941,665       $ 4,047,859       $ 3,723,903       $ 2,593,728
  Occupancy expense                             290,858           203,828           514,374           387,256           280,286
  Furniture and equipment expense               255,755           216,958           494,360           423,224           279,596
  Data processing expense                       221,308           211,453           417,522           375,339           315,553
  Legal and professional fees                    85,035            62,743           176,778           152,766           122,426
  Amortization of intangible assets              34,624            31,831            66,802           111,208           121,048
  Other operating expenses                      694,421         1,189,671         1,854,300         1,052,426           908,754
                                            -----------       -----------       -----------       -----------       -----------

                                              3,844,607         3,858,149         7,571,995         6,226,122         4,621,391
                                            -----------       -----------       -----------       -----------       -----------

          Earnings before income taxes        1,298,513           760,594         2,269,688         2,371,467         2,347,782

Income tax expense (benefit)
  Current                                       563,400           339,450           957,932           952,448           981,272
  Deferred                                      (51,000)          (49,000)          (97,986)          (61,000)         (110,000)
                                            -----------       -----------       -----------       -----------       -----------

                                                512,400           290,450           859,946           891,448           871,272
                                            -----------       -----------       -----------       -----------       -----------

          NET EARNINGS                      $   786,113       $   470,144       $ 1,409,742       $ 1,480,019       $ 1,476,510
                                            ===========       ===========       ===========       ===========       ===========



Earnings Per Share:
  Basic                                     $       .22       $       .13       $       .41       $       .47       $       .64
  Diluted                                   $       .21       $       .13       $       .38       $       .40       $       .43

        The accompanying notes are an integral part of these statements.

                United Financial Holdings, Inc. and Subsidiaries
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                     Six Months Ended June 30,                     Year Ended December 31,
                                       1998              1997              1997             1996              1995
                                       ----              ----              ----             ----              ----
                                            (unaudited)
Net earnings                       $   786,113       $   470,144       $ 1,409,742       $ 1,480,019       $ 1,476,510
Other comprehensive income:

  Unrealized holding gains
    (losses)                            25,666           (14,040)           18,642          (103,639)          277,398
  Income tax (expense)
    benefit related to items of
    other comprehensive income          (9,658)            5,283            (7,015)           38,999          (104,385)
                                   -----------       -----------       -----------       -----------       -----------

Comprehensive income               $   802,121       $   461,387       $ 1,421,369       $ 1,415,379       $ 1,649,523
                                   ===========       ===========       ===========       ===========       ===========

        The accompanying notes are an integral part of these statements.

                United Financial Holdings, Inc. and Subsidiaries
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



                                                                                      7%                 6%
                                                                                 Convertible        Convertible
                                                                   Common         Preferred          Preferred           Paid-In
                                                                    Stock           Stock              Stock             Capital
                                                                    -----           -----              -----             -------
Balance December 31, 1994                                          $16,242        $ 982,500         $1,000,000         $2,736,923
  Net Earnings                                                        --               --                 --                 --
  2% Common Stock dividend                                             516             --                 --              154,113
  Conversion of 6% Preferred to Common Stock                         6,828             --             (874,860)           867,908
  Dividends on Common Stock                                           --               --                 --                 --
  Dividends on Preferred Stock                                        --               --                 --                 --
  Accumulated other comprehensive income                              --               --                 --                 --
  Issuance of Common Stock for cash                                  1,275             --                 --              381,225
  Contribution by Parent to Fiduciary Services Corporation           1,500             --                 --              448,500
                                                                   -------        ---------         ----------         ----------

Balance at December 31, 1995                                        26,361          982,500            125,140          4,588,669
  Net Earnings                                                        --               --                 --                 --
  2% Common Stock dividend                                             669             --                 --              265,230
  Conversion of 6% Preferred to Common Stock                           996             --             (125,140)           124,098
  Conversion of 7% Preferred to Common Stock                         6,192         (749,000)              --              742,698
  Dividends on Common Stock                                           --               --                 --                 --
  Dividends on Preferred Stock                                        --               --                 --                 --
  Accumulated other comprehensive income                              --               --                 --                 --
  Issuance of Common Stock for cash                                     90             --                 --               16,872
                                                                   -------        ---------         ----------         ----------

Balance at December 31, 1996                                        34,308          233,500               --            5,737,567
  Net Earnings                                                        --               --                 --                 --
  Dividends on Common Stock                                           --               --                 --                 --
  Dividends on Preferred Stock                                        --               --                 --                 --
  Accumulated other comprehensive income                              --               --                 --                 --
  Issuance of Common Stock for cash                                    135             --                 --               52,365
                                                                   -------        ---------         ----------         ----------

Balance at December 31, 1997                                        34,443          233,500               --            5,789,932
  Net Earnings (unaudited)                                            --               --                 --                 --
  Dividends on Common Stock (unaudited)                               --               --                 --                 --
  Dividends on Preferred Stock (unaudited)                            --               --                 --                 --
  Accumulated other comprehensive income (unaudited)                  --               --                 --                 --
  Issuance of Common Stock (unaudited)                                 485             --                 --              399,276
  Conversion of 7% Preferred to Common Stock (unaudited)               210          (25,000)              --               24,769
                                                                   -------        ---------         ----------         ----------

Balance at June 30, 1998 (unaudited)                               $35,138        $ 208,500         $     --           $6,213,977
                                                                   =======        =========         ==========         ==========


                                                                      Accumulated
                                                                         Other
                                                                     Comprehensive        Retained
                                                                         Income           Earnings            Total
                                                                     -------------        --------            -----
Balance December 31, 1994                                              $(62,501)        $1,711,722         $ 6,384,886
  Net Earnings                                                             --            1,476,510           1,476,510
  2% Common Stock dividend                                                 --             (155,194)               (565)
  Conversion of 6% Preferred to Common Stock                               --                 --                  (124)
  Dividends on Common Stock                                                --             (276,809)           (276,809)
  Dividends on Preferred Stock                                             --             (102,529)           (102,529)
  Accumulated other comprehensive income                                173,013               --               173,013
  Issuance of Common Stock for cash                                        --                 --               382,500
  Contribution by Parent to Fiduciary Services Corporation                 --                 --               450,000
                                                                       --------         ----------         -----------

Balance at December 31, 1995                                            110,512          2,653,700           8,486,882
  Net Earnings                                                             --            1,480,019           1,480,019
  2% Common Stock dividend                                                 --             (266,858)               (959)
  Conversion of 6% Preferred to Common Stock                               --                 --                   (46)
  Conversion of 7% Preferred to Common Stock                               --                 --                  (110)
  Dividends on Common Stock                                                --             (383,018)           (383,018)
  Dividends on Preferred Stock                                             --              (43,435)            (43,435)
  Accumulated other comprehensive income                                (64,640)              --               (64,640)
  Issuance of Common Stock for cash                                        --                 --                16,962
                                                                       --------         ----------         -----------

Balance at December 31, 1996                                             45,872          3,440,408           9,491,655
  Net Earnings                                                             --            1,409,742           1,409,742
  Dividends on Common Stock                                                --             (458,017)           (458,017)
  Dividends on Preferred Stock                                             --              (16,345)            (16,345)
  Accumulated other comprehensive income                                 11,627               --                11,627
  Issuance of Common Stock for cash                                        --                 --                52,500
                                                                       --------         ----------         -----------

Balance at December 31, 1997                                             57,499          4,375,788          10,491,162
  Net Earnings (unaudited)                                                 --              786,113             786,113
  Dividends on Common Stock (unaudited)                                    --             (233,254)           (233,254)
  Dividends on Preferred Stock (unaudited)                                 --               (8,172)             (8,172)
  Accumulated other comprehensive income (unaudited)                     16,008               --                16,008
  Issuance of Common Stock (unaudited)                                     --                 --               399,761
  Conversion of 7% Preferred to Common Stock (unaudited)                   --                 --                   (21)
                                                                       --------         ----------         -----------
Balance at June 30, 1998 (unaudited)                                   $ 73,507         $4,920,475         $11,451,597
                                                                       ========         ==========         ===========

        The accompanying notes are an integral part of this statement.

                United Financial Holdings, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                              Six Months Ended June 30,                   For the Years Ended December 31,
                                                1998               1997             1997               1996               1995
                                                ----               ----             ----               ----               ----
                                                     (unaudited)
Cash flows from operating activities:
    Net earnings                           $    786,113       $   470,144       $  1,409,742       $  1,480,019       $  1,476,510
    Adjustments to reconcile net
      earnings to net cash provided by
      (used in) operating activities
        Provision for loan losses               250,000            90,000             90,000            150,000            180,000
        Provision for depreciation
          and amortization                      320,814           379,594            566,344            500,994            370,421
        Gain on sale of equipment                  --                --                 --                 --               (2,703)
        Writedown of investment
          security                                 --             255,000            255,000               --                 --
        Write-off of leasehold
          improvements                             --             130,065            130,065               --                 --
        Accretion of securities                 (25,368)          (20,473)           (44,317)           (35,062)           (46,438)
          discount
        Amortization of unearned
          loan fees                             (41,530)          (68,990)           (64,941)          (104,663)          (193,969)
        Amortization of securities
          premiums                               12,637            16,329             38,874             58,804             57,168
      Gain on sales of loans                   (197,659)         (109,999)          (289,720)          (424,611)          (339,153)
      Decrease (increase) in
          interest receivable                    43,836          (159,414)          (171,487)           (25,317)           (35,428)
      Increase  in interest payable               2,977            25,058             59,399             37,793             66,784
      Increase in other assets                 (200,465)         (534,134)        (2,641,922)          (118,290)          (445,845)
      Decrease (increase) in other
         liabilities                           (381,394)          563,645            276,211            211,633             98,494
                                           ------------       -----------       ------------       ------------       ------------

          Net cash provided by
            (used in) operating
            activities                          569,961         1,036,825           (386,752)         1,731,300          1,185,841

Cash flows from investing activities:
  Purchase of Federal Reserve Bank
    stock and FHLB stock                        (73,650)          (46,100)           (46,100)           (13,500)              --
  Net increase (decrease) in
    Federal funds sold                      (19,326,000)        1,680,000           (380,000)        (4,665,000)        10,234,000
  Principal repayments of held
    to maturity securities                      340,484           224,201            388,715            678,419          1,395,107
  Principal repayments of available
    for sale securities                         416,147           285,346            494,729          1,106,893          1,775,590
  Proceeds from maturities of
    available for sale securities               500,000         2,500,000          4,491,876          1,199,781               --
  Proceeds from maturities of held
    to maturity securities                    2,025,761         1,190,000          4,987,969          2,840,219            975,000
  Purchases of available for sale
    securities                               (5,648,595)       (3,488,828)        (6,937,869)        (3,518,560)        (1,902,396)
  Purchases of held to maturity
    securities                               (5,915,075)       (4,995,312)        (6,526,492)        (3,588,175)        (1,369,698)
  Proceeds from sales of loans                1,649,324         1,220,364          3,969,174          5,598,856          4,426,770
  Net increase in loans                      (4,309,027)       (3,495,844)       (19,263,329)       (10,384,509)       (14,319,006)
  Capital expenditures                          (35,300)       (3,429,676)        (4,185,913)        (2,836,673)        (2,168,104)
  Proceeds from sales of fixed assets              --                --                 --                 --                5,406
                                           ------------       -----------       ------------       ------------       ------------
          Net cash used in
            investing activities            (30,375,931)       (8,355,849)       (23,007,240)       (13,582,249)          (947,331)


                                   (continued)

                United Financial Holdings, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                              Six Month Ended June 30,                  For the Years Ended December 31,
                                              1998                1997             1997               1996               1995
                                              ----                ----             ----               ----               ----
                                                    (unaudited)
Cash flows from financing activities:
    Acquisition of Fiduciary
      Services  Corporation                 $      --         $      --         $      --         $      --         $    (38,782)
    Acquisition of Eickhoff,
      Pieper & Willoughby                          --                --                --             (62,819)              --
    Cash paid in lieu of fractional shares
    - 2% stock dividend                            --                --                --                (565)              (222)
    Cash paid in lieu of fractional shares
    - 6% preferred stock conversion                --                --                --                 (46)              (124)
    Net increase (decrease) in
       demand deposits, NOW
       accounts, money market
       accounts and savings
       accounts                              28,954,750        (5,778,944)       10,754,834        12,994,380        (13,631,078)
    Net decrease (increase) in
      certificates of deposit                (1,488,052)       10,574,090        11,319,353         2,316,607         12,780,217
    Net increase (decrease) in
       securities sold under
       agreements to repurchase               3,087,673           673,134          (688,114)         (995,537)         1,178,218
    Increase in borrowings                         --                --           2,004,202            75,000               --
    Repayment of long-term debt                (307,500)         (132,500)         (140,000)         (136,250)           (52,000)
    Issuance of common stock                    284,155              --              52,500            16,962            382,500
    Dividend paid on preferred
       stock                                     (8,172)           (8,169)          (16,345)          (43,435)          (102,529)
    Dividend paid on common stock              (233,254)         (228,721)         (458,017)         (383,018)          (276,809)
                                            -----------       -----------       -----------       -----------       ------------
          Net cash provided by
            financing activities             30,289,600         5,098,890        22,828,413        13,781,279            239,391
                                            -----------       -----------       -----------       -----------       ------------
Net increase (decrease) in cash
  and cash equivalents                          483,630        (2,220,134)         (565,579)        1,930,330            477,901

Cash and cash equivalents at
  beginning of year                           7,336,809         7,902,388         7,902,388         5,972,058          5,494,157
                                            -----------       -----------       -----------       -----------       ------------
Cash and cash equivalents at end
  of year                                   $ 7,820,439       $ 5,682,254       $ 7,336,809       $ 7,902,388       $  5,972,058
                                            ===========       ===========       ===========       ===========       ============

Supplemental Disclosures of Cash
 Flow Information

Cash paid during the year for:
  Interest                                  $ 2,520,590       $ 1,888,945       $ 4,041,687       $ 3,381,780       $  3,174,457
  Income taxes                              $   391,251       $   504,400       $   927,817       $   961,579       $  1,102,764

                                   (continued)

                United Financial Holdings, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                 Six Month Ended June 30,       For the Years Ended December 31,
                                                   1998          1997          1997          1996           1995
                                                   ----          ----          ----          ----           ----
                                                      (unaudited)
Supplemental Disclosure of Non-Cash Activity

Reclassification of loans to
  foreclosed real estate                          $283,015      $284,428      $408,113      $541,085      $     --
                                                  ========      ========      ========      ========      ----------

Non-cash portion of the
acquisition price of Eickhoff, Pieper &
  Willoughby was the issuance of
  convertible subordinated
  debentures                                      $   --        $   --        $630,000      $   --        $     --
                                                  ========      ========      ========      ========      ==========

Non-cash common stock issued                      $115,607      $   --        $   --        $   --        $     --
                                                  ========      ========      ========      ========      ==========

         The accompanying notes are an integral part of this statement.

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Following is a summary of the significant accounting policies that have been consistently applied in the preparation of the consolidated financial statements of United Financial Holdings, Inc. and Subsidiaries.

1.     Principles of Consolidation

The consolidated financial statements include the accounts of United Financial Holdings, Inc. (the "Company") and its Subsidiaries, United Bank and Trust Company (the "Bank"), Eickhoff, Pieper & Willoughby ("EPW"), and United Trust Company ("Trust"), after all significant intercompany accounts and transactions have been eliminated. United Trust was formed on November 30, 1997. On December 31, 1997, the Bank transferred all assets of the trust division to the newly formed United Trust Company.

2.     Unaudited Financial Statements

The interim financial statements and related notes thereto for June 30, 1998 and 1997, include all normal and recurring adjustments which, in the opinion of management, are necessary for a fair presentation and are prepared on the same basis as the annual statements. The interim results are not necessarily indicative of the results that may be expected for the full year.

3.     Cash and Cash Equivalents

For the purpose of presentation in the Consolidated Statements of Cash Flows, cash and cash equivalents includes cash on hand and non-interest bearing amounts due from correspondent banks.

4.     Use of Estimates in Financial Statements

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

5.     Securities

The Company's investment securities are classified in the following categories and accounted for as follows:

- Trading Securities. Government and corporate bonds held principally for resale in the near term are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities are included in other income. The Company had no trading securities for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995.

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

- Securities Held to Maturity. Bonds, notes and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity. Such securities may be sold or transferred to the available for sale or trading securities classification only as a result of isolated, non-recurring, or unusual changes in circumstances which the Company could not have reasonably anticipated, such as a change in statutory or regulatory requirements regarding investment limitations or a significant deterioration in a security issuer's credit-worthiness.

- Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities held to maturity, which may be sold prior to maturity as part of asset/liability management or in response to other factors, are carried at fair value with any valuation adjustment reported in a separate component of stockholders' equity, net of the tax effect.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary are recognized as writedowns of the individual securities to their fair value. Such writedowns are included in earnings as realized losses. The Company had a writedown of one investment security totaling $255,000 for the year ended December 31, 1997. There were no such writedowns during 1996 and 1995.

Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

6.     Loans and Allowance for Loan Losses

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance. These receivables are adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and un-amortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the related loan's yield, generally over the contractual life of the loan.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

7.     Accounting for Impairment of Loans

The Company's measurement of impaired loans includes those loans which are nonperforming and have been placed on non-accrual status and those loans which are performing according to all contractual terms of the loan agreement but may have substantive indication of potential credit weakness.

Residential mortgages and consumer loans and leases outside the scope of SFAS No. 114 are collectively evaluated for impairment.

8.     Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

9.     Other Real Estate Owned (ORE)

Other real estate owned is initially recorded at fair value at the date of foreclosure, less estimated selling costs. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property are expensed.

Valuations are periodically performed by management, or obtained from independent appraisers, and an allowance for loss is established by a charge to operations if the value of the property declines below its original estimated fair value.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

If a sale of real estate owned results in a gain, the gain is accounted for in accordance with FASB Statement No. 66, Accounting for Sales of Real Estate. Accordingly, gains may be deferred or recognized currently depending on the terms of the sale. Losses are charged to operations as incurred.

10.    Intangible Assets

Intangible assets include core deposit premiums paid to acquire certain customer deposit bases and the remaining excess of cost over net tangible assets acquired. These assets are being amortized on a straight-line basis over their estimated lives of 10-40 years.

11.    Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in net deferred assets and liabilities.

12.    Stock Based Compensation

The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Effective in 1996, the Company adopted the disclosure option of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), which requires that companies not electing to account for stock-based compensation as prescribed by the statement, disclose the pro forma effects on earnings, and earnings per share as if SFAS No. 123 had been adopted. Additionally, certain other disclosures are required with respect to stock compensation and the assumptions used are to determine the pro forma effects of SFAS No.
123.

13.    Loan Fees

Net loan fees and processing costs are deferred and amortized over the lives of the loans using the interest method of amortization.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

14.    Accounting for Impairment of Long-Lived Assets

The Company periodically reviews its long-lived assets for impairment. Impairment losses on long-lived assets are recognized when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The Company did not record any impairment losses during the six-months ended June 30, 1998 and 1997, and the years ended December 31, 1997 and 1996.

15. Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities

The FASB has issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, which was effective for the Company's fiscal year beginning January 1, 1997. SFAS No. 125 provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings.

16.    Reporting Comprehensive Income

In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and display of comprehensive income. A specific reporting format is not required, provided the financial statements show the amount of total comprehensive income for the period. Those items which are not included in net income are required to be shown in the financial statements with appropriate footnote disclosure and the aggregate balance of such items must be shown separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods is required. The Company adopted SFAS No. 130 effective January 1, 1998.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

17.    Disclosures About Business Segments

In June 1997, the FASB adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way the Company reports information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports. SFAS No. 131 is effective for periods beginning after December 15, 1997. Management has implemented SFAS No. 131 in the year ended December 31, 1997 and believes its trust operations and investment advisory activities are immaterial to the consolidated financial statements in terms of their respective assets, revenues, profit or loss and other operating data.

18.    Earnings per Share

In February 1997, the FASB issued SFAS No. 128, Earnings Per Share. SFAS No. 128 simplified the method for computing and presenting earnings per share ("EPS") previously required by APB Opinion No. 15, Earnings Per Share, and makes them comparable to international EPS standards. SFAS No. 128 is effective for periods ending after December 15, 1997, and requires restatement of all prior period EPS data and has been implemented by the Company. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

19.    Reclassifications

Certain reclassifications have been made to the June 30, 1998 balances to conform to the December 31, 1997, 1996 and 1995 presentation.


NOTE B - ACQUISITIONS

On September 30, 1995, the Company purchased 100% of the stock of Fiduciary Services Corp. ("FSC") for $450,000, issuing 150,000 shares at $3.00 per share of common stock of the Company plus a contingent payment of up to 225,000 performance shares based upon net earnings of the trust department through 2001. The acquisition of FSC was accounted for as a purchase. The purchase price was allocated to net tangible assets acquired based upon their estimated fair market values. The performance shares will be recorded as additional purchase price. Included in intangible assets is $395,706 of excess of cost over net tangible assets acquired. Pro forma information is not presented, as the effect of the acquisition is immaterial to the financial statements.

The Company has reserved from its authorized but unissued Common Stock, 225,000 shares as performance shares and 14,013 shares have been paid out as of June 30, 1998.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




NOTE B - ACQUISITIONS - Continued

On January 31, 1996, the Company completed the acquisition of EPW, an independent investment management firm. The acquisition was facilitated by the issuance of $630,000, 8% convertible subordinated debentures.


NOTE C - UNITED FINANCIAL HOLDINGS, INC. (Parent Only) CONDENSED FINANCIAL
                INFORMATION

The Bank, EPW and Trust are wholly owned subsidiaries of United Financial Holdings, Inc. The majority of the Company's assets are represented by its investment in the Bank and its primary source of income is dividends from the Bank.

During 1989, the Company authorized the issuance of 150,000 shares of $10 par value cumulative, convertible, 7% preferred stock. The shares are convertible into common shares at $1.19 per share.

Following is condensed financial information of the Company.



                                    June 30,                           December 31,
                                      1998               1997               1996               1995
                                      ----               ----               ----               ----
Balance Sheets                    (unaudited)
Cash and cash equivalents         $    49,162        $   203,278        $   245,940        $   356,494
Due from subsidiaries Bank            150,588            197,014            144,886            151,409
Investment in Bank                 11,268,972         10,428,370          9,881,984          8,911,085
Investment in EPW                     129,727            102,723             70,360               --
Investment in United Trust          2,456,845          2,360,985               --                 --
Goodwill                              567,125            561,063            631,886               --
Other assets                          154,346            125,291             83,676             87,474
                                  -----------        -----------        -----------        -----------
                                  $14,776,765        $13,978,724        $11,058,732        $ 9,506,462
                                  ===========        ===========        ===========        ===========

Note payable                      $ 2,329,402        $ 2,629,402        $   750,200        $   875,200
Convertible subordinated
  debentures                          630,000            630,000            630,000               --
Other liabilities                     365,766            228,160            186,877            144,380
Stockholders' equity               11,451,597         10,491,162          9,491,655          8,486,882
                                  -----------        -----------        -----------        -----------
                                  $14,776,765        $13,978,724        $11,058,732        $ 9,506,462
                                  ===========        ===========        ===========        ===========

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




NOTE C - UNITED FINANCIAL HOLDINGS, INC. (Parent Only) CONDENSED FINANCIAL
                INFORMATION - Continued

                                     Six Months
                                   Ended June 30,                      Year Ended December 31,
                                       1998                 1997               1996                 1995
                                       ----                 ----               ----                 ----
                                   (unaudited)
Statements of Earnings
Equity in earnings of Bank          $   828,840         $ 1,492,207         $ 1,535,539         $ 1,528,574
Equity in earnings of EPW                42,004             107,363              65,553                --
Equity in earnings of United
  Trust                                  19,171                --                  --                  --
Other income                             49,525              26,611               1,470               4,837
Interest expense                       (127,654)           (125,699)           (119,407)            (86,331)
Other expense                           (74,846)           (156,235)            (34,991)             (1,613)
                                    -----------         -----------         -----------         -----------
Earnings before income taxes            737,040           1,344,247           1,448,164           1,445,467
Income tax benefit                       49,073              65,495              31,855              31,043
                                    -----------         -----------         -----------         -----------

Net earnings                        $   786,113         $ 1,409,742         $ 1,480,019         $ 1,476,510
                                    ===========         ===========         ===========         ===========

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




NOTE D - SECURITIES

At June 30, 1998, the carrying value and estimated market value of investments in debt and equity securities were as follows:

                                           Carrying
                                            Value               Gross             Gross
                                          (Amortized         Unrealized         Unrealized          Estimated
                                             Cost)              Gains             Losses           Market Value
                                             -----              -----             ------           ------------
JUNE 30, 1998                                                         (unaudited)
Securities held to maturity:
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies               $ 9,380,554        $   109,772        $    37,714        $ 9,452,612
Obligations of State and political
  subdivisions                                569,188             13,033               --              582,221
Mortgage-backed securities                  1,154,816             12,584                535          1,166,865
Corporate obligations                       1,502,660              1,610               --            1,504,270
Other                                         100,000               --                 --              100,000
                                          -----------        -----------        -----------        -----------

Total                                     $12,707,218        $   136,999        $    38,249        $12,805,968
                                          ===========        ===========        ===========        ===========


                                           Historical           Gross               Gross           Carrying
                                           Amortized          Unrealized         Unrealized           Value
                                             Cost               Gains              Losses         (Market Value)
                                             ----               -----              ------         --------------
Securities available for sale:                                         (unaudited)
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies               $12,602,109        $   112,329        $     9,405        $12,705,033
Obligations of State and political
  subdivisions                              1,444,647              6,945               --            1,451,592
Mortgage-backed securities                  1,866,724             15,807              4,299          1,878,232
Equity securities                           1,156,140               --               10,000          1,146,140
                                          -----------        -----------        -----------        -----------

Total                                     $17,069,620        $   135,081        $    23,704        $17,180,997
                                          ===========        ===========        ===========        ===========

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




NOTE D - SECURITIES - Continued

At December 31, 1997 and 1996, the carrying value and estimated market value of investments in debt and equity securities were as follows:

                                           Carrying
                                             Value             Gross               Gross
                                          (Amortized         Unrealized          Unrealized         Estimated
                                             Cost)             Gains               Losses          Market Value
                                             -----             -----               ------          ------------
DECEMBER 31, 1997
Securities held to maturity:
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies               $ 6,903,071        $    57,023        $    39,655        $ 6,920,439
Obligations of State and political
  subdivisions                                628,967             17,987                464            646,490
Mortgage-backed securities                  1,428,889              9,016              1,588          1,436,317
Corporate obligations                       1,036,331             72,849               --            1,109,180
Other                                         100,000               --                 --              100,000
                                          -----------        -----------        -----------        -----------

Total                                     $10,097,258        $   156,875        $    41,707        $10,212,426
                                          ===========        ===========        ===========        ===========


                                        Historical            Gross             Gross
                                         Amortized         Unrealized         Unrealized        Carrying Value
                                           Cost               Gains             Losses          (Market Value)
                                           ----               -----             ------          --------------
Securities available for sale:
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies             $ 9,436,599        $    76,140        $     1,714        $ 9,511,025
Mortgage-backed securities                1,792,192             13,899              1,204          1,804,887
Equity securities                           156,140               --                 --              156,140
                                        -----------        -----------        -----------        -----------

Total                                   $11,384,931        $    90,039        $     2,918        $11,472,052
                                        ===========        ===========        ===========        ===========

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




NOTE D - SECURITIES - Continued

                                           Carrying
                                             Value             Gross            Gross           Estimated
                                          (Amortized        Unrealized        Unrealized          Market
                                             Cost)             Gains            Losses            Value
                                             -----             -----            ------            -----
DECEMBER 31, 1996
Securities held to maturity:
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies               $5,166,949        $   21,811        $   59,995        $5,128,765
Obligations of state and political
  subdivisions                               833,526            20,006               851           852,681
Mortgage-backed securities                 1,781,848             4,698             4,482         1,782,064
Corporate obligations                      1,313,640             3,224           172,469         1,144,395
Other                                        100,000              --                --             100,000
                                          ----------        ----------        ----------        ----------

Total                                     $9,195,963        $   49,739        $  237,797        $9,007,905
                                          ==========        ==========        ==========        ==========


                                         Historical         Gross             Gross
                                         Amortized        Unrealized        Unrealized      Carrying Value
                                           Cost             Gains             Losses        (Market Value)
                                           ----             -----             ------        --------------
Securities available for sale:
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies             $6,422,592        $   64,977        $    4,056        $6,483,513
Mortgage-backed securities               2,861,970            26,612            18,030         2,870,552
Equity securities                          156,140              --                --             156,140
                                        ----------        ----------        ----------        ----------

Total                                   $9,440,702        $   91,589        $   22,086        $9,510,205
                                        ==========        ==========        ==========        ==========


There were no proceeds from sales of investments in debt securities for the six months ended June 30, 1998 and 1997, and the years ended December 31, 1997, 1996, and 1995.

The amortized cost and estimated market value of debt securities at June 30, 1998, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities due to borrowers having the right to call or prepay obligations with or without call or prepayment penalties.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED



NOTE D - SECURITIES - Continued

                                  Securities held to maturity                     Securities available for sale
                          Carrying                                                            Carrying
                            Value            Estimated                     Historical           Value
                         (Amortized            Market        Average       Amortized           (Market        Average
                            Cost)              Value          Yield          Cost               Value)         Yield
                            -----              -----          -----          ----               ------         -----
                                                                 (unaudited)
Due in one year
  or less                $   749,407        $   749,552       5.80%       $ 2,988,584        $ 3,005,435       6.51%

Due after one
  year through
  five years               4,429,271          4,475,639       6.41%         6,935,753          7,018,039       6.49%

Due after five
  years through
  ten years                4,467,497          4,508,127       6.34%         2,940,929          2,943,468       6.40%

Due after ten
  years                    1,906,226          1,905,785       7.40%         1,181,491          1,189,683       6.45%

Mortgage-
  backed
  securities               1,154,817          1,166,865       7.07%         1,866,723          1,878,232       7.16%

Equity securities               --                 --           --          1,156,140          1,146,140         --
                         -----------        -----------                   -----------        -----------
     Total               $12,707,218        $12,805,968                   $17,069,620        $17,180,997
                         ===========        ===========                   ===========        ===========

Investment securities with a carrying value (which approximates market value) of approximately $4,282,000, $2,809,000 and $4,226,000 at June 30, 1998, December
31, 1997 and 1996, respectively, were pledged to secure public funds and securities sold under agreements to repurchase.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE E - LOANS

Major classifications of loans were as follows:

                                         June 30,                December 31,
                                       -----------       ------------------------------
                                          1998              1997              1996
                                       -----------       -----------       -----------
                                       (unaudited)
Real estate mortgage                   $64,511,021       $60,583,746       $49,483,289
Commercial                              29,310,461        30,536,261        25,239,534
Installment and other                    5,626,244         5,869,534         6,490,909
                                       -----------       -----------       -----------

                                        99,447,726        96,989,541        81,213,732
Less:  Allowance for loan losses         1,759,340         1,647,355         1,609,785
          Unearned fees                    576,531           520,862           341,439
                                       -----------       -----------       -----------

Loans, net                             $97,111,855       $94,821,324       $79,262,508
                                       ===========       ===========       ===========

Changes in the allowance for loan losses were as follows:

                                                 Six Months Ended June 30,                 For the Years Ended December 31,
                                               -----------------------------       -----------------------------------------------
                                                   1998              1997              1997              1996              1995
                                               -----------       -----------       -----------       -----------       -----------
                                                        (unaudited)
      Balance at beginning of year             $ 1,647,355       $ 1,609,785       $ 1,609,785       $ 1,526,695       $ 1,335,154
      Provision charged to operating
        expenses                                   250,000            90,000            90,000           150,000           180,000
      Recoveries on loans previously
        charged off                                  8,446            12,034            38,510             1,600            13,001
      Loans charged off                           (146,461)          (34,093)          (90,940)          (68,510)           (1,460)
                                               -----------       -----------       -----------       -----------       -----------

      Balance at end of year                   $ 1,759,340       $ 1,677,726       $ 1,647,355       $ 1,609,785       $ 1,526,695
                                               ===========       ===========       ===========       ===========       ===========

Changes in unearned fees were as follows:

      Balance at beginning of year             $   520,862       $   341,439       $   341,439       $   279,206       $   304,972
      Points deferred on loans                      97,199            94,558           244,364           166,896           168,202
      Points recognized in income                  (41,530)          (68,991)          (64,941)         (104,663)         (193,968)
                                               -----------       -----------       -----------       -----------       -----------

      Balance at end of year                   $   576,531       $   367,006       $   520,862       $   341,439       $   279,206
                                               ===========       ===========       ===========       ===========       ===========

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE E - LOANS - Continued

Impaired loans were as follows:

                                                        June 30,           December 31,
                                                       ----------      ----------------------
                                                          1998           1997          1996
                                                       ----------      --------      --------
                                                       (unaudited)
     Balance at end of period                          $3,929,618      $400,049      $372,352

     Average balance during period                      2,368,174       440,927       224,119

     Total related allowance for losses                   374,000        13,000            --

     Interest income recognized on impaired loans          13,359            --            --

Loans converted to ORE through foreclosure proceedings totaled approximately $283,000, $408,000 and $541,000 for the six months ended June 30, 1998 and the years ended December 31, 1997 and 1996, respectively. Sales of ORE that were financed by the Company totaled $-0-, $124,000 and $369,000 for the six months ended June 30, 1998 and the years ended December 31, 1997 and 1996, respectively.


NOTE F - PREMISES AND EQUIPMENT

Major classifications of premises and equipment are as follows:

                                                            June 30,             December 31,
                                                          -----------      ---------------------------
                                                             1998             1997            1996
                                                          -----------      -----------      ----------
                                                         (unaudited)
      Land                                                $ 1,396,779      $ 1,396,779      $1,380,272
      Land improvements                                        59,673           59,673          59,673
      Leasehold improvements                                  117,713          113,998         359,839
      Building and building improvements                    7,404,878        7,392,139       1,573,206
      Furniture, fixtures and equipment                     2,426,252        2,460,523       1,942,550
      Construction in progress                                     --            1,294       2,351,755
                                                          -----------      -----------      ----------
                                                           11,405,295       11,424,406       7,667,295
      Less accumulated depreciation and amortization        2,114,379        1,882,605       1,679,867
                                                          -----------      -----------      ----------

                                                          $ 9,290,916      $ 9,541,801      $5,987,428
                                                          ===========      ===========      ==========

Depreciation of premises and equipment and amortization of leaseholds was $286,188 and $215,717 for the six-months ended June 30, 1998 and 1997, and $501,475, $390,680 and $249,373 for the years ended December 31, 1997, 1996 and
1995, respectively.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE G - INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities, consist of the following:

                                                               June 30,          December 31,
                                                              --------      ----------------------
                                                                1998          1997          1996
                                                              --------      --------      --------
                                                             (unaudited)
      Deferred tax assets
        Allowance for loan losses                             $629,000      $543,000      $527,000
        Deferred loan fees                                     139,000       120,000        85,000
        Deferred compensation                                   97,000        75,000        59,000
        Net operating loss carryforward (1)                     42,000        59,000        36,000
                                                              --------      --------      --------
                                                               907,000       797,000       707,000
      Deferred tax liabilities
        Fixed assets                                           143,000        36,000        79,000
        Securities available for sale                           39,000        30,000        24,000
                                                              --------      --------      --------
                                                               182,000        66,000       103,000
                                                              --------      --------      --------
      Net deferred tax asset, included with other assets      $725,000      $731,000      $604,000
                                                              ========      ========      ========

(1) Relates to approximately $95,000 of net operating losses of two acquired subsidiaries. The acquisitions resulted in ownership changes for purposes of Section 382 of the Internal Revenue Code of 1986, as amended. Consequently, the net operating loss carryforwards are subject to a yearly limitation on their utilization and can only be applied against future income of the acquired subsidiaries. The net operating loss carryforwards at June 30, 1998 are approximately $110,000 and begin to expire in 2010. The Company believes that it will obtain the future income to fully utilize the net operating loss carryforwards, thus no valuation allowance has been recorded.

Management believes that it is more likely than not that the net deferred tax asset will be realized and, therefore, a valuation allowance has not been recorded against the deferred asset at June 30, 1998, December 31, 1997 and 1996.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE G - INCOME TAXES - Continued

The Company's effective tax rate varies from the statutory rate of 34%. The reasons for this difference are as follows:

                                          Six Months Ended
                                               June 30,                    For the Years Ended December 31,
                                      -------------------------       -----------------------------------------
                                         1998            1997            1997            1996            1995
                                      ---------       ---------       ---------       ---------       ---------
                                            (unaudited)
      Computed "expected" tax
        provision                     $ 441,500       $ 258,600       $ 771,700       $ 806,300       $ 798,200
      Tax exempt interest income         (4,300)         (2,500)         (7,500)         (9,300)         (9,100)
      Goodwill amortization              11,700           7,400          22,100          23,100           6,900
      State taxes net of federal
        benefit                          39,900          19,600          58,600          60,100          68,100
      Other, net                         23,600           7,350          15,046          11,248           7,172
                                      ---------       ---------       ---------       ---------       ---------

           Total                      $ 512,400       $ 290,450       $ 859,946       $ 891,448       $ 871,272
                                      =========       =========       =========       =========       =========


NOTE H - DEPOSITS

At December 31, 1997, the scheduled maturities of time deposits are as follows:

     1998                                                 $47,298,764
     1999                                                   9,027,361
     2000                                                   1,269,587
     2001                                                     423,196
     2002                                                   2,539,174
                                                          -----------
                                                          $60,558,082
                                                          ===========

NOTE I - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The Company enters into retail repurchase agreements with certain of its customers. These agreements mature daily. All securities collateralizing these agreements were under the Company's control for each respective time period. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                           Six Months Ended
                                              June  30,                           Year Ended December 31,
                                     ---------------------------       --------------------------------------------
                                        1998             1997             1997             1996             1995
                                     ----------       ----------       ----------       ----------       ----------
                                             (unaudited)
      Average balance                $3,102,880       $2,495,938       $2,029,453       $3,291,662       $6,451,536
      Average interest rate                3.53%            2.46%            2.49%            2.62%            2.80%
      Maximum month-end balance      $4,267,204       $2,686,595       $2,860,141       $6,977,300       $6,977,300

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE I - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - Continued

The average rate was determined by dividing the total interest paid by the average outstanding borrowings.

Securities underlying the agreements are as follows:

                                                                            At December 31,
                                               At June 30           ------------------------------
                                                 1998                  1997                1996
                                              ----------            ----------          ----------
                                              (unaudited)
              Carrying value                  $4,242,000            $2,809,000          $4,226,000
              Estimated fair value             4,242,000             2,809,000           4,226,000

NOTE J - LONG-TERM DEBT

Long-term debt of the Company consists of the following:

                                                                                                           December 31,
                                                                                       June 30,      ------------------------
                                                                                        1998            1997          1996
                                                                                     ----------      ----------      --------
                                                                                     (unaudited)
      Note payable to an unrelated bank providing for quarterly principal payments of $3,750 and quarterly interest payments at 8.5% fixed, due in
      2001. The note is collateralized by certain pieces of data processing
      equipment.                                                                     $   41,250      $   48,750      $ 63,750

      Note payable to an unrelated bank providing for monthly interest payments at prime (8.5% at June 30, 1998 and December 31, 1997) and ninety-five
      (95) consecutive monthly principal payments are due beginning on December
      1, 1999. The loan agreement requires a security interest in the Bank's common stock and contains certain restrictive covenants. The Company may
      borrow a maximum of $3 million under this note payable.                         2,329,402       2,629,402       750,200

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE J - LONG-TERM DEBT - Continued

                                                                                                           December 31,
                                                                                       June 30,      -------------------------
                                                                                        1998            1997          1996
                                                                                     ----------      ----------      --------
                                                                                     (unaudited)
      8% Convertible  Subordinated  Debentures  issued in conjunction  with the  acquisition  of EPW.  The holder can convert to common  stock at
      $4.12 per share at any time.  Interest is payable  semi-annually  and the debentures mature  January 31,  2006. The debentures are callable by the Company, in whole or part, as follows:

      Year                                        Price
      ----                                        -----
      2001                                        103%
      2002                                        102%
      2003                                        101%
      2004 and thereafter                         100%                                  630,000         630,000        630,000
                                                                                     ----------      ----------     ----------
                                                                                     $3,000,652      $3,308,152     $1,443,950
                                                                                     ==========      ==========     ==========

The annual principal reductions of the long-term debt during each of the next five years ended December 31, are as follows:

      1998                                             $   15,000
      1999                                                 46,250
      2000                                                390,000
      2001                                                378,750
      2002                                                375,000
      Thereafter                                        2,103,152
                                                       ----------
                                                       $3,308,152
                                                       ==========

NOTE K - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and a regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE K - REGULATORY MATTERS - Continued

In addition to the minimum capital requirement detailed above, the Bank has committed to maintain a minimum Tier One Leverage Ratio (as defined) of 7% in exchange for permission to exceed the Office of Comptroller's (the "Department") maximum investment in land and buildings as expressed as a percentage of capital. As of June 30, 1998, the Bank's Tier One Leverage Ratio was 6.87%, slightly below the minimum agreed to by the Department. The Bank has ninety days to increase its Tier One Ratio back to the 7% minimum. The Company intends to contribute a portion of the proceeds of the public offering as additional Bank Capital or, in the event that the offering is delayed, the Bank has several viable alternatives to correct the deficiency.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) to total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 1998 and December 31, 1997, the most recent notification from the Federal Reserve categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE K - REGULATORY MATTERS - Continued

The Bank's actual capital amounts and ratios as of June 30, 1998 are as follows (dollars in thousands):

                                                                                                          To Be Well
                                                                             Minimum                  Capitalized Under
                                                                           For Capital                Prompt Corrective
                                               Actual                   Adequacy Purposes             Action Provisions
                                       -----------------------        ----------------------       -----------------------
                                       Amount            Ratio        Amount           Ratio       Amount            Ratio
                                       ------            -----        ------           -----       ------            -----
                                                                            (unaudited)
Stockholders' equity and
  ratio to total assets              $  11,269           6.43%

Intangible assets                         (411)
                                     ---------
Tangible capital and ratio
  to adjusted total assets           $  10,858           6.20%         $2,628           1.5%
                                     =========                         ======

Tier I (core) capital and
  ratio to adjusted total
  assets                             $  10,779           6.15%         $5,256           3.0%       $ 8,761           5.0%
                                     =========                         ======                      =======

Tier I capital and ratio to
  risk-weighted assets               $  10,779           8.94%         $3,619           3.0%       $ 7,238           6.0%
                                                                       ======                      =======

Tier II capital - allowance
  for loan and lease losses              1,511
                                     ---------
Total risk-based capital and
  ratio to risk-weighted
  assets                             $  12,290          10.19%         $9,650           8.0%       $12,063          10.0%
                                     =========                         ======                      =======

Total assets                         $ 175,242
                                     =========

Adjusted total assets                $ 175,221
                                     =========

Risk-weighted assets                 $ 120,626
                                     =========

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE K - REGULATORY MATTERS - Continued

The Bank's actual capital amounts and ratios as of December 31, 1997 are as follows (dollars in thousands):

                                                                                                          To Be Well
                                                                             Minimum                  Capitalized Under
                                                                           For Capital                Prompt Corrective
                                               Actual                   Adequacy Purposes             Action Provisions
                                       -----------------------        ----------------------       -----------------------
                                       Amount            Ratio        Amount           Ratio       Amount            Ratio
                                       ------            -----        ------           -----       ------            -----
Stockholders' equity and
  ratio to total assets              $  10,428           7.22%

Intangible assets                         (418)
                                     ---------
Tangible capital and ratio
  to adjusted total assets           $  10,010           6.80%         $2,206           1.5%
                                     =========                         ======

Tier I (core) capital and
  ratio to adjusted total
  assets                             $   9,953           6.77%         $4,412           3.0%       $ 7,354           5.0%
                                     =========                         ======                      =======

Tier I capital and ratio to
  risk-weighted assets               $   9,953           8.90%         $3,356           3.0%       $ 6,713           6.0%
                                                                       ======                      =======

Tier II capital - allowance
  for loan and lease losses              1,402
                                     ---------
Total risk-based capital and
  ratio to risk-weighted
  assets                             $  11,355          10.15%         $8,950           8.0%       $11,187          10.0%
                                     =========                         ======                      =======

Total assets                         $ 144,482
                                     =========

Adjusted total assets                $ 147,074
                                     =========

Risk-weighted assets                 $ 111,878
                                     =========

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE K - REGULATORY MATTERS - Continued

The Bank's actual capital amounts and ratios as of December 31, 1996 are as follows (dollars in thousands):

                                                                                                          To Be Well
                                                                             Minimum                  Capitalized Under
                                                                           For Capital                Prompt Corrective
                                               Actual                   Adequacy Purposes             Action Provisions
                                       -----------------------        ----------------------       -----------------------
                                       Amount            Ratio        Amount           Ratio       Amount            Ratio
                                       ------            -----        ------           -----       ------            -----
Stockholders' equity and
  ratio to total assets              $   9,882           8.11%

Intangible assets                         (808)
                                     ---------
Tangible capital and ratio
  to adjusted total assets           $   9,074                         $1,886            1.5%
                                     =========                         ======

Tier I (core) capital and
  ratio to adjusted total
  assets                             $   9,028           7.18%         $3,772           3.0%        $6,286            5.0%
                                     =========                         ======                       ======

Tier I capital and ratio to
  risk-weighted assets               $   9,028          10.07%         $2,689           3.0%        $5,379            6.0%
                                                                       ======                       ======

Tier II capital - allowance
  for loan and lease losses              1,126
                                     ---------
Total risk-based capital and
  ratio to risk-weighted
  assets                             $  10,154          11.33%         $7,172           8.0%        $8,965           10.0%
                                     =========                         ======                       =======

Total assets                         $ 121,887
                                     =========

Adjusted total assets                $ 125,736
                                     =========

Risk-weighted assets                 $  89,645
                                     =========

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE L - CONCENTRATIONS OF RISK

All of the Company's loans, commitments, and commercial and standby letters of credit have been granted to customers who are substantially all located in the Company's market area. The majority of customers are depositors of the Company. The concentrations of credit by type of loan are set forth in Note D. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Company, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of its legal lending limit. At June 30, 1998 and December 31, 1997, less than 3% of the Company's loans are unsecured.

At June 30, 1998, the Company held deposits for a customer equal to approximately 23% of total deposits. Such deposits were invested in short-term investments. At December 31, 1997 and 1996, no single customer represented more than 10% of total deposits.


NOTE M - COMMITMENTS AND CONTINGENT LIABILITIES

Off balance-sheet risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable. Those instruments involve, to varying degrees, elements of credit and interest rate risks in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Unless noted otherwise, the Company does not require collateral or other security to support financial instruments with off-balance-sheet credit risk. The contract or notional amounts are as follows:

                                                                                             December 31,
                                                                   June 30,          -------------------------------
                                                                    1998                1997                1996
                                                                 -----------         -----------         -----------
                                                                (unaudited)
      Commitments to extend credit                               $18,142,093         $16,644,892         $14,939,490
      Standby letters of credit and financial guarantees
        written                                                  $ 1,396,078         $ 1,663,578         $ 2,334,992

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE M - COMMITMENTS AND CONTINGENT LIABILITIES - Continued

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds residential or commercial real estate, accounts receivable, inventory and equipment as collateral supporting those commitments for which collateral is deemed necessary.

Litigation

The Company is party to certain litigation encountered in the course of its normal operations, a portion of which involves actions brought against borrowers, generally involving foreclosure proceedings. In some instances, borrowers or interested parties have filed or threatened suit in retaliation. Management, after consulting with legal counsel, believes that it has valid defenses and intends to vigorously defend these matters. Management is of the opinion that an unfavorable outcome, if any, would not have a material effect upon the consolidated financial statements.

Operating Leases

The Company also has operating leases covering certain office equipment and office facilities expiring at various times through 2002.

The minimum annual rentals under these leases as of December 31, 1997, are as follows:

      Year                                               Amount
      ----                                               ------
      1998                                              $ 70,686
      1999                                                71,592
      2000                                                64,499
      2001                                                65,478
      2002                                                66,500
      Thereafter                                          29,568
                                                        --------
      Total minimum lease payments                      $368,323
                                                        ========

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE M - COMMITMENTS AND CONTINGENT LIABILITIES - Continued

The Company's rent expense was $77,343, $112,500, $189,096, $232,325 and
$143,891 for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively.


NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS

The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather represent a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

    Cash and due from banks and interest bearing deposits with other banks: Fair value equals the carrying value of such assets.

    Investment securities and investment securities available for sale: Fair values for investment securities are based on quoted market prices.

    Federal funds sold: Due to the short-term nature of these assets, the carrying values of these assets approximate their fair value.

    Loans: For variable rate loans, those repricing within six months or less, fair values are based on carrying values. Fixed rate commercial loans, other installment loans, and certain real estate mortgage loans were valued using discounted cash flows. The discount rate used to determine the present value of these loans was based on interest rates currently being charged by the Company on comparable loans as to credit risk and term.

    Off-balance-sheet instruments: The Company's loan commitments, which approximate $19,500,000, $18,300,000, and $17,300,000 at June 30, 1998,
    December 31, 1997 and 1996, respectively, are negotiated at current market rates and are relatively short-term in nature and, as a matter of policy, the Company generally makes commitments for fixed rate loans for relatively short periods of time. Therefore, the estimated value of the Company's loan commitments approximates the fees charged for entering into the commitments.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

    Deposit liabilities: The fair values of demand deposits are, as required by SFAS 107, equal to the carrying value of such deposits. Demand deposits include non-interest-bearing demand deposits, savings accounts, NOW accounts and money market demand accounts. Discounted cash flows have been used to value fixed rate term deposits. The discount rate used is based on interest rates currently being offered by the Company on comparable deposits as to amount and term.

    Short-term borrowings: The carrying value of Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings approximate their carrying values.

    Long-term debt: The carrying value of the Company's long-term debt approximates its fair value since the interest rates on these instruments approximate market interest rates.

Financial Instruments                       June 30, 1998             December 31, 1997             December 31, 1996
                                        ----------------------      ----------------------       ----------------------
                                        Carrying     Estimated      Carrying     Estimated      Carrying      Estimated
Assets:                                  Amount      Fair Value      Amount      Fair Value       Amount       Fair Value
                                            (in thousands)              (in thousands)               (in thousands)
                                        ----------------------      ----------------------       ----------------------
                                              (unaudited)
  Cash and due from banks               $  7,820      $  7,820      $  7,337      $  7,337       $  7,902      $  7,902
  Federal funds sold                      26,767        26,767         7,441         7,441          7,061         7,061
  Securities held to maturity             12,707        12,806        10,097        10,212          9,196         9,196
  Securities available for sale           17,181        17,181        11,472        11,472          9,759         9,759
  Loans                                   99,455        99,511        96,989        97,042         81,214        81,300
  Federal Home Loan Bank stock               434           434           365           365              -             -
  Federal Reserve Bank stock                 159           159           154           154            154           154

Liabilities:

  Demand deposits                         25,562        25,562        28,385        28,385         26,647        26,647
  NOW and money market                    68,605        68,605        36,031        36,031         27,990        27,990
  Savings                                  4,449         4,449         5,245         5,245          4,688         4,688
  Time, $100,000 and over                  9,925         9,986         9,692         9,752          4,735         4,771
  Other time                              49,145        49,346        50,866        51,074         44,504        44,731
  Securities sold under
    agreements to repurchase               4,168         4,168         1,081         1,081          1,769         1,769
  Long-term debt                           2,371         2,371         2,678         2,678          1,444         1,444
  Off balance sheet items                      -           195             -           183              -           173

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE O - RELATED PARTIES

The Bank has entered into transactions with its directors, significant stockholders and their affiliates ("related parties"). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties approximated $5,015,000, at June 30, 1998 and $4,462,400 and $4,952,000 at
December 31, 1997 and 1996, respectively.

During November 1997, an affiliate of one of the Company's directors entered into an exclusive right to a lease agreement (the "Lease Agreement") with Imaginative Investments, Inc., a subsidiary of the Company and the owner of the real property covering the Company's principal executive office (the "Owner"). Pursuant to the Lease Agreement, the Owner granted to such entity the exclusive right to lease 17,918 square feet of the Company's principal executive office for a total of $246,373 or $13.75 per rental square foot with annual escalations of 3%, and three to five year lease terms in return for a commission of 3% if no outside broker is used and 6% in the event an outside broker is used. The Lease Agreement commenced July 14, 1997 and terminated at midnight on July 14, 1998. As of June 30, 1998, the space was 100% leased.

During March 1997, an affiliate of one of the Company's directors (the "Manager") entered into a property Management Agreement with Imaginative Investments, Inc., a subsidiary of the Company, pursuant to which the Manager is employed to act as the sole and exclusive manager in the leasing, operation and management of the Company's principal executive offices for total consideration of approximately $17,000. The Owner is required to maintain comprehensive general public liability insurance in the amount of $2,000,000 naming as insured parties the Owner, Manager and such other parties as the Owner may direct. The Manager must maintain its own insurance to protect itself from any and all claims under any workers' compensation laws or other employer's liability laws.

NOTE P - PROFIT-SHARING PLAN

The Company has a defined contribution profit-sharing plan covering substantially all employees. Contributions are determined annually by the Board of Directors. The Company contributed $53,202 and $49,998 during the six months ended June 30, 1998 and 1997, respectively, and $99,996, $75,000 and $75,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The plan was amended in 1993 to include an Employee Stock Ownership Plan (ESOP) provision. As of December 31, 1997, the ESOP owned 85,863 shares of the Company's common stock. During 1998, the ESOP purchased an additional 34,443 newly issued shares from the Company and 15,300 shares from existing shareholders. The purchase price of the newly issued stock was $8.25 as determined by an outside independent appraisal.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE P - PROFIT-SHARING PLAN - Continued

The Company sponsors a deferred compensation 401(k) Plan for the benefit of eligible full-time employees. The 401(k) Plan, which is voluntary, allows employees to contribute up to 10 percent of their total compensation (or a maximum of $10,000 as limited by federal regulations) on a pre-tax basis. The Company makes a matching contribution of 100 percent of the first $500 and 40 percent thereafter, up to the maximum amount allowed by the 401(k) Plan. Employee contributions to the 401(k) Plan were $92,139 and $86,871 for the six months ended June 30, 1998 and 1997, respectively, and $173,262, $135,472 and $79,503 for the years ended December 31, 1997, 1996 and 1995, respectively. The Company's matching contribution was $52,968 and $49,997 for the six months ended June 30, 1998 and 1997, respectively, and $86,927, $74,207 and $42,514 for the years ended December 31, 1997, 1996 and 1995, respectively.


NOTE Q - STOCKHOLDERS' EQUITY

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations. Options to purchase 13,500 shares of common stock at $8.25 a share at June 30, 1997 and 495,000 shares at $7.96 and 27,000 shares at $4.49 at December 31, 1997 and 1996, respectively, were not included in the computation of diluted EPS because the options exercise price was not less than the value of the common shares based on an independent appraisal. These options expire during 1999, 2007 and 2000, respectively.


                                                                       For the Six Months Ended June 30,
                                               -------------------------------------------------------------------------------------
                                                                 1998                                       1997
                                               ---------------------------------------     -----------------------------------------
                                                                Weighted         Per                      Weighted            Per
                                                                Average         Share                     Average            Share
                                               Earnings         Shares          Amount     Earnings        Shares            Amount
                                               --------        ---------        ------     --------        ---------         -------
                                                                                 (unaudited)
      Basic EPS
        Net earnings available to
          common stockholders                  $777,941        3,481,947        $  .22     $461,972        3,430,818         $   .13
                                                                                ======                                       =======

      Effective of dilutive securities
        Incremental shares from
          assumed exercise or
          conversion of:
            Convertible debt                     15,717          152,790                     15,717          152,790
            Preferred Stock                       8,172          195,318                      8,172          196,947
            Stock options                            --           34,824                         --           15,183
                                               --------        ---------                   --------        ---------

      Diluted EPS
        Net earnings available to
          common stockholders and
          assumed conversions                  $801,830        3,864,879        $  .21     $485,861        3,795,738         $   .13
                                               ========        =========        ======     ========        =========         =======

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE Q - STOCKHOLDERS' EQUITY - Continued


                                                          For the Year Ended December 31,
                        ---------------------------------------------------------------------------------------------------
                                        1997                             1996                             1995
                        ------------------------------    -------------------------------    ------------------------------
                                      Weighted    Per                  Weighted     Per                  Weighted      Per
                                      Average    Share                 Average     Share                 Average      Share
                        Earnings      Shares    Amount    Earnings     Shares      Amount    Earnings     Shares     Amount
                        --------      ------    ------    --------     ------      ------    --------     ------     ------
Basic EPS
  Net earnings
    available to
    common
    stockholders       $1,393,397   3,432,768   $  .41   $1,436,584   3,026,619   $   .47   $1,373,981   2,163,117   $  .64
                                                ======                            =======                            ======

Effect of dilutive
  securities
    Incremental
      shares from
      assumed
      exercise or
      conversion of:
        Convertible
           debt            31,434     152,790                28,815     140,652                     --          --
        Preferred
          stock            16,345     196,947                43,435     592,236                102,529   1,275,192
        Stock
          options              --       3,207                    --       1,899                     --       3,936
                       ----------   ---------            ----------   ---------             ----------   ---------

Diluted EPS
  Net earnings
    available to
    common
    stockholders
    and assumed
    conversions        $1,441,176   3,785,712   $  .38   $1,508,834   3,761,406   $   .40   $1,476,510   3,442,245   $  .43
                       ==========   =========   ======   ==========   =========   =======   ==========   =========   ======



During the year ended December 31, 1997, the Company adopted the United Financial Holdings, Inc. Stock Option and Incentive Compensation Plan ("Plan") under which 468,000 shares of common stock were reserved. Under the Plan, the Company may grant its Board of Directors and certain officers incentive stock options or non-qualified stock options to purchase a specified number of shares of common stock at a price not less than fair market value on the date of grant and for a term not to exceed 10 years. The options granted to the Board of Directors are 100% vested and the remaining options vest and become exercisable at 20% increments after each anniversary date beginning after the second anniversary date. During 1997, 156,000 and 312,000 options were granted to the Company's Board of Directors and eligible executive officers, respectively, at $7.94 per share, the estimated fair value of the Company's common stock at the grant date. As such, no compensation expense was recorded in connection with the grant of such options. No options under this plan were granted during the six months ended June 30, 1998.

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE Q - STOCKHOLDERS' EQUITY - Continued

                                                                            Range
                                                                           of Per             Weighted
                                                                           Share               Average      Aggregate
                                                          Number of        Option             Per Share       Option
                                                           Shares           Price               Price          Price
                                                           ------           -----               -----          -----
      Outstanding at December 31, 1995
        and 1994                                            9,000          $     1.96           $ 1.96       $   17,640
      Options granted                                      54,000           3.89-8.25             6.37          343,980
      Options exercised                                    (9,000)                  -            (1.96)         (17,640)
                                                          -------          ----------           ------       ----------

      Outstanding at December 31, 1996                     54,000           3.89-8.25             6.37          343,980
      Options granted                                     468,000                7.94             7.94        3,715,920
      Options exercised                                   (13,500)                  -            (3.89)         (52,515)
      Options forfeited                                         -                   -                -                -
                                                          -------          ----------           ------       ----------

      Outstanding at December 31, 1997                    508,500           3.89-8.25             7.88        4,007,385
      Options granted                                           -                   -                -                -
      Options exercised                                         -                   -                -                -
      Options forfeited                                         -                   -                -                -
                                                          -------          ----------           ------       ----------

      Outstanding at June 30, 1998                        508,500          $3.89-8.25           $ 7.88       $4,007,385
                                                          =======          ==========            =====       ==========

The weighted-average remaining contractual life of the outstanding stock options at June 30, 1998, December 31, 1997, 1996 and 1995 was 171 months, 177 months, 30 months and 13 months, respectively.

These options are exercisable as follows:

                                                                                                               Weighted
                                                                                                               Average
              Year Ending                                       Number of                                      Exercise
              December 31,                                       Shares                                         Price
              ------------                                       -------                                        -----
              1998                                               466,200                                       $   7.86
              1999                                                18,600                                           8.16
              2000                                                18,600                                           8.16
              2001                                                 4,200                                           7.94
              2002                                                   900                                           7.94
                                                                 -------                                       --------
                                                                 508,500                                       $   7.88
                                                                 =======                                       ========

                United Financial Holdings, Inc. and Subsidiaries
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE Q - STOCKHOLDERS' EQUITY - Continued

In order to calculate the fair value of the options, it was assumed that the risk-free interest rate was 6.0%, the dividend yield would be 1.68% over the exercise period, the expected life of the options would be the entire exercise period and stock volatility would be zero due to the lack of an active market for the stock. The following information pertains to the fair value of the options at June 30, 1998 and 1997, and December 31, 1997, 1996 and 1995.


                                                    Six Months Ended
                                                        June 30,                         For the Years Ended December 31,
                                              ----------------------------     -------------------------------------------------
                                                  1998            1997             1997              1996               1995
                                              -----------     ------------     -------------     -------------      ------------
                                                      (unaudited)
      Weighted average-grant-date
        Fair  value of options
          issued during the year              $        --     $         --     $     705,120     $         NIL      $         --
                                              ===========     ============     =============     =============      ============

      Pro forma net earnings                  $   741,637     $    470,144     $   1,402,329     $   1,480,019      $  1,476,510
                                              ===========     ============     =============     =============      ============

      Pro forma basic earnings per
        share                                 $       .21     $        .13     $         .41     $         .47      $        .64
                                              ===========     ============     =============     =============      ============


NOTE R - EXECUTIVE COMPENSATION

The Company has employment contracts with certain executive officers of the Company, providing for a total annual payment equal to their annual base salary plus bonuses. These contracts are in effect until termination (as defined) of the related employee. If the Company, for other than just cause (as defined) terminates the employee, the affected employee shall receive, for a period of twelve months, continuing compensation equal to his compensation for the twelve month period immediately prior to termination.

The Company has established a non-qualified defined benefit plan covering certain executive employees. The Plan specifies that upon reaching age 65, the employee will receive an annual benefit (paid monthly) ranging from 40 percent to 60 percent of their annual salary, for 240 months. The Company will accrue the present value of the estimated future retirement payments over the period from the date of each agreement to the retirement date of the respective executive officer. To fund these benefit plans, the Company purchased single premium cash value life insurance policies with cash surrender values of $2.32 million, which have been capitalized and included in other assets.


NOTE S - SUBSEQUENT EVENT

The Board of Directors declared a three-for-one common stock split effective July 1, 1998 to be issued on July 31, 1998. All amounts have been restated to reflect this stock split.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, UFH Capital or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock and the Preferred Securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the Common Stock or the Preferred Securities by anyone in any jurisdiction in which such an offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.



                                TABLE OF CONTENTS


                                                                             Page
                                                                             ----
Summary ................................................................       1
Risk Factors ...........................................................       9
Use of Proceeds ........................................................      19
Market for the Securities and Related Matters ..........................      19
Accounting Treatment ...................................................      20
Capitalization .........................................................      21
Dilution ...............................................................      22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations ...........................................................      23
Business ...............................................................      43
Management .............................................................      58
Certain Relationships and Related
  Transactions .........................................................      67
Principal and Selling  STOCKHOLDERS ....................................      68
Description of the Capital Stock .......................................      70
Description of the Preferred Securities ................................      71
Description of the Junior Subordinated Debentures ......................      82
Description of the Guarantee ...........................................      90
Relationship Among the Preferred
  Securities, the Junior Subordinated
  Debentures and the Guarantee .........................................      92
Material Federal Income Tax Considerations .............................      93
ERISA Considerations ...................................................      98
Underwriting ...........................................................      99
Legal Matters ..........................................................     101
Experts ................................................................     101
Available Information ..................................................     102
Index to Consolidated Financial Statements .............................     F-1


         Until _________, 1998, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                 661,889 SHARES


                                UNITED FINANCIAL
                                 HOLDINGS, INC.
                                  COMMON STOCK

                                   $6,000,000

                               UFH CAPITAL TRUST I

                            1,200,000 Shares of ____%
                      Cumulative Trust Preferred Securities
                 (Liquidation Amount $5 per Preferred Security)
                       guaranteed, as described herein, by

                         UNITED FINANCIAL HOLDINGS, INC.




                             ---------------------
                                   PROSPECTUS
                             ---------------------







                             William R. Hough & Co.



                              __________ ___, 1998

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


      Section 607.0850 of the Florida Business Corporation Act and the Articles of Incorporation and Bylaws of United Financial Holdings, Inc. (the "Company") provide for indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company carries insurance permitted by the laws of the State of Florida on behalf of Directors, officers, employees or agents which may cover liabilities under the Securities Act.

      Under the Trust Agreement of UFH Capital Trust I ("UFH Capital"), the Company will agree to indemnify each of the Trustees of UFH Capital or any predecessor Trustee for UFH Capital, and to hold each Trustee harmless against, any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with he acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.


ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



SEC Registration Fee ...........................           $            4,762.00
                                                           ---------------------
NASD Filing Fee ................................                               +
                                                           ---------------------
NASDAQ Small-Cap Market Listing Fee ............                               +
                                                           ---------------------
Legal Fees and Expenses ........................                               +
                                                           ---------------------
Trustee Fees and Expenses ......................                               +
                                                           ---------------------
Accounting Fees and Expenses ...................                               +
                                                           ---------------------
Printing and Mailing Expenses ..................                               +
                                                           ---------------------
Blue Sky Fees and Expenses .....................                               +
                                                           ---------------------
Miscellaneous Expenses .........................                               +
                                                           ---------------------
   Total Fees and Expenses .....................           $          400,000.00
                                                           =====================

-----------------
+     To be filed by amendment.

      The Company is paying all of the foregoing expenses. None are being paid by the Selling Stockholders.



ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

      The securities issued or sold by the Company from June 1995 through June 1998, which were not registered under the Securities Act, are listed below:

            (i) The sale of 42,500 shares of Common Stock to Ward J. Curtis, Jr. and Charles O. Lowe to join the board of directors for a total of $382,500;

            (ii) The issuance of 50,000 shares to the stockholders of FSC, which include Mr. Curtis, Mr. Lowe, and Susan S. Mittermayr, pursuant to the acquisition of FSC;

            (iii)The distribution of 17,161 shares of Common Stock representing a 2% stock dividend to various stockholders;

            (iv) The conversion of previously issued 6% Preferred Stock for 33,196 shares of Common Stock;

            (v) The conversion of previously issued 7% Preferred Stock for 199,554 shares of Common Stock;

            (vi) The conversion of previously issued 7% Preferred Stock for 6,890 shares of Common Stock;

            (vii)The distribution of 22,362 shares of Common Stock representing a 2% stock dividend to various stockholders;

            (viii)The issuance of 3,000 shares of Common Stock pursuant to the exercise of stock options for total cash consideration of $16,961.80;

            (ix) The issuance of 1,250 shares of Common Stock pursuant to the exercise of stock options for total cash consideration of $14,583.75;

            (x) The issuance of 2,000 shares of Common Stock pursuant to the exercise of stock options for total cash consideration of $23,333.33;

            (xi) The issuance of 1,250 shares of Common Stock pursuant to the exercise of stock options for total cash consideration of $14,583.75;

            (xii)The issuance of 11,481 shares of Common Stock to the ESOP trust for total cash consideration of $264,154.75;

            (xiii)The issuance of 1,671 shares of Common Stock to former employees of FSC and EPW for achieving profit goals under the FSC and EPW earnout provisions;

            (xiv)The issuance of 3,000 shares issued to former employees of FSC and EPW for achieving revenue goals under the FSC and EPW earnout provisions; and

            (xv) The conversion of previously issued 7% Preferred Stock for 7,028 shares of Common Stock.

      The shares of capital stock issued in the above transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) as transactions by an issuer not involving any public offering or were otherwise exempt from a requirement to be registered under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transaction.

ITEM 27. EXHIBITS


      The following exhibits either are filed herewith or incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:


Exhibits       Description
--------       -----------
   1           Form of Underwriting Agreement+
 3.1           Amended and Restated Articles of Incorporation of the Company+
 3.2           Bylaws of the Company+
 4.1           Form of Indenture with respect to the Company's __% Junior
               Subordinated Debentures
 4.2           Form of Specimen Junior Subordinated Debenture+
 4.3           Certificate of Trust of UFH Capital Trust I
 4.4           Trust Agreement of UFH Capital Trust I
 4.5           Form of Amended and Restated Trust Agreement of UFH Capital
               Trust I+
 4.6           Form of Certificate for Cumulative Trust Preferred Security of
               UFH Capital Trust I+
 4.7           Form of Guarantee Agreement for UFH Capital Trust I
 4.8           Form of Agreement as to Expenses and Liabilities
 5.1           Opinion of Holland & Knight LLP regarding the Junior Subordinated
               Debentures+
 5.2           Opinion of Richards, Layton & Finger, special Delaware counsel, regarding the Cumulative Trust Preferred Securities to be issued by UFH Capital Trust I+
 8.1           Tax Opinion of Holland & Knight LLP
  11           Statement regarding computation of earnings to fixed charges+
  21           List of Subsidiaries+
23.1           Consent of Holland & Knight LLP (included in Exhibit 5.1)+
23.2           Consent of Richards, Layton & Finger (included in Exhibit 5.2)+
23.3           Consent of Grant Thornton LLP
23.4           Consent of Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A.
  24           Power of Attorney (included with signature pages to this
               Registration Statement)+
25.1           Form T-1: Statement of Eligibility of Wilmington Trust Company to
               act as Trustee+
25.2           Form T-1: Statement of Eligibility of Wilmington Trust Company
               to act as Trustee and Restated Trust Agreement+
25.3           Form T-1: Statement of Eligibility of Wilmington Trust Company to
               act as Trustee and Agreement for UFH Capital Trust I+
27.1           Financial Data Schedule (FDS use only)
27.2           Financial Data Schedule (FDS use only)


-----------------------

+     To be filed by amendment.


ITEM 28.   UNDERTAKINGS


      Each of the undersigned Registrants hereby undertake:

      (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (b) The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

      (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, State of Florida on September 14, 1998.


                                    UNITED FINANCIAL HOLDINGS, INC.


                                    By:  /s/  Neil W. Savage
                                         ---------------------------------------
                                         Neil W. Savage, Chief Executive Officer
                                         and President


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, State of Florida on September 14, 1998.


                                    UFH CAPITAL TRUST, INC.

                                    By: /s/ Neil W. Savage
                                        ----------------------------------------
                                         Neil W. Savage, Trustee

                                    By: /s/ C. Peter Bardin
                                        ----------------------------------------
                                         C. Peter Bardin, Trustee




      In accordance with the requirements of the Securities Act of 1933, this AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT was signed by the following persons in the capacities and on the dates stated.



SIGNATURE                                                 DATE                              TITLE
---------                                                 ----                              -----
/s/ Neil W. Savage                                September 14, 1998    Chief Executive Officer, President and
-----------------------------------------                               Director (principal executive officer)
Neil W. Savage


/s/ C. Peter Bardin                               September 14, 1998    Chief Financial Officer (principal
-----------------------------------------                               financial and accounting officer)
C. Peter Bardin


               *                                  September 14, 1998    Director
-----------------------------------------
Ronald E. Clampitt


               *                                  September 14, 1998    Director
-----------------------------------------
David K. Davis, M.D.


                                                  September 14, 1998    Director
               *
-----------------------------------------
Edward D. Foreman


                                                                        Director
-----------------------------------------
Charles O. Lowe


                                                                        Director
               *                                  September 14, 1998
-----------------------------------------
John B. Norrie


                                                                        Director
-----------------------------------------
Harold J. Winner

               *                                  September 14, 1998    Director
-----------------------------------------
Ward J. Curtis, Jr.


                                                                        Director
-----------------------------------------
Jack A. MaCris, M.D.


               *                                  September 14, 1998    Director
-----------------------------------------
Ronald R. Petrini


               *                                  September 14, 1998    Director
-----------------------------------------
John B. Wier, Jr.


                                                                        Director
-----------------------------------------
Henry Esteva


               *                                  September 14, 1998    Director
-----------------------------------------
Ian F. Irwin


                                                                        Director
-----------------------------------------
William A. Eickhoff



*BY:  /S/ NEIL W. SAVAGE
-----------------------------------------
       NEIL W. SAVAGE
       ATTORNEY-IN-FACT

INDEX TO EXHIBITS



Exhibits       Description
--------       -----------
   1           Form of Underwriting Agreement+
 3.1           Amended and Restated Articles of Incorporation of the Company+
 3.2           Bylaws of the Company+
 4.1           Form of Indenture with respect to the Company's __% Junior
               Subordinated Debentures
 4.2           Form of Specimen Junior Subordinated Debenture+
 4.3           Certificate of Trust of UFH Capital Trust I
 4.4           Trust Agreement of UFH Capital Trust I
 4.5           Form of Amended and Restated Trust Agreement of UFH Capital
               Trust I+
 4.6           Form of Certificate for Cumulative Trust Preferred Security of
               UFH Capital Trust I+
 4.7           Form of Guarantee Agreement for UFH Capital Trust I
 4.8           Form of Agreement as to Expenses and Liabilities
 5.1           Opinion of Holland & Knight LLP regarding the Junior Subordinated
               Debentures+
 5.2           Opinion of Richards, Layton & Finger, special Delaware counsel, regarding the Cumulative Trust Preferred Securities to be issued by UFH Capital Trust I+
 8.1           Tax Opinion of Holland & Knight LLP
  11           Statement regarding computation of earnings to fixed charges+
  21           List of Subsidiaries+
23.1           Consent of Holland & Knight LLP (included in Exhibit 5.1)+
23.2           Consent of Richards, Layton & Finger (included in Exhibit 5.2)+
23.3           Consent of Grant Thornton LLP
23.4           Consent of Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A.
  24           Power of Attorney (included with signature pages to this
               Registration Statement)+
25.1           Form T-1: Statement of Eligibility of Wilmington Trust Company to
               act as Trustee+
25.2           Form T-1: Statement of Eligibility of Wilmington Trust Company
               to act as Trustee and Restated Trust Agreement+
25.3           Form T-1: Statement of Eligibility of Wilmington Trust Company to
               act as Trustee and Agreement for UFH Capital Trust I+
27.1           Financial Data Schedule (FDS use only)
27.2           Financial Data Schedule (FDS use only)


-----------------------
+     To be filed by amendment.